AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 27, 2005

REGISTRATION NO. 333-116512
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UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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POST-EFFECTIVE AMENDMENT NO. 3 TO

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
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NETSOL TECHNOLOGIES, INC.
(Name of small business issuer in its charter)

Nevada	2834	95-4627685
(State or Other Jurisdiction	(Primary Standard	(IRS Employer
of Incorporation	Industrial Classification "SIC"	Identification Number)
or Organization)	Code Number)

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23901 Calabasas Road, Suite 2072
Calabasas, CA 91302
Phone: (818) 222-9195
Fax: (818) 222-9197
(Address including the zip code & telephone number including area code, of registrant's principal executive office)

NAEEM GHAURI
CHIEF EXECUTIVE OFFICER
NETSOL TECHNOLOGIES, INC.
23901 Calabasas Road, Suite 2072
Calabasas, CA 91302
Phone: (818) 222-9195
Fax: (818) 222-9197

(Name, address, including zip code, and telephone number, including area code, of agent for service)
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COPIES TO:

PATTI L. W. MCGLASSON
MALEA FARSAI
GENERAL COUNSEL
NETSOL TECHNOLOGIES, INC.
23901 Calabasas Road, Suite 2072
Calabasas, CA 91302
Phone: (818) 222-9195
Fax: (818) 222-9197
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APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.
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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Number of Shares to be Registered(1) (2)	Proposed Maximum Offering Price Per Share(1) (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Shares of Common Stock, $.001 par value	481,557	$2.20	$1,059,425.40	$124.69
Shares of Common Stock, $.001 par value, underlying warrants and convertible debentures(3)	1,235,469	$2.20	$2.718,031.80	$319.91
TOTAL	1,717,026		$3,777,457.20	$444.60

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c).
(2)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, there are also being registered such additional shares of common stock as may become issuable pursuant to anti-dilution provisions of the warrants.

(3)	590,308 of the shares are issuable upon exercise of the warrants and 645,161 of the shares upon conversion of the convertible debentures

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐________________

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐________________

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED MAY 27, 2005

PROSPECTUS

1,717,026 SHARES OF COMMON STOCK
OF
NETSOL TECHNOLOGIES, INC.

This prospectus relates to the offering for resale of NetSol Technologies, Inc. common stock by certain selling stockholders, who will use this prospectus to resell their shares of common stock. The shares of common stock being offered include: shares of common stock acquired by the selling stockholders in a private placement of such shares by NetSol; shares of common stock underlying convertible debentures and warrants acquired by the selling stockholders in a NetSol private placement. Such warrants and convertible debentures have not been exercised or converted. In addition, certain shares of common stock were acquired by selling stockholders in settlement of litigation against NetSol and in exchange for settlement of a tax liability due by our subsidiary located in Pakistan. A number of shares underlying warrants were acquired pursuant to a placement agent agreement with the warrant holder. In this prospectus, we sometimes refer to the common stock as the securities. In this prospectus, the terms "NetSol," "we," or "us" will each refer to NetSol Technologies, Inc.

We will not receive any proceeds from sales of the shares of common stock by the selling stockholders.

Our common stock is traded on the NASDAQ SmallCap Market under the symbol “NTWK”. The closing price of our common stock on May 25, 2005 was $1.99.

We will bear all expenses, other than selling commissions and fees, in connection with the registration and sale of the shares being offered by this prospectus.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE "RISK
FACTORS" BEGINNING ON PAGE 3

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NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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May 27, 2005

TABLE OF CONTENTS

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS	1
PROSPECTUS SUMMARY	1
RISK FACTORS	4
USE OF PROCEEDS	8
SELLING STOCKHOLDERS	9
PLAN OF DISTRIBUTION	11
LEGAL PROCEEDINGS	13
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	14
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	16
DESCRIPTION OF SECURITIES	17
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	17
DESCRIPTION OF BUSINESS	18
MANAGEMENT’S DISCUSSION AND ANALYSIS AND PLAN OF OPERATIONS	30
DESCRIPTION OF PROPERTY	51
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	51
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	53
EXECUTIVE COMPENSATION	53
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	57
WHERE YOU CAN FIND MORE INFORMATION	57
FINANCIAL STATEMENTS	F-1
EXHIBITS	63
UNDERTAKING	64

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Plan of Operation," and "Description of Business" in this prospectus are forward-looking statements. These statements involve known and unknown risks, uncertainties, and other factors that may cause our or our industry's actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by forward-looking statements. Such factors include, among other things, those listed under "Risk Factors" and elsewhere in this prospectus.

In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "proposed," "intended," or "continue" or the negative of these terms or other comparable terminology. You should read statements that contain these words carefully, because they discuss our expectations about our future operating results or our future financial condition or state other "forward-looking" information. There may be events in the future that we are not able to accurately predict or control. Before you invest in our securities, you should be aware that the occurrence of any of the events described in these risk factors and elsewhere in this prospectus could substantially harm our business, results of operations and financial condition, and that upon the occurrence of any of these events, the trading price of our securities could decline and you could lose all or part of your investment. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, growth rates, levels of activity, performance, or achievements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results.

PROSPECTUS SUMMARY

The following summary contains basic information about NetSol and this prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in our securities. For a more complete understanding of the risks associated with investing in us, you should read the entire prospectus carefully, including the “Risk Factors” starting on page 4.

We are an end-to-end information technology (“IT”) and business consulting services provider for the lease and finance, banking and financial services industries. We operate on a global basis with locations in the U.S., Europe, East Asia and Asia Pacific. We help our clients identify, evaluate, and implement technology solutions to meet their most critical business challenges and maximize their bottom line. Our products include sophisticated software applications for the asset-based lease and finance industry. By utilizing our worldwide resources, we believe we are able to deliver high quality, cost-effective IT services, ranging from consulting and application development to systems integration and outsourcing. We have achieved the ISO 9001 and SEI (Software Engineering Institute) Capable Maturity Model (“CMM”) Level 3 certifications. Additionally, through our IP Backbone, located in Karachi, Pakistan, we offer a package of wireless broadband services, which include high-speed Internet access, support and maintenance.

Our subsidiary, Network Technologies Pvt. Ltd., a Pakistan Limited Company, (“NetSol PK”), develops the majority of our software. NetSol PK was the first company in Pakistan to achieve the ISO 9001 and SEI CMM Level 4 software development assessment. As maintained by the SEI, maturity levels measure the maturity of a software company’s methodology that in turn ensures enhanced product quality resulting in faster project turn-a-round and a shortened time to market.

During recent years, we have focused on developing software applications for the leasing and financial service industries. In late 2002, we launched a new suite of software products under the name LeaseSoft. The LeaseSoft suite is comprised of four major integrated asset based leasing/financing software applications. The suite, consisting of a Credit Application Creation System (LeaseSoft.CAC), a Credit Application Processing System (LeaseSoft.CAP), a Contract Activation & Management System (LeaseSoft.CAM) and a Wholesale Finance System (LeaseSoft.WFS), whether used alone or together, provides the user with an opportunity to address specific sub-domains of the leasing/financing cycle from the credit approval process through the tracking of the finance contract and asset.

We recently acquired Pearl Treasury System Ltd., a United Kingdom company. Pearl Treasury Systems has developed the PTS system for use by financial institutions and customers. The system is designed to seamlessly handle foreign exchange and money market trading, trading in derivative products, risk management, credit control, pricing and various interfaces for rate feeds, with one system platform. The system platform, modular in design, also allows financial institutions to purchase only the modules they require. The PTS system was developed over five years with a $4 million investment by a group of visionaries in the U.K. This group completed nearly 80% of the product and needed a stronger development and business partner who could take over completion and marketing. With the acquisition, NetSol believes we have become that partner. The PTS, now called “TRAPEZE,” is nearing completion and we expect a demonstration prototype to be launched in August 2004. In anticipation of this launch, we have hired a senior sales executive and other sales staff to plan the marketing efforts in the United Kingdom.

On January 27, 2005, we entered into an agreement to acquire 100% of the issued and outstanding shares of CQ Systems Ltd., a company organized under the laws of England and Wales (“CQ”). CQ provides sophisticated accounting and administrative software, along with associated services, to leasing and finance companies located in Europe, Asia and Africa. The products include software modules for asset finance, consumer finance, motor finance, general finance and insurance premium finance. The modules provide an end-to-end contractual solution - from underwriting, contract administration and accounting, through asset disposal and remarketing. Customers include notable European companies such as Scania Finance GB, DaimlerChrysler Services, Broadcastle PLC, Bank of Scotland Equipment Finance and Deutsche Leasing Ltd. The acquisition of CQ is subject to certain closing conditions including our receipt of $2.0 million in funding to pay the cash portion of the purchase price. The acquisition closed on February 22, 2005 based on March 31, 2004 financial statements of CQ Systems Ltd. with the payment of approximately $1.7 million in cash and 675,292 shares of Company common stock based on a $2.46 per share cost basis. Consideration will be adjusted when March 31, 2005 financials are received. The final payment of consideration will be made after the completion of CQ’s March 31, 2006 fiscal year end.

We market our software products worldwide to companies primarily in the automobile finance, leasing and banking industries. In February 2003, we successfully implemented our LeaseSoft.CAM for Daimler Chrysler Singapore and received a fee in excess of $2 million. Some of our other customers include: Mercedes Benz Finance - Japan; Yamaha Motors Finance - Australia; Tung-Yang Leasing Company Taiwan; Debis Portfolio Systems - UK; DaimlerChrysler Services - Australia; DaimlerChrysler Leasing - Thailand; DaimlerChrysler Services - Korea; UMF Leasing Singapore; and, DaimlerChrysler Services New Zealand. In addition, NetSol provides offshore development and customized I/T solutions to blue chip customers such as Citibank Pakistan, DCD Holding UK and Habib Allied Bank UK. With the acquisition of Altvia Technologies, Inc. (now NetSol USA) in June 2003, we believe we acquired, as clients, some of the most well known higher education and telecommunications associations based on the east coast of the United States. We are also a strategic business partner for DaimlerChrysler Services AG, which consists of a group of many companies, including some of the ones referred to above. We have recently added a few new customers such as TIG of the United Kingdom, AMF of Australia, Capital Stream from the United States and a few other in the US and Asia. Additionally, new strategic relationships were formed with Intel Pakistan and Hyundai IT of Korea

We were incorporated under the laws of the State of Nevada on March 18, 1997. Our principal executive offices are located at 23901 Calabasas Road, Suite 2072, Calabasas, California 91302. Our telephone phone number is (818) 222-9195 and our website address is http://www.netsoltek.com.

This prospectus relates to the offering for resale of NetSol Technologies, Inc. common stock by the selling stockholders named in this prospectus, who will use this prospectus to resell their shares of common stock. The shares of common stock consist of shares of common stock, shares of common stock underlying convertible debentures and shares of common stock underlying warrants which were acquired by the selling stockholders in private placements and, those shares of common stock underlying warrants issued to the placement agent as compensation for services provided to NetSol in the aforementioned private placements, shares of common stock issued to a shareholder as settlement of litigation against NetSol, and shares issued to a selling stockholder who was issued shares in exchange for the settlement of a tax liability owed by our subsidiary located in Pakistan.. We will not receive any proceeds from sales of our common stock by the selling stockholders. For further information about the selling stockholders, see “Selling Stockholders.”

THE OFFERING

Common Stock Offered
This prospectus relates to the offering of 1,717,026 shares of our common stock, which may be sold from time to time by the selling stockholders named in this prospectus. Of the total amount offered, 645,161 shares of common stock are issuable upon the conversion of convertible debentures sold by NetSol in a private placement in March 2004 and 322,581 shares of common stock are issuable to such selling stockholders upon the exercise of warrants issued in connection with that placement; 386,362 shares of common stock were issued in a private placement which closed in May 2004, and 193,182 shares of common stock are issuable to the selling stockholders upon the exercise of warrants issued in connection with the private placement. Maxim Group LLC served as NetSol’s placement agent in connection with such private placements and, its nominee, Maxim Partners, was issued warrants to purchase up to 74,545 shares of common stock in connection with their services. 50,000 shares of common stock were acquired by an individual non-U.S. resident investor in exchange for the payment of a tax liability owed by our Pakistani subsidiary. 45,195 shares of common stock were acquired by a selling stockholder in a settlement agreement between NetSol and the selling stockholder entered into in October 2003. The shares of our common stock are being registered to permit the selling stockholders to sell the shares from time to time in the public market. The selling stockholders will determine the timing and amount of any sale.

Common Stock outstanding	We had 13,707,547 shares of common stock issued and outstanding as of May 25, 2005.

Use of Proceeds	We will not receive any of the proceeds from sale of shares of common stock offered by the selling stockholders.

Trading Market	Our common stock is currently listed on the NASDAQ SmallCap Market under the trading symbol “NTWK.”

Risk Factors
Investment in our common stock involves a high degree of risk. You should carefully consider the information set forth in the "Risk Factors" section of this prospectus as well as other information set forth in this prospectus, including our financial statements and related notes.

RISK FACTORS

An investment in our securities is extremely risky. You should carefully consider the following risks, in addition to the other information presented in this prospectus, before deciding to buy our securities. If any of the following risks actually materialize, our business and prospects could be seriously harmed and, as a result, the price and value of our securities could decline and you could lose all or part of your investment. The risks and uncertainties described below are intended to be the material risks that are specific to us and to our industry.

RISKS RELATED TO OUR BUSINESS

We May Have Difficulty Raising Needed Capital in the Future, Which Could Significantly Harm Our Business.

We will require additional financing in order to support further expansion, develop new or enhanced services or products, respond to competitive pressures, acquire complementary businesses or technologies or take advantage of unanticipated opportunities. Our ability to arrange such financing in the future will depend in part upon the prevailing capital market conditions, as well as our business performance. There can be no assurance that we will be successful in our efforts to arrange additional financing on satisfactory terms. If additional financing is raised by the issuance of our securities, control of NetSol may change and stockholders may suffer additional dilution. If adequate funds are not available, or are not available on acceptable terms, we may not be able to take advantage of opportunities, or otherwise respond to competitive pressures and remain in business.

We Have Received A “Going Concern” Footnote From Our Auditors Indicating That There Is Substantial Doubt As To Whether We Can Remain In Business.

In a footnote to our audit report dated June 30, 2004, Kabani & Company, Certified Public Accountants, our auditors, indicated that there was substantial doubt as to our ability to continue as a “going concern.” Our ability to continue as a “going concern” is attributable to the Company’s historical operating losses and the amount of capital which we project we need to satisfy liabilities existing at that time and in order to achieve profitable operations. For the year ended June 30, 2004, we continued to experience a negative cash flow from consolidated operations, and projected that we will need certain additional capital to enable us to continue operations at our current level beyond the near term. Effective February 8, 2005, our auditors indicated their intention to no longer include the going concern footnote in our financial statements. Our auditors cited the increased revenues as the reason for excluding the footnote. We cannot assure you that we will be able to continue to generate sufficient revenues or raise sufficient funds to continue our operations, or that our auditors will not issue another “going concern” opinion. Our failure to raise sufficient additional funds, either through additional financing or continuing operations, will have a material adverse effect on our business and financial condition and we may be forced to curtail operations.

We Will Require Additional Financing; We May Not Achieve Profitability; We Anticipate Continued Losses; Current Liabilities Exceed Current Assets.

As of the fiscal year ended June 30, 2004, we had a negative working capital of $10,400 and as of March 31, 2005, we had a positive working capital of $1,274,236. We have current short-term bank notes of $463,241 due within six months. We had a net loss of $2,137,506 in fiscal 2003, a net loss of $2,969,975 in fiscal 2004, and a net income of $429,218 for the nine months ended March 31, 2005. In addition, we continue to operate at a deficit on a monthly basis, which is not expected to change in the foreseeable future, even with the implementation of our current business plan. See “Management’s Discussion and Analysis and Plan of Operations” on page 30 of this prospectus for further information about our current business plan. Notwithstanding that we raised $2,050,000 in March through May 2004, we may need to raise additional funds in the amount of at least $2.0 million to continue operations and to expand and invest in the growth of our business for the next year. Additionally, we required a minimum of $2,000,000 to close the acquisition of CQ Systems Ltd. We cannot assure you that we can sustain or increase profitability. If revenues grow slower than we anticipate, or if operating expenses exceed our expectations or cannot be adjusted accordingly, our business, results of operations and financial condition will be materially and adversely affected. Although we have improved our financials steadily in last few quarters, no assurance can be given that we will continue to improve our financial condition.

We May Not Be Able To Realize The Benefits Of Our Strategic Plan.

As discussed in “Description of Business” starting on page 39, after the restructuring undertaken in fiscal year 2002 and fiscal year 2003, we have undertaken a business plan designed to optimize this restructuring. Although our management is confident about our ability to realize some benefits from the restructuring, the level of benefits to be realized could be affected by a number of factors including, without limitation: (a) our ability to raise sufficient funds; (b) our ability to continue to operate as planned without further stockholder hostile takeover attempts; (c) our ability to prosper given the current uncertainty in the US technology industry; and, (d) our ability to react effectively to the global political and business effects of the political events around the world and particularly in Pakistan.

We Depend Heavily On A Limited Number Of Client Projects And The Loss Of Any Such Projects Would Adversely Affect Our Operating Results.

As of the fiscal year ended June 30, 2004, and the nine months ended March 31, 2005, we derived approximately 20% and 18%, respectively, of our net revenues from DaimlerChrysler (which consists of a group of companies and clients). DaimlerChrysler consists of a number of companies, each of which are uniquely different customers and none of which represents greater than 10% of our net revenues. We continue to enhance our relationship with DaimlerChrysler to provide software and support services to them on a global basis. This may increase our reliance on DaimlerChrysler as a revenue source. We also have other significant clients whose business is critical to our success. The loss of any of our principal clients for any reason, including as a result of the acquisition of that client by another entity, could have an adverse effect on our business, financial condition and results of operations.

If Any Of Our Clients Terminate Their Contracts With Us, Our Business Could Be Adversely Affected.

Many of our clients have the ability to cancel certain of their contracts with us with limited advance notice and without significant penalty. Any such termination could result in a loss of expected revenues related to that client’s project. A cancellation or a significant reduction in the scope of a large project could have a material adverse effect on our business, financial condition and results of operations.

If We Are Unable To Protect Our Proprietary Software, Our Business Could Be Adversely Affected.

Our success as a company depends, in part, upon our work product being deemed proprietary software, along with other intellectual property rights. While both the LeaseSoft and NetSol trade names and marks are copyrighted and trademarked in Pakistan, and we have filed an application for the registration of the inBanking trademark with the U.S. Patent and Trademark office, we have not registered any trademarks or filed any copyrights in any other jurisdictions. We rely on a combination of nondisclosure and other contractual arrangements, and common law intellectual property, trade secret, copyright and trademark laws to protect our proprietary rights. As a matter of course, we generally enter into confidentiality agreements with our employees, and require that our consultants and clients enter into similar agreements. We also limit access to our proprietary information. There can be no assurance that these steps will be adequate to deter misappropriation of proprietary information or that we will be able to detect unauthorized use and take appropriate steps to enforce our intellectual property rights. In addition, although we believe that our services and products do not infringe on the intellectual property rights of others, there can be no assurance that infringement claims will not be asserted against us in the future, or that if asserted, any such infringement claim will be successfully defended. The cost of defending any such suit will have a negative impact, even if ultimately successful. A successful claim against us could materially adversely affect our business, financial condition and results of operations. If NetSol cannot protect its proprietary information, others could copy our software and compete with us in providing both software and services.

We May Not Have The Right To Resell Or Reuse Software Developed For Specific Clients.

A portion of our business involves the development of software for specific client engagements. Ownership of these solutions is the subject of negotiation and is frequently assigned to the client, although we may retain a license for certain uses. Some clients have prohibited us from marketing the software developed for them for specified periods of time or to specified third parties. There can be no assurance that our clients will not demand similar or other restrictions in the future. Issues relating to the ownership of and rights to use our software solutions can be complicated and there can be no assurance that potential disputes will not affect our ability to resell or reuse these software solutions. While we have not incurred such expense in the past, limitations on our ability to resell or reuse software solutions could require us to incur additional expenses to develop new solutions for future projects.

International Expansion Of Our Business Could Result In Financial Losses Due To Changes In Foreign Political And Economic Conditions Or Fluctuations In Currency And Exchange Rates.

We expect to continue to expand our international operations. As well as the two offices in the United States, we currently have offices in Pakistan, the UK and Australia. Additionally, we have entered into an agreement to acquire CQ Systems Ltd., a company organized and located in England. In fact, approximately 90% of our revenue is generated by non-U.S. sources. Our international operations are subject to other inherent risks, including:

•	political uncertainty in Pakistan and the Southeast Asian Region, particularly in light of the United States’ war on terrorism and the Iraq war;

•	recessions in foreign countries;

•	fluctuations in currency exchange rates, particularly the weakness of the U.S. dollar and the effect this may have on U.S. off-shore technology spending;

•	difficulties and costs of staffing and managing foreign operations;

•	reduced protection for intellectual property in some countries;

•	political instability or changes in regulatory requirements or the potential overthrowing of the current government in certain foreign countries;

•	U.S. imposed restrictions on the import and export of technologies; and,

•	U.S. imposed restrictions on the issuances of business and travel visas to foreign workers primarily those from Middle Eastern or East Asian countries.

We Are Controlled By and Are Dependent On Our Key Personnel.

Our management is currently controlled and operated by various members of the Ghauri family. Our success will depend in large part upon the continued services of those individuals including Messrs. Salim Ghauri, Najeeb Ghauri and Naeem Ghauri. The death or loss of the services of any one of them or of any one or more of our other key personnel could have a material adverse effect on our business, financial condition and results of operations. We do not have key man life insurance on these individuals. In addition, if one or more of our key employees resigns to join a competitor or to form a competing company, the loss of such personnel and any resulting loss of existing or potential clients to any such competitor could have a material adverse effect on our business, financial condition and results of operations. In the event of the loss of any key personnel, there can be no assurance that we will be able to prevent the unauthorized disclosure or use of our technical knowledge, practices or procedures by such personnel. We entered into employment agreements with Messrs. Salim, Najeeb and Naeem Ghauri effective January 1, 2004, for a period of three (3) years. Messrs. Salim, Najeeb and Naeem Ghauri have non-competition and anti-raid clauses in their employment agreements with us.

Certain Of Our Management Team Have Relationships Which May Potentially Result In Conflicts Of Interests.

In fiscal year 2003, certain of our management team loaned funds to our company for operating costs. Similar transactions occurred in fiscal year 2004. While these transactions were approved by the board of directors, and we deem such transactions to be fair in their terms, and such transactions have not resulted in the management team choosing personal gain over company gain, such transactions constitute a potential conflict of interest between our management members’ personal interest and the interest of our company in that management could be motivated to repay debts owed to the management team rather than using that money for NetSol growth. See "Certain Relationships and Related Transactions" on page 39 for information about relationships between our officers and/or directors which could result in a Conflict of Interest.

We Face Significant Competition In Markets That Are New And Rapidly Changing.

The markets for the services we provide are highly competitive. We principally compete with strategy consulting firms, Internet professional services firms, systems integration firms, software developers, technology vendors and internal information systems groups. Many of the companies that provide services in the markets we have targeted have significantly greater financial, technical and marketing resources than we do, have greater name recognition and generate greater revenues. Potential customers may also have in house employees that can compete with or replace us. In addition, there are relatively low barriers to entry into these markets and we expect to continue to face competition from new entrants into these same markets. We believe that the principal competitive factors in these markets include:

•	our ability to integrate strategy, experience modeling, creative design and technology services;

•	quality of service, speed of delivery and price;

•	industry knowledge;

•	sophisticated project and program management capability; and,

•	Internet technology expertise and talent.

We believe that our ability to compete also depends on a number of competitive factors outside our control, including:

•	ability of our competitors to hire, retain and motivate professional staff;

•	development by others of Internet services or software that is competitive with our solutions; and

•	extent of our competitors’ responsiveness to client needs.

There can be no assurance that we will be able to compete successfully in these markets.

RISKS RELATED TO INVESTING IN THIS OFFERING

Our Stock Price Has Historically Been Volatile; Our Stock Price After This Offering Will Be Subject To Market Factors.

The trading price of our common stock has historically been volatile. The future trading price of our common stock could be subject to wide fluctuations in response to:

•	quarterly variations in operating results and achievement of key business metrics;

•	changes in earnings estimates by securities analysts, if any;

•	any differences between reported results and securities analysts’ published or unpublished expectations;

•	announcements of new contracts or service offerings by NetSol or competitors;

•	market reaction to any acquisitions, joint ventures or strategic investments announced by NetSol or competitors;

•	demand for our services and products;

•	changes of shares being sold pursuant to Rule 144 or upon exercise of the warrants; and,

•	general economic or stock market conditions unrelated to NetSol’s operating performance.

Potential Future Sales Pursuant To Rule 144 May Have A Depressive Effect On The Trading Price Of Our Securities.

Certain shares of common stock presently held by officers, directors and certain other stockholders are "restricted securities" as that term is defined in Rule 144, promulgated under the Act. Under Rule 144, a person (or persons whose shares are aggregated) who has satisfied a one year holding period, may, under certain circumstances sell within any three month period a number of shares which does not exceed the greater of 1% of the then outstanding shares of common stock, or the average weekly trading volume during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, including a two-year holding period, the sale of shares by a person without any quantity limitation. Such holding periods have already been satisfied in many instances. Therefore, actual sales or the prospect of sales of such shares under Rule 144 in the future may depress the prices of our common stock.

Provisions of Our Bylaws Hinder Change in Control.

Our bylaws contain provisions that prevent actions being taken by shareholders by written consent. Shareholders actions may only be taken at special meetings called in accordance with our bylaws. Our bylaws limits the manner and timing of calling such meetings by shareholders. These provisions may effectively prevent shareholders from changing board composition and or management in a swift manner.

USE OF PROCEEDS

We will not receive any of the proceeds from the offering of common stock for sale by the selling stockholders. Proceeds received by us as a result of the exercise of the warrants by the selling stockholders will be used for working capital purposes.

SELLING STOCKHOLDERS

The following table and notes set forth the name of each selling stockholder, the nature of any position, office, or other material relationship, if any, which the selling stockholder has had, within the past three years, with NetSol or with any of our predecessors or affiliates, the amount of shares of NetSol common stock that are beneficially owned by such stockholder, the amount to be offered for the stockholder's account and the amount to be owned by such selling stockholder upon completion of the offering.

Name of Selling Stockholder(1)	Number of Shares of NetSol Common Stock Beneficially Owned Prior to the Offering(1)	Number of Shares of NetSol Common Stock Being Offered Hereby (1)	Number of Shares of NetSol Common Stock to be Beneficially Owned Upon Completion of the Offering(1)(2)

Maxim Partners, LLC (3)	155,545	74,545	0
Natalie L. Khur Revocable Trust(4)	78,410(4)	78,410	0
Richard E. Kent & Lara T. Kent	285,190(5)	285,190	0
Alfonse M. D’Amato Defined Benefit Plan(6)	148,826(6)	148,826	0
Jay Youngerman & Toni Youngerman	40,908(7)	40,908	0
Girish C Shah IRA (8)	34,090(9)	34,090	0
Douglas Friedenberg IRA Standard/SEP DTD 04/16/01(10)	34,090(9)	34,090	0
Fred Arena	34,090(9)	34,090	0
Grossman Family Trust (11)	51,136(11)	51,136	0
Hugh Brook	34,090(9)	34,090	0
Michael K. Harley	40,323(12)	40,323	0
W. R. Savey	40,323(12)	40,323	0
Robert Stranczek	40,323(12)	40,323	0
The Viney Settlement Number 1 (13)	120,967(13)	120,967	0
Ronald K. Marks	40,323(12)	40,323	0
Leonard Carinci	40,323(12)	40,323	0
Peter J. Jegou(14)	40,323(12)	40,323	0
Joseph Marotta & Nancy J. Marotta	40,323(12)	40,323	0
D.G. Fountain	40,323(12)	40,323	0
Lee A. Pearlmutter Revocable Trust U/A dated 10/9/92 as amended 2/28/96 (15)	40,323(12)	40,323	0
Wayne Saker	40,323(12)	40,323	0
Donald Asher Family Trust dated 7/11/01 (16)	40,323(12)	40,323	0
Jeffrey Grodko	40,323(12)	40,323	0
Emeric R. Holderith	20,161(17)	20,161	0
John O’Neal Johnston trust u/a DTD 5/17/93 (18)	20,161(17)	20,161	0
Judith Barclay	40,323(12)	40,106	0
Allen W. Coburn & Maureen B. Coburn	20,161(17)	20,161	0
John C. Moss	20,161(17)	20,161	0
Landing Wholesale Group Defined Benefit Plan(19)	40,323(12)	40,323	0
Jerold Weigner & Lilli Weigner	40,323(12)	40,323	0
Mohammed Iqbal	50,000(20)	50,000	0
ACB Ltd.(21)	45,195(21)	45,195	0
TOTAL	1,798,026	1,717,026	0

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to such securities.
(2)
None of the Selling Stockholders has held an employment, officer or director position with NetSol within the past three years. Assuming that all shares being registered hereby will be sold, all debentures will be converted and all warrants will be exercised, no selling stockholder will hold a percentage interest in the shares of NetSol in excess of 1 percent at the completion of the offering.

(3)
Maxim Partners LLC owns 98% of Maxim Group LLC, a registered broker dealer. MJR Holdings LLC owns 72% of Maxim Partners LLC. Mike Rabinowitz is the principal manager of MJR Holdings and has principal voting and dispositive power with respect to the securities owned by Maxim Partners LLC. The number of shares beneficially owned include 74,545 warrants to acquire common stock which are being registered hereby and warrants to acquire 81,000 shares of common stock previously registered which were issued as compensation to Maxim Partners, as nominee of Maxim Group, for services provided to NetSol in its July 2003 private placement.

(4)
Adam Kuhr, as trustee, is the beneficial owner of the Natalie L. Kuhr Revocable Trust. The shares of common stock consist of 52,273 shares of common stock and 26,137 shares of common stock underlying warrants acquired in the May 2004 placement.

(5)
Consisting of 190,127 shares of common stock of which 136,364 shares were acquired in the May 2004 placement and 53,763 shares issuable upon conversion of the principal dollar amount of its convertible debenture; and, 95,063 shares of common stock underlying warrants of which 68,182 are shares of common stock underlying warrants issued in the May 2004 placement and 26,881 are shares of common stock underlying warrants issued in connection with the March 2004 private placement of convertible debentures.

(6)
Alfonse M. D’Amato is the beneficial owner of the Alfonse M. D’Amato Defined Benefit plan. The shares of common stock consist of 99,217 shares of common stock of which 45,454 shares were acquired in the May 2004 placement and 53,763 shares are issuable upon conversion of the principal dollar amount of its convertible debenture; and, 49,609 shares of common stock underlying warrants of which 22,727 shares of common stock underly warrants issued in the May 2004 placement and 26,882 are shares of common stock underlying warrants issued in connection with the March 2004 private placement of convertible debentures.

(7)	Consisting of 27,272 shares of common stock and 13,636 shares of common stock underlying warrants acquired in the May 2004 private placement.
(8)	Girish C. Shah is the beneficial owner of the Girish C. Shah IRA.
(9)	Consisting of 22,727 shares of common stock and 11,363 shares of common stock underlying warrants acquired in the May 2004 private placement.
(10)	Douglas Friedenberg is the beneficial owner of the Douglas Friedenberg IRA Standard/SEP DTE 04/16/01.
(11)
Raphael Z. Grossman, as trustee, is the beneficial owner of the Grossman Family Trust. The shares of common stock consist of 34,091 shares of common stock and 17,045 shares of common stock underlying warrants acquired in the May 2004 private placement.

(12)
Consisting of 26,882 shares of common stock issuable upon conversion of the principal dollar amount of its debenture and 13,441 shares of common stock underlying warrants issued in connection with the March 2004 placement of convertible debentures.

(13)
John Viney, as trustee, is the beneficial owner of the Viney Settlement Number 1. Shares of common stock consist of 80,645 shares of common stock issuable upon the conversion of the principal dollar amount of its debenture and 40,332 shares of common stock underlying warrants issued in connection with the March 2004 placement of convertible debentures.

(14)
Peter J. Jegou is the beneficial holder of 26,882 shares issuable upon the conversion of the principal dollar amount of his convertible debenture and 13,441 shares underlying warrants issued in connection with the March 2004 placement of convertible debentures.

(15)	Lee A. Pearlmutter, as trustee, is the beneficial owner of the Lee A. Pearlmutter Revocable Trust dated 10/9/92 as Amended 2/28/96.
(16)	D.S. Asher, as trustee, is the beneficial owner of the Donald Asher Family Trust.
(17)
Consisting of 13,441 shares issuable upon conversion of the principal dollar amount of its convertible debenture and 6,720 shares underlying warrants issued in connection with the March 2004 placement of convertible debentures.

(18)	John O’Neal Johnston, as trustee, is the beneficial owner of the John O’Neal Johnston Trust U/A DTD 05/17/93.
(19)	Andrew Bellow Jr. is the beneficial owner of the Landing Wholesale Group Defined Benefit Plan.
(20)
Mr. Iqbal received his shares in a share purchase agreement whereby he received 50,000 shares in exchange for satisfying a tax liability of NetSol’s Pakistani subsidiary. This agreement required NetSol to register the shares of common stock in this offering.

(21)	Tony De Nazareth, as managing director, is the beneficial owner of ACB Ltd.

Certain selling stockholders shall receive their shares upon conversion of convertible debentures which were offered to such stockholders in a private placement of Series A 10% Convertible Debentures in March 2004. This private placement resulted in the issuance of convertible debentures with a principal value of $1,200,000. The debentures bear interest at the rate of 10% per annum payable in common stock or cash, which at the option of NetSol will be paid in cash upon conversion. The debentures are convertible at the rate of $1.86 principal value per share. Each debenture holder also received a warrant to purchase fifty percent (50%) of the number of shares of common stock issuable at conversion at the exercise price of $3.30 per share. These warrants may be exercised until May 2009.

Certain of the selling stockholders received their shares in a private placement of shares of common stock and warrants to acquire common stock in May 2004 in which we sold 386,362 shares at $2.20 per share and warrants to acquire up to 193,182 shares of common stock at an exercise price of $3.30 per share. The warrants may be exercised until May 2009.

The Company offered, to each of the warrant holders who acquired their warrants in the Debenture offering and in the May 2004 private placement, the opportunity to exercise such warrants at the reduced price of $2.00 per share. Such option was available until March 17, 2005 and requires such warrant holders to provide both the exercise notice and the full exercise price to the Company prior to that date. Any warrants not exercised by that date reverted to the $3.30 per share exercise price. Only 20,162 warrants were exercised at the reduced price. The remaining warrants have reverted back to the $3.30 per share exercise price.

Pursuant to the placement agent agreements by and between NetSol and Maxim Group LLC, Maxim Partners LLC, as nominee of Maxim Group LLC, received, as part of the compensation for their services, warrants to purchase up to 74,545 shares of our common stock at an exercise price of $2.20 per share. These warrants may be exercised until May 2009.

Mr. Mohammed Iqbal received his shares pursuant to a share purchase agreement in March 2004 whereby he paid $100,000 to the Pakistani taxing authorities to satisfy the tax liability of our Pakistan subsidiary.

ACB, Ltd., formerly, Arab Commerce Bank, received its shares as part of a settlement of a complaint against NetSol. The complaint sought damages for breach of a note purchase agreement and note. The terms of the settlement agreement required NetSol to issue to ACB shares of common stock of the Company equal in value to $100,000 plus interest as of the effective date of the agreement. The complaint was dismissed by virtue of this settlement on November 3, 2003. On December 16, 2003, 34,843 shares of the Company’s common stock valued at $100,000 were issued pursuant to the terms of the agreement. On February 6 2004, NetSol issued an additional 10,352 shares valued at $35,135 as interest due under the settlement agreement. The terms of the settlement agreement require NetSol to register ACB Ltd’s shares herein.

Because the selling stockholders may, under this prospectus, sell all or some portion of their NetSol common stock, only an estimate can be given as to the amount of NetSol common stock that will be held by the selling stockholders upon completion of the offering. In addition, the selling stockholders identified above may have sold, transferred or otherwise disposed of all or a portion of their NetSol common stock after the date on which they provided information regarding their shareholdings.

PLAN OF DISTRIBUTION

Selling stockholders may offer and sell, from time to time, the shares of our common stock covered by this prospectus. The term selling stockholders includes donees, pledgees, transferees or other successors-in-interest selling securities received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The selling stockholders may sell their securities by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter sale;

•	in privately negotiated transactions; and,

•	in options transactions.

The shares of our common stock will be listed, and may be traded, on the NASDAQ Small Cap Market under the symbol “NTWK”. In addition, the selling stockholders may sell pursuant to Rule 144 under the Securities Act or pursuant to an exemption from registration. We have received confirmation from all selling stockholders that they do not have any short positions and have reviewed Regulation M.

To the extent required, we may amend or supplement this prospectus to describe a specific plan of distribution. In connection with distributions of the securities or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with those transactions, broker-dealers or other financial institutions may engage in short sales of shares of our common stock in the course of hedging the positions they assume with selling stockholders. The selling stockholders may also sell shares of our common stock short and redeliver the securities to close out their short positions. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of securities offered by this prospectus, which securities the broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect the transaction. The selling stockholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, the broker-dealer or other financial institution, may affect sales of the pledged securities pursuant to this prospectus, as supplemented or amended to reflect the transaction.

In effecting sales, broker-dealers or agents engaged by the selling stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholders in amounts to be negotiated immediately prior to the sale.

In offering the securities covered by this prospectus, the selling stockholders and any broker-dealers who execute sales for the selling stockholders may be treated as “underwriters” within the meaning of the Securities Act in connection with sales. Any profits realized by the selling stockholders and the compensation of any broker-dealer may be treated as underwriting discounts and commissions.

The selling stockholders and any other person participating in a distribution will be subject to the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling stockholders and other participating persons. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular security being distributed for a period of up to five business days prior to the commencement of the distribution. This may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities. We have informed the selling stockholders that the anti-manipulation rules of the SEC, including Regulation M promulgated under the Exchange Act, may apply to their sales in the market.

Additionally, we have informed the selling stockholders involved in the private placements, through the offering documents of the following Telephone Interpretation in the SEC Manual of Publicly Available Telephone Interpretations (July 1997):

A.65. Section 5

An issuer filed a Form S-3 registration statement for a secondary offering of common stock, which is not yet effective. One of the selling shareholders wanted to do a short sale of common stock “against the box” and cover the short sale with registered shares after the effective date. The issuer was advised that the short sale could not be made before the registration statement becomes effective, because the shares underlying the short sale are deemed to be sold at the time such sale is made. There would, therefore, be a violation of Section 5 if the shares were effectively sold prior to the effective date.

The selling stockholder have represented and warranted that he/she/it had complied with all applicable provisions of the Act, the rules and regulations promulgated by the SEC thereunder, including Regulation M, and the applicable state securities laws.

We will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the NASDAQ Small Cap Market pursuant to Rule 153 under the Securities Act. We have agreed to indemnify the selling stockholders against certain liabilities, including those arising under the Securities Act, and to contribute to payments the selling stockholders may be required to make in respect of such liabilities. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

LEGAL PROCEEDINGS

On July 26, 2002, NetSol was served with a Request for Entry of default by Surrey Design Partnership Ltd. (“Surrey”). Surrey’s complaint for damages sought $288,743.41 plus interest at the rate of 10% above the Bank of England base rate from January 12, 2002 until payment in full is received, plus costs. The parties agreed to entry of a Consent Order whereby NetSol agreed to make payments according to a payment schedule. NetSol made payments up to May of 2002 but was unable to make payments thereafter. On September 25, 2002, the Company entered into a settlement agreement with Adrian Cowler (“Cowler”), a principal of Surrey, and Surrey. The Company agreed to pay Cowler £218,000 or approximately $320,460 including interest, which the Company has recorded as a note payable in the consolidated financial statements. The agreement called for monthly payments of £3,000 per month until March 2004 and then £4,000 per month until paid. As of June 30, 2004, the balance was $146,516. During the six months ended December 31, 2004, we paid £12,000 or $21,997. In December 2004, the Company reached an agreement to pay the balance in one lump-sum payment. Cowler agreed to accept £52,000 or $103,371 as payment in full.

On July 31, 2002, Herbert Smith, a law firm in England, which represented NetSol in the Surrey matter filed claim for the sum of approximately $248,871 (which represents the original debt and interest thereon) in the High Court of Justice Queen’s Bench Division. On November 28, 2002, a Consent Order was filed with the Court agreeing to a payment plan, whereby we paid $10,000 on execution, $4,000 a month for one year and $6,000 per month thereafter until the debt is paid. The balance owing at March 31, 2005 was $143,321. In April 2005, an agreement was reached with Herbert Smith whereby they accepted $135,000 as payment in full. This final installment of this compromised amount was paid in May 2005.

On March 3, 2004 Uecker and Associates, Inc. as the assignee for the benefit of the creditors of PGC Systems, Inc. formerly known as Portera Systems, Inc. filed a request for arbitration demanding payment from NetSol for the amounts due under a software agreement in the amount of $175,700. A settlement was reached by and between the Company and Portera on November 11, 2004 whereby Portera agreed to a settlement of any and all issues related to the claim in exchange for one time payment of $75,000 which was paid by December 3, 2004.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names and ages of the current directors and executive officers of NetSol, the principal offices and positions with NetSol held by each person and the date such person became a director or executive officer of NetSol. The Board of Directors elects the executive officers annually. Each year the stockholders elect the Board of Directors. The executive officers serve terms of one year or until their death, resignation or removal by the Board of Directors. In addition, there was no arrangement or understanding between any executive officer and any other person pursuant to which any person was selected as an executive officer.

The directors and executive officers NetSol are as follows:

Name	Year First Elected As an Officer Or Director	Age	Position Held with the Registrant	Family Relationship
Najeeb Ghauri	1997	51	Chief Financial Officer, Director and Chairman	Brother to Naeem and Salim Ghauri
Salim Ghauri	1999	49	President and Director	Brother to Naeem and Najeeb Ghauri
Naeem Ghauri	1999	47	Chief Executive Officer and Director	Brother to Najeeb and Salim Ghauri
Patti L. W. McGlasson	2004	39	Secretary	None
Shahid Javed Burki	2000	65	Director	None
Eugen Beckert	2001	58	Director	None
Jim Moody	2001	68	Director	None
Derek Soper	2005	67	Director	None

Business Experience of Officers and Directors:

NAJEEB U. GHAURI has been a Director of NetSol since 1997. Mr. Ghauri served as NetSol’s CEO from 1999-2001. Currently, he is the Chief Financial Officer and Chairman of NetSol. During his tenure as CEO, Mr. Ghauri was responsible for managing the day-to-day operations of NetSol, as well as NetSol's overall growth and expansion plan. As the CFO of NetSol, Mr. Ghauri seeks financing for NetSol as well as oversees the day-to-day financial position of NetSol. Prior to joining NetSol, Mr. Ghauri was part of the marketing team of Atlantic Richfield Company ("ARCO"), a Fortune 500 company, from 1987-1997. Mr. Ghauri received his Bachelor of Science degree in Management/Economics from Eastern Illinois University in 1979, and his M.B.A. in Marketing Management from Claremont Graduate School in California in 1983. Mr. Ghauri serves on the boards of the US Pakistan Business Council and Pakistan Human Development Fund, a non-profit organization. Mr. Ghauri is the Chairman of the Board of Directors.

SALIM GHAURI has been with NetSol since 1999 as the President and Director of NetSol. Mr. Ghauri is also the CEO of NetSol Technologies (Pvt.) Ltd., (F/K/A/ Network Solutions (Pvt.) Ltd.), a wholly owned subsidiary of NetSol located in Lahore, Pakistan. Mr. Ghauri received his Bachelor of Science degree in Computer Science from University of Punjab in Lahore, Pakistan. Before NetSol Technologies (Pvt.) Ltd., Mr. Ghauri was employed with BHP in Sydney, Australia from 1987-1995, where he commenced his employment as a consultant. Mr. Ghauri was the original founder of Network Solutions, Pvt. Ltd in Pakistan founded in 1996. Built under Mr. Ghauri's leadership Network Solutions (Pvt) Ltd. gradually built a strong team of I/T professionals and infrastructure in Pakistan and became the first software house in Pakistan certified as ISO 9001 and CMM Level 4 assessed.

NAEEM GHAURI has been NetSol’s CEO since August 2001. Mr. Ghauri has been a Director of NetSol since 1999. Mr. Ghauri serves as the Managing Director of NetSol (UK) Ltd., a wholly owned subsidiary of NetSol located in London, England. Under Mr. Ghauri’s direction, Pearl Treasury System Ltd. was acquired and NetSol’s entered into the banking and financial arenas. Prior to joining NetSol, Mr. Ghauri was Project Director for Mercedes-Benz Finance Ltd., a subsidiary of DaimlerChrysler, Germany from 1994-1999. Mr. Ghauri supervised over 200 project managers, developers, analysis and users in nine European Countries. Mr. Ghauri earned his degree in Computer Science from Brighton University, England.

PATTI L. W. MCGLASSON joined NetSol as corporate counsel in January 2004 and was elected to the position of Secretary in March 2004. Prior to joining NetSol, Ms. McGlasson practiced law at Vogt & Resnick, law corporations, where her practice focused on corporate, securities and business transactions. Ms. McGlasson was admitted to practice in California in 1991. She received her Bachelor of Arts in Political Science in 1987 from the University of California, San Diego and, her Juris Doctor and Masters in Laws in Transnational Business from the University of the Pacific, McGeorge School of Law, in 1991 and 1993 respectively.

EUGEN BECKERT was appointed to the Board of Directors in August 2001. A native of Germany, Mr. Beckert has been with Mercedes-Benz AG/Daimler Benz AG since 1973, working in technology and systems development. In 1992, he was appointed director of Global IT (CIO) for Debis Financial Services, the services division of Daimler Benz. From 1996 to 2004, he acted as director of Processes and Systems (CIO) for Financial Services of DaimlerChrysler in Asia-Pacific. Mr. Beckert is currently a Vice President for DaimlerChrysler and his office is now based in Stuttgart, Germany. Mr. Beckert is chairman of the Nominating and Corporate Governance Committee and a member of the Audit Committee.

JIM MOODY was appointed to the Board of Directors in 2001. Mr. Moody served in the United States Congress from 1983-1993 where he was a member of the Ways & Means, Transportation and Public Works committees. Congressman Moody also served on the subcommittees of Health, Social Security, Infrastructure and Water Resources. After his tenure with the U.S. Congress, he was appointed Vice President and Chief Financial Officer of International Fund for Agriculture Development in Rome, Italy from 1995-1998 where he was responsible for formulating and administering $50 million operating budget in support of $500 million loan program as well as managing a $2.2 billion reserve fund investment portfolio. From 1998-2000, Congressman Moody served as the President and CEO of InterAction, a coalition of 165 U.S. based non-profit organizations in disaster relief, refugee assistance and economic development located in Washington, D.C. Since April 2000, Congressman Moody has served as a Financial Advisor to Morgan Stanley in Alexandria, VA where he is responsible for bringing institutional, business and high net-worth individual’s assets under management. Mr. Moody also represents Morgan Stanley on the ATC Executive Board. Mr. Moody received his B.A. from Haverford College; his M.P.A. from Harvard University and his Ph.D. in Economics from U.C. Berkeley. Mr. Moody is the Chairman of the Audit Committee and a member of the Nominating and Corporate Governance committee. Based on Mr. Moody’s experience, the board of directors has determined that Mr. Moody is qualified to act as NetSol’s audit committee financial expert. Mr. Moody is an independent director.

SHAHID JAVED BURKI was appointed to the Board of Directors in February 2003. He had a distinguished career with World Bank at various high level positions from 1974 to 1999. He was a Director of Chief Policy Planning with World Bank from 1974-1981. He was also a Director of International Relations from 1981-1987. Mr. Burki served as Director of China Development from 1987-1994 and Vice President of Latin America with World Bank from 1994-1999. In between, he briefly served as the Finance Minister of Pakistan from 1996-1997. Mr. Burki also served as the CEO of the Washington based investment firm EMP Financial Advisors from 1992-2002. Presently, he is the Chairman of Pak Investment & Finance Corporation. He was awarded a Rhodes Scholarship in 1962 and M.A in Economics from Oxford University in 1963. He also earned a Master of Public Administration degree from Harvard University, Cambridge, MA in 1968. Most recently, he attended Harvard University and completed an Executive Development Program in 1998. During his lifetime, Mr. Burki has authored many books and articles including: China's Commerce (Published by Harvard in 1969) and Accelerated Growth in Latin America (Published by World Bank in 1998). Mr. Burki is an independent director. Mr. Burki is the Chairman of and a member of the Compensation Committee and is a member of the Audit Committee.

DEREK SOPER was appointed to the Board of Directors in April 2005 to fill a vacancy left by the departure of Mr. Shabir Randeree. Mr. Soper has both established and managed many finance and leasing companies around the world including Barclays Export and Finance Company in 1971, followed over the next ten years by a number of de novo start and acquisitions to establish Barclays subsidiaries across Europe, North America and South Africa. From 1981 to 1991 he was the Director responsible for leasing, tax based products and structured finance with Kleinwort Benson. In 1991 he was the founding member of AT&T Capital in Europe where he served as Chairman until 1995. During that time thirteen subsidiary companies were established across Europe. Following the establishment of the European business of AT&T Capital he moved to Hong Kong, as Chairman of the Asia Pacific Region, to establish the Company presence in that Region of the World. Following retirement from AT&T Capital in 1998 and after returning to the UK, he joined the Alta Group to establish their presence in Europe. Derek sits on the Business Code of Conduct Committee of the Finance and Leasing Association and is a Past Chairman of the Association. He is a Fellow of the Institute of Directors and keeps in close touch with the US and European Banking and Leasing community through membership of the Equipment Leasing Association of the USA and Leaseurope in Brussels. He is the Author of the leasing textbook “The Leasing Handbook” published by McGraw Hill. Mr. Soper attended Scarborough College in England. Mr. Soper is an independent director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of NetSol's Common Stock, our only class of outstanding voting securities as of May 25, 2005, by (i) each person who is known to NetSol to own beneficially more than 5% of the outstanding Common Stock with the address of each such person, (ii) each of NetSol's present directors and officers, and (iii) all officers and directors as a group:

	Percentage
	Number of	Beneficially
Name and Address	Shares(1)(2)	owned(3)

Najeeb Ghauri (4)	912,650	6.66%
Naeem Ghauri (4)	761,367	5.55%
Salim Ghauri (4)	877,416	6.51%
Jim Moody (4)	87,000	*
Eugen Beckert (4)	179,000	1.31%
Shahid Javed Burki (4)	93,000	*
Derek Soper(4)	100,000	*
Patti L. W. McGlasson (4)	75,000	*
All officers and directors as a group (nine persons)	3,085,433	22.51%

*	Less than one percent
(1)	Except as otherwise indicated, NetSol believes that the beneficial owners of the common stock listed in this table, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.
(2)	Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of common stock relating to options currently exercisable or exercisable within 60 days of May 25, 2005 are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares shown as beneficially owned by them.
(3)	Percentage ownership is based on 13,707,547 shares issued and outstanding at May 25, 2005.
(4)	Address c/o NetSol Technologies, Inc. at 23901 Calabasas Road, Suite 2072, Calabasas, CA 91302.

DESCRIPTION OF SECURITIES

The selling stockholders are offering for sale shares of our common stock, par value $0.001 per share. We only have one class of common stock. Our capital stock consists of 45,000,000 shares of common stock, par value $.001 per share and 5,000,000 shares of preferred stock, $.001 par value. No shares of preferred stock have been issued. The terms and rights of the preferred shares may be set by the board of directors at their discretion. Each share of common stock is entitled to one vote at annual or special stockholders meetings. There are no pre-emption rights. We have never declared or paid any dividends on our common stock or other securities and we do not intend to pay any cash dividends with respect to our common stock in the foreseeable future. For the foreseeable future, we intend to retain any earnings for use in the operation of our business and to fund future growth. The terms of the warrant agreements between the selling stockholders and NetSol contain standard anti-dilution protections.

EXPERTS

The audited financial statements for our company as of the year ended June 30, 2004, and the unaudited financial statements for our company as of the nine months ended March 31, 2005 included in this prospectus are reliant on the reports of Kabani & Company, Inc., independent certified public accountants, as stated in their reports therein, upon the authority of that firm as experts in auditing and accounting The audited financial statements for our company as of the year ended June 30, 2004 also included in this prospectus are also reliant on the reports of Saeed Kamran Patel & Co., Chartered accountants, as stated in their reports therein, upon the authority of that firm as experts in auditing and accounting.

The audited financial statements for CQ Systems Ltd as of the year ended March 31, 2004 and March 31, 2003 included in this prospectus are reliant on the reports of CMB Partnership, as stated in their reports therein, upon the authority of that firm as experts in auditing and accounting.

Malea Farsai, Esq., counsel for our Company, has passed on the validity of the securities being offered hereby.

Kabani & Company, Inc. was not hired on a contingent basis, nor will it receive a direct of indirect interest in the business of the issuer. Neither Kabani & Company, Inc. nor its principals are, or will be, a promoter, underwriter, voting trustee, director, officer or employee of NetSol. Saeed Kamran Patel & Co., was not hired on a contingent basis, nor will it receive a director or indirect interest in the business of the issuer. Neither Saeed Kamran Patel & Co, nor its principals are, or will be, a promoter, underwriter, voting trustee, director, officer of employee of NetSol. CMB Partnership was not hired on a contingent basis by CQ, nor will it receive a direct or indirect interest in the business of issuer. Neither CMB Partnership nor its principals are, or will be, a promoter, underwriter, voting trustee, director, officer or employee of NetSol. Malea Farsai, Esq. is an employee of NetSol. She has received, as part of her compensation with NetSol, options to purchase and grants of shares of common stock. As of May 25, 2005, Ms. Farsai is the holder of 55,120 shares of common stock of NetSol and options to purchase 29,000 shares of common stock at the exercise price of $.75 per share. These options expire on February 16, 2007. Ms. Farsai also holds options to purchase 10,000 shares at $2.05 per share and 10,000 shares at an exercise price of $4.00 per share, both expiring in February 2009. Ms. Farsai is not nor is it intended that she will be a promoter, underwriter, voting trustee, director or officer of NetSol.

DISCLOSURE OF COMMISSION POSITION OF
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

We have indemnified each member of the board of directors and our executive officers to the fullest extent authorized, permitted or allowed by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

DESCRIPTION OF BUSINESS

GENERAL

NetSol Technologies, Inc. (f/k/a NetSol International, Inc.) ("NetSol") is an end-to-end information technology ("I/T") and business consulting services provider for the lease and finance, banking and financial services industries. Since we were founded in 1997, we have developed enterprise solutions that help clients use I/T more efficiently in order to improve their operations and profitability and to achieve business results. Our focus has remained the lease and finance, banking and financial services industries. We operate on a global basis with locations in the U.S., Europe, East Asia and Asia Pacific. By utilizing our worldwide resources, we believe we have been able to deliver high quality, cost-effective I/T services. NetSol Technologies Pvt. Ltd. ("NetSol PK") develops the majority of the software for us. NetSol PK was the first company in Pakistan to achieve the ISO 9001 accreditation. In 2004, we also obtained the Carnegie Mellon’s Software Engineering Institute (“SEI”) Capable Maturity Model (“CMM”) Level 4 assessment. According to the SEI website, the CMM is a model for judging the maturity of the software process of an organization and for identifying the key practices that are required for the maturity of these processes. The software CMM has been developed by the software community with stewardship by the SEI. There are only a few software companies worldwide that have achieved SEI CMM Level 3 as of April 2003. NetSol obtained SEI CMM Level 2 assessment in 2002. According to the SEI website, www.sei.cmu/sema/pdf/sw-cmm/2003apr.pdf, the CMM levels developed by SEI in conjunction with the software industry are the highest levels of recognition for quality and best practices a software company can achieve.

COMPANY BUSINESS MODEL

Our business model has evolved over the past six years. NetSol now offers a broad spectrum of I/T products and I/T services that deliver a high return on investment for its customers. NetSol has perfected its delivery capabilities by continuously investing in its software development and Quality Assurance (“QA”) processes. NetSol believes its key competitive advantage is its ability to build high quality enterprise applications using its offshore development facility in Lahore, Pakistan. In fact, over 80% of NetSol’s revenue is generated in US Dollars and 80% of its overhead is incurred in Rupees, providing NetSol with a distinct cost arbitrage business model.

Achieving Software Maturity and Quality Assurance.

NetSol, from the outset, invested heavily in creating a state of the art, world-class software development capability. A series of QA initiatives have delivered to NetSol the ISO 9001 certification as well as the CMM level 4 assessment. Achieving this CMM level 4 required dedication at all our corporate levels.

SEI’s CMM, which is organized into five maturity levels, has become a de facto standard for assessing and improving software processes. Through the CMM, SEI and the software development community have established an effective means for modeling, defining, and measuring the maturity of the processes used by software professionals. The CMM for software describes the principles and practices underlying software process maturity and is intended to help software organizations improve the maturity of their software processes in terms of an evolutionary path from ad hoc, chaotic processes to mature, disciplined software processes. Mature processes meet standardized software engineering methods and integrable into a customer’s system. Mature processes ensure enhanced product quality resulting in faster project turn around and a shortened time-to-market. In short, a mature process would, ideally, have fewer bugs and integrate better into the customer’s system.

We have always strived to improve quality in every aspect of our business. This quality drive, based on our vision, trickles from the top to the lowest levels in the organization. We believe that it is this quality focus that enabled our software development facility to become the first ISO 9001 certified software development facility in Pakistan in 1999. This accomplishment marked the beginning of our 3-year program towards achieving the higher challenges of CMM (Software Engineering Institute).

The first step of the program was to launch a dedicated “Quality Engineering” team mandated with software process improvement and achieving CMM ratings. The department was provided every facility, from overseas training to complete commitment of higher management, to enable it to achieve the desired goals. Our management also made sure that everybody in NetSol was committed to achieving CMM. The whole organization went through a comprehensive transformation cycle. The process included, but was not limited to, the hiring and training of key personnel in the U.S. and Pakistan, and following the standards and processes designed and instituted by the SEI. The extreme focus and a major team effort resulted in a CMM level 2 assessment in March 2002. We were the first in Pakistan to achieve this distinction. While proud of this accomplishment, all our levels continued to strive towards CMM level 3. The quality-engineering department in specific, and we in general, started implementing Level 3 Key Processes Areas (“KPAs”) in a methodical and structured manner. There were training programs conducted by in-house personnel, local experts and foreign consultants on various topics related to defining goals, processes, interpreting KPAs and implementing them. This focus and commitment resulted in us achieving the CMM Level 3 in 16 months compared to the world average of 21 months. Upon passing the rigorous, nearly two week final assessment, conducted by Rayney Wong, SEI CMM Lead Assessor from Xerox Singapore Software Centre, Fuji Xerox Asia Pacific Pte. Ltd., our development facility was granted the CMM Level 3. This is notable in that, according to SEI CMM-CBA IPI and SPA Appraisal Results, Maturity Profile April 2003, there are only 164 software development facilities in the world with software -CMM Level 3 ratings. In December 2004, we achieved SEI CMM level 4 certification. The Company’s intention is to pursue CMM Level 5 (SEI’s hightest maturity level) by 2006.

Professional Services.

We offer a broad array of professional services to clients in the global commercial markets and specialize in the application of advanced and complex I/T enterprise solutions to achieve its customers' strategic objectives. Our service offerings include bespoke software development, software analysis and design, testing services, off shore as well as onsite quality assurance services, consultancy in quality engineering and process improvement including assistance in implementation of ISO and CMM quality standards, Business Process Reengineering, Business Process Outsourcing systems reengineering, maintenance and support of existing systems, technical research and development, project management, market research and project feasibilities.

Outsourcing involves operating all or a portion of a customer's technology infrastructure, including systems analysis, system design and architecture, change management, enterprise applications development, network operations, desktop computing and data center management.

Systems integration encompasses designing, developing, implementing and integrating complete information systems.

I/T and management consulting services include advising clients on the strategic acquisition and utilization of I/T and on business strategy, operations, change management and business process reengineering.

The experience gained by us through its own software quality endeavors, has enabled us to offer consultancy services in the areas of Software Quality, Process Improvement, ISO Certification and SW-CMM Implementation. ISO certification and CMM services include, but are not limited to GAP Analysis against the standard ISO/CMM; Orientation Workshops; Guiding the Implementation of the plan developed after the GAP Analysis; Training on Standard Processes; Process implementation support off-site and on-site; assessment training; and assistance through the final assessment (Certification Audit for ISO). NetSol has been chosen by the Pakistan Software Export Board under the direction of the Ministry of Information Technology and Telecommunication to provide consultancy to local software houses.

LeaseSoft

We also develop advanced software systems for the asset based lease and finance industries. We have developed “LeaseSoft” a complete integrated lease and finance package. LeaseSoft, a robust suite of four software applications, is an end-to-end solution for the lease and finance industry. The four applications under LeaseSoft have been designed and developed for a highly flexible setting and are capable of dealing with multinational, multi-company, multi-asset, multi-lingual, multi-distributor and multi-manufacturer environments.

LeaseSoft is a result of more than six years of effort resulting in over 60 modules grouped in four comprehensive applications. These four applications are complete systems in themselves and can be used independently to exhaustively address specific sub-domains of the leasing/financing cycle. And, if used together, they fully automate the entire leasing / financing cycle.

The constituent software applications are:

•    LeaseSoft Electronic Point of Sale (LeaseSoft ePOS). LeaseSoft.ePOS is a web-based point of sale system for the use of dealers, brokers, agents and sales officers to initiate credit applications. It is a web-based system and, though it can be used with equal efficiency on an intranet, the real ability is to harness the power of the Internet to book sales. LeaseSoft.ePOS users create quotations and financing applications (Proposals) for their customers using predefined financial products. The application is submitted to the back office system [such as LeaseSoft.CAP] for approval. After analysis, the application is sent back to the LeaseSoft.ePOS system with a final decision.

•    Credit Application Processing System (CAP Formally known as Proposal Management System, PMS). LeaseSoft.CAP provides companies in the financial sector an environment to handle the incoming credit applications from dealers, agents, brokers and the direct sales force. LeaseSoft.CAP automatically gathers information from different interfaces like credit rating agencies, evaluation guides, contract management systems and scores the applications against defined scorecards. All of this is done in a mechanized workflow culminating with credit team members making their decisions more quickly and accurately. Implementation of LeaseSoft.CAP dramatically reduces application-processing time in turn resulting in greater revenue through higher number of applications finalized in a given time. LeaseSoft.CAP is also an excellent tool to reduce probability of a wrong decision thus again providing a concrete business value through minimizing the bad debt portfolio.

•    Contract Management System (CMS). LeaseSoft.CMS provides comprehensive business functionality that enables its users to effectively and smoothly manage and maintain a contract with the most comprehensive details throughout its life cycle. It also provides interfaces with company banks and accounting systems. LeaseSoft.CAM also effectively maintains details of all business partners that do business with NetSol including, but not limited to, customers, dealers, debtors, guarantors, insurance companies and banks. A number of leasing consultants have provided their business knowledge to make this product a most complete lease and finance product. NetSol’s LeaseSoft.CAM provides business functionality for all areas that are required to run an effective, efficient and customer oriented lease and finance business.

•    Wholesale Finance System (WFS). LeaseSoft.WFS automates and manages the floor plan/bailment activities of dealerships through a finance company. The design of the system is based on the concept of one asset/one loan to facilitate asset tracking and costing. The system covers credit limit, payment of loan, billing and settlement, stock auditing, online dealer and auditor access and ultimately the pay-off functions.

Typically, NetSol’s sales cycle for these products ranges between two to five months. We derive our income both from selling the license to use the products as well as from related software services. The related services include requirement study/gap analysis, customization on the basis of gaps development, testing, configuration, installation at the client site, data migration, training, user acceptance testing, supporting initial live operations and, finally, the long term maintenance of the system. Any changes or enhancement done is also charged to the customer.

License fees can vary generally between $100,000 up to $1,000,000 per license depending upon the size of the customer and the complexity of the customer’s business. The revenue for the license and the customization flows in several phases and could take from six months to two years before its is fully recognized as income in accordance with generally accepted accounting principles. The annual maintenance fee which usually is an agreed upon percentage of overall monetary value of the implementation then becomes an ongoing revenue stream realized on a yearly basis.

NetSol manages this sale cycle by having two specialized pools of resources for each of the four products under LeaseSoft. One group focuses on software development required for customization and enhancements. The second group comprises of LeaseSoft consultants concentrating on implementation and onsite support.

NetSol also maintains a LeaseSoft specific product website www.leasesoft.biz

Status of New Products and Services

Effective October 14, 2003, we acquired Pearl Treasury System Ltd., in exchange for the issuance of up to 60,000 shares of common stock of NetSol.  With this acquisition, we have expanded our menu of software into banking and other financial areas.

Pearl Treasury System (PTS)- inBanking™

PTS was originally developed on two tier client server technologies and was designed to provide full process automation and decision support in the front, middle and back offices of treasury and capital market operations. On internal review of PTS by its founder, Noel Thurlow and NetSol’s banking specialists post acquisition, it was decided to re-write the system with in the .NET technologies, bringing the system into the n-tier/browser based environment. 70% of the Phase One deliverable is completed. This multi-tier architectural design enables PTS, now inBanking™ to permit further development beyond treasury and capital markets. inBanking™ is modular and can therefore be implemented as solutions for, example, front office trading, middle office credit or market risk, or back office settlement. In the past, NetSol has developed and marketed smaller banking solutions to Citibank in Pakistan. While there are no assurances, Management hopes to couple the sophistication of PTS with its own experience in developing and marketing banking solutions to our advantage.

CQ Systems

On January 17, 2005, we entered into an agreement to acquire CQ Systems Ltd., a private company organized under the laws of England and Wales and located outside London. CQ Systems provides sophisticated accounting and administrative software, along with associated services, to leasing and finance companies located in Europe, Asia and Africa. The products include software modules for asset finance, consumer finance, motor finance, general finance and insurance premium finance. The modules provide an end-to-end contractual solution - from underwriting, contract administration and accounting, through asset disposal and remarketing. Customers include notable European companies such as Scania Finance GB, DaimlerChrysler Services, Broadcastle PLC, Bank of Scotland Equipment Finance and Deutsche Leasing Ltd. The acquisition closed on February 22, 2005 based on March 31, 2004 financial statements of CQ Systems Ltd. with the payment of approximately $1.7 million in cash and 681,965 shares of Company common stock based on a $2.46 per share cost basis. Consideration was adjusted when March 31, 2005 financials were received. The final payment of consideration will be made after the completion of CQ’s March 31, 2006 fiscal year end.  There is no guaranty that the acquisition will benefit NetSol or that NetSol will be able to make the final consideration payment in after March 31, 2006. NetSol has expended substantial management time in this transaction and shall continue to incur costs related to the integration of the operations including audit costs both of which could otherwise be used to benefit NetSol. Consummation of the transaction could result in dilution to existing stockholders.

Like the above-identified acquisition, we will continue to explore merger and acquisition opportunities, which will benefit us by providing market opportunities or economies of scale.

Strategic Alliances

LeaseSoft is recognized as Solution Blueprint by Intel Corporation. Intel has very stringent technical and market potential criteria for marking a solution as solution blueprint. The document is also available online from Intel’s website http://www.intel.com/business/bss/solutions/blueprints/industry/finance/index.htm

NetSol and Intel Corporation have a strategic relationship that would potentially permit NetSol to market its core product, ‘LeaseSoft’, through Intel websites. In a joint press release made earlier in 2004, by both NetSol and Intel, both companies would deliver a new Solution Blueprint for its core leasing solution. With the collaboration to create a world-class blueprint for the leasing and finance industry, deployment should become even faster and smoother for our customers. Intel's website defines Intel’s Solution Blueprints as detailed technical documents that define pre-configured, repeatable solutions based on successful real-world implementations. Built on Intel® architecture and flexible building block components, these solutions help deliver increased customer satisfaction, lower operating costs, and better productivity. Through this strong relationship, NetSol has been invited by Intel in China and in San Francisco to present and introduce the company’s core product line to a global market.

DaimlerChrysler Services Asia Pacific has established “Application Support Center (ASC)” in Singapore to facilitate the regional companies in LeaseSoft related matters. This support center is powered by highly qualified technical and business personnel. ASC LeaseSoft in conjunction with NetSol Technologies (Pvt.) Ltd. Lahore are supporting DCS companies in seven different countries in Asia and this list can increase as other DCS companies from other countries may also opt for LeaseSoft.

With the recent deregulation of Pakistan's telecommunications sector and the government's desire to attract investors to the country, while experiencing an unprecedented increase in exports, Pakistan is keen to build a solid technology infrastructure to support the growth expected over the next several years. The areas within Pakistan expected to receive major information technology investments by the government are education, public sector automation, railways and the country's armed forces.

NetSol Connect, Pvt. Ltd., a wholly owned IP backbone and broadband subsidiary of the Company, has recently forged a partnership with UK based computer company, Akhter Computers of U.K. Pursuant to this agreement, NetSol has retained control of the Company with ownership of 50.1% to Akhter’s 49.9%. This alliance is designed to permit NetSol to benefit from the potentially high growth of the telecommunications market by bringing in new technology, new resources and capital while permitting NetSol to focus on its core competencies of developing and marketing software. NetSol Akhter acquired, for cash, another small internet connectivity business named Raabta Online in Pakistan. This acquisition expands the presence of NetSol Akhter’s connectivity business to at least three major cities of Pakistan.

In June 2004, the Company entered into a Frame Agreement with DaimlerChrysler AG. This agreement, which serves as a base line agreement for use of the LeaseSoft products by DaimlerChrysler Services AG companies and affiliated companies, represents an endorsement of the LeaseSoft product line and the capabilities of NetSol to worldwide DaimlerChrysler entities. This endorsement has had a tremendous impact on our perspective customers, it has helped our sales and Business Development personnel to market and sell our LeaseSoft solution to blue chip customers around the world.

In November 2004, the Company entered into a joint venture agreement with The Innovation Group (“TiG”) whereby the TIG-NetSol (Pvt) Ltd., a Pakistani company, provides support services enabling TiG to scale solution delivery operations in key growth markets. TiG-NetSol will build a “Center Of Excellence” in NetSol’s IT Village in Lahore, Pakistan, with a full back up facility in Bangalore, India. NetSol owns 50.5 percent of the new venture, with TiG owning the remaining 49.5 percent.

Technical Affiliations

We currently have technical affiliations as: a MicroSoft Certified Partner; a member of the Intel Early Access Program; and, an Oracle Certified Partner.

MARKETING AND SELLING

The Marketing Program

The Company is aggressively growing the marketing and sales organizations in the United Kingdom, Australia, Pakistan and the USA. Management believes that the year 2005 will be a year for growth and the launching of footprints in new markets, while penetrating in the established markets such as Asia Pacific and Europe.

While affiliations and partnering result in potential growth for the Company, marketing and selling remain essential to building Company revenue. The objective of the Company's marketing program is to create and sustain preference and loyalty for NetSol as a leading provider of enterprise solutions, e-services consulting and software solutions. Marketing is performed at the corporate and business unit levels. The corporate marketing department has overall responsibility for communications, advertising, public relations and the website and also engineers and oversees central marketing and communications programs for use by each of the business units.

Our dedicated marketing personnel within the business units undertake a variety of marketing activities, including sponsoring focused client events to demonstrate our skills and products, sponsoring and participating in targeted conferences and holding private briefings with individual companies. We believe that the industry focus of our sales professionals and our business unit marketing personnel enhances their knowledge and expertise in these industries and will generate additional client engagements. With the US technology market slow down, NetSol marketing teams are concentrating on the overseas markets with gradual and cautious entry into the US market.

The Company generally enters into written commitment letters with clients at or around the time it commences work on a project. These commitment letters typically contemplate that NetSol and the client will subsequently enter into a more detailed agreement, although the client's obligations under the commitment letter are not conditioned upon the execution of the latter agreement. These written commitments and subsequent agreements contain varying terms and conditions and the Company does not generally believe it is appropriate to characterize them as consisting of backlog. In addition, because these written commitments and agreements often provide that the arrangement can be terminated with limited advance notice or penalty, the Company does not believe the projects in process at any one time are a reliable indicator or measure of expected future revenues. However, there is a very small probability of cancellation since the client thoroughly scrutinizes the products and only signs the contract once they are confident that it meets their requirements. In addition, Netsol has very little past history of termination once the commitment letter has been signed.

The Markets

NetSol provides its services primarily to clients in global commercial industries. In the global commercial area, our service offerings are marketed to clients in a wide array of industries including, automotive: chemical; tiles/ceramics; Internet marketing; software; medical; banks; U.S. higher education and telecommunication associations and, financial services.

Geographically, NetSol has operations on the West and East Coast of the United States, Central Asia, Europe, and Asia Pacific regions.

During the last two fiscal years ended June 30, 2004, NetSol's revenue mix by major markets was as follows:

	2004	2003

North American (NetSol USA)	12%	15%
Europe (NetSol Technologies, UK Ltd.)	6%	5%
Other International (Abraxas, NetSol Technologies Pvt. Ltd.,	82%	80%
NetSol Pvt., Ltd., NetSol Connect)
Total Revenues	100%	100%

Fiscal Performance Overview

We have effectively expanded our development base and technical capabilities by training our programmers to provide customized I/T solutions in many other sectors and not limiting ourselves to the lease and finance industry. We believe that the offshore development concept has been successful as evidenced by several companies in India, which according to the recent statistics by the Indian I/T agency, NASSCOM, showed software exports exceeding $11 billion in 2003-2004 and $9.5 billion in the year 2002-2003 as opposed to $7 billion in 2001.

NetSol Technologies PVT Ltd.

Our subsidiary in Pakistan continues to perform strongly and has enhanced its capabilities and expanded its sales and marketing activities. In May 2004, NetSol inaugurated its newly built Technology Campus in Lahore, Pakistan. This is state of the art, purpose-built and fully dedicated IT and software development facility, is first of its kind in Pakistan. NetSol also signed a strategic alliance agreement with the IT ministry of Pakistan to convert the technology campus into a technology park. By this agreement, the IT ministry would invest nearly Rs 10.0MN (approximately $150,000) to install fiber optic lines and improve the bandwidth for the facility. NetSol has relocated its entire staff of over 250 employees into this facility. As a result of the TiG joint venture, space in the facility is being developed for a dedicated use to this project.

The Lahore operation supports our worldwide customer base of the LeaseSoft suite of products and all other product offerings. NetSol has continued to lend support to the Lahore subsidiary to further develop its quality initiatives and infrastructure. The major initiative in this area is the final stage of phase 1 of the development of the technology campus. The development facility in Pakistan, being the engine, which drives NetSol, continues to be the major source of revenue generation. The Pakistan operation has contributed nearly 55% of 2004, with $3,190,000 in revenues for the current year. This was accomplished primarily through export of I/T Services and product licensed to the overseas markets. The total revenue of NetSol Pakistan, including the Pakistan domestic market, was $3.67 million with profit of $1.63 million.

NetSol has signed on new customers for LeaseSoft as well as bespoke development services. For LeaseSoft the following new projects were earned by the Company:

DaimlerChrysler Leasing Thailand (DCLT) - Licensing and customization of LeaseSoft.CMS
This was the significant break since CMS is the largest of the four applications from the LeaseSoft suit. DCLT till now had been using other products under LeaseSoft but now with implementation of CMS, end to end assets side business of DCLT will be on LeaseSoft.

Toyota Leasing Thailand (TLT) - Licensing, customization and implementation of LeaseSoft.CAP TLT is a volume leader in captive finance companies in Thailand and it has chosen NetSol’s LeaseSoft.CAP to automate the credit evaluation process. The project is currently under way and looking at the NetSol expertise in Leasing and Finance TLT has also shown very keen interest in NetSol’s LeaseSoft.WFS to power its wholesale finance business. NetSol also considers it a big strategic break as once delivering successfully in Thailand NetSol will be in a very good position to target Toyota Finance companies around the world.

CMM Evaluation Consultancy Services for PSEB.
As a part of Ministry of Information Technology’s efforts for the process improvements in the operations of Pakistani software houses, NetSol, under the auspices of Pakistan Software Export Board, would be undertaking an exercise for these consultancy services for different software companies. The key aspects of these services would be CMM introduction, gap analyses for ISO 9001:2000 compliant procedures, CMM Level 2 pre-assessments, evaluations and tracking/analyses of such improvements.

NetSol has been identified as a premium I/T company in Pakistan. With its matured products and services, local demand is surging. A few of the recently signed agreements in the private and public sectors are:

•	Software Process Improvement Services for NADRA. (National Database Registration Authority of Pakistan)

•	MM Training Workshops as consultants for PSEB (Pakistan Software Export Board ).

•	Credit MIS & FIS for PRSP (Punjab Rural Support Program)

•	Electronic Credit Information Bureau for State Bank of Pakistan

•	Punjab Portal

•	Consultancy & Automation of Pakistan Administrative Staff College

The growing domestic business in Pakistan, as stated above is valued over tens of millions rupees or hundreds of thousands of US dollars. NetSol has a very strong pipeline to win many more and major new projects in the public and private sectors. NetSol will continue to strive to become the most dominant IT solutions providers in this explosive growth market.

NetSol Technologies UK Ltd

We launched our United Kingdom subsidiary in Fiscal 2003. The UK subsidiary is responsible for the Company’s activities in the UK, Europe and Middle East and include the spearheading of the sales and marketing efforts for inBanking™, NetSol’s new treasury and wholesale banking solution; plus ongoing marketing and sales of the LeaseSoft portfolio of leasing solutions and NetSol’s range of on and off-shore I/T services.

Depending solely upon organic growth, the UK company produced $356,000 in revenue for the current fiscal year or 6% of the Company’s total revenues. The main focus of this entity is to market the array of banking and leasing solutions in the heart of the financial district in London and the rest of Europe. In May 2004, NetSol announced the signing of an agreement to develop new software programs for The Innovation Group (“TiG”), a provider of profit improvement solutions to the insurance industry. This relationship was further bolstered by the relationship consummated in November 2004 with TiG to form TiG-NetSol Pvt.

Most recently, the UK operations entered into agreements with DCD Group UK, TiG and Habib Allied Bank in the UK. The revenue contribution for NetSol UK was $357,000 or about 6.2% of the revenues of 2004.

While there is no guaranty that the transaction with be consummated, the proposed acquisition of CQ Systems Ltd. with further provide a platform for the LeaseSoft suite of products in the UK and Europe.

NetSol-Abraxas

The Australian market continues to be active as NetSol maintains its customers such as Yamaha Motors, GMAC Australia, St. George Bank, DaimlerChrysler Finance in New Zealand, and Volvo Australia. We continue to pursue new customers and new business from its existing customers for its core product lines.

We recently signed an agreement with Australian Motor Finance Pty Ltd., which provides credit to automobile consumers with either very little credit history or minor credit problems. Under the terms of this agreement, NetSol will design and implement a point of sale system for AMF’s wholesale funding initiatives and permits NetSol to participate in transaction-based revenue sharing. We signed Yamaha Motors in Australia and DaimlerChrysler Finance in New Zealand as new customers of the LeaseSoft suite. There are a number of new prospects that are in varying degrees of the decision-making process. The Australian subsidiary contributed 5% of our revenues in fiscal year 2004, with $264,000 in revenues.

NetSol CONNECT-NetSol Akhter

In August 2003, NetSol entered into an agreement with United Kingdom based Akhtar Group PLC (Akhtar). Under the terms of the agreement, Akhtar Group acquired 49.9 percent of our subsidiary, Pakistan based NetSol Connect PTV Ltd., an Internet service provider (ISP) in Pakistan. As part of this Agreement, NetSolCONNECT changed its name to NetSol Akhter. As part of this Agreement, NetSolCONNECT changed its name to NetSol Akhter. A change in the ownership structure in September 2003 and the consolidation and readjustment of the revenue model caused revenue reduction in fiscal year 2004 from as compared to the fiscal year 2003. However, of late, NetSol Connect has steadily grown its presence in tri cities (Karachi, Lahore and Islamabad.) The company acquired a small internet online company called Raabta Online in early 2004. This created a national presence for wireless broadband business in key markets that have experienced explosive growth. The telecom sector in Pakistan has a potential market size exceeding $100Million. NetSol Connect with its new laser and wireless technologies has a potential to become a major brand in Pakistan.

NetSol CONNECT was launched in early 2000 in Karachi, Pakistan's largest city. Prior to NetSol CONNECT's technology being brought to Karachi, the concept of high speed "ISP" backbone infrastructure was new in Pakistan. NetSol was the first company to turn such concept into reality. In the past two years, NetSol CONNECT has become the second largest high speed and fast access ISP in Karachi. NetSol believes the ISP space is still in its infancy and the growth prospects are extremely good. By the end of Fiscal year 2002, the direct membership was over 40,000 subscribers. The main competitor of NetSol CONNECT has a subscriber base in the range of 40,000-50,000 in Karachi and has been in business for over 7 years. The partnership with Akhtar Computers is designed to rollout the services of connectivity and wireless to the Pakistani national market. This subsidiary contributed 14% of the revenues in fiscal year 2004, with $779,000 in revenues.

Akhtar, one of the oldest established computer companies in the UK, is well recognized as a provider of managed Internet services, integrated networks, both local area networks and wide area networks, as well as metropolitan area networks within the UK. Akhter’s proprietary broadband technologies and solutions will provide NetSol CONNECT a technologically strong platform for strengthening its telecommunications infrastructure within Pakistan with a goal of becoming a leading provider of broadband Internet access to both residential and commercial users.

The initial stage of the agreement provides NetSol with an investment of up to $1 million in cash to launch a broadband infrastructure in Karachi, the largest business hub in Pakistan. The initial infrastructure will provide a 155MB backbone and a 5MB broadband to customer premises using a proprietary broadband technology and an infrastructure consisting of 20 hubs. After the successful launch of the initial six-month beta program to Karachi's residential and commercial customers, additional rollouts of the hubs are scheduled in Lahore and Islamabad within a 12-month period. The second investment into the program could provide up to $20 million to create the first Terabit backbone in Pakistan. This will allow NetSol to provide data, voice, video and other multi-media services to major cities within Pakistan.

NetSol Akhter Pvt Ltd. shall continue to aggressively seek revenues to growth.

NetSol USA

In May 2003, NetSol acquired the assets of Altvia Technologies, Inc. (“Altvia”). Altvia provided NetSol an experienced management team familiar with the offshore software development model. From 2000-2003, Altvia maintained an offshore development team in Islamabad, Pakistan. Altvia’s clients included major member-based higher education and telecommunications trade associations in the Washington, D.C. and Baltimore area. The acquisition allows NetSol to extend its business presence in the United States, specifically in the high-growth, greater-Washington, D.C. market. NetSol USA functions as the service provider for the US based customers both in the consulting services area as well as project management. The office provides greater access to the emerging East Coast markets. In the last fiscal year, NetSol USA signed agreements with Capital Stream, a Washington based software developer specializing in software to financial sectors. The revenue generated in fiscal year 2004 from Capital Stream and other US based customers was in excess of $675,00. NetSol USA represented 12% of total, or $677,000, 2004 revenues.

LeaseSoft Sales

LeaseSoft received a major recognition when DaimlerChrysler Services (DCS) AG, Germany signed a global frame agreement with NetSol for LeaseSoft. Under terms of the open-ended global frame contract, LeaseSoft is named as one of the strategic, asset-based, finance software solutions for DCS. In addition to its LeaseSoft product suite, NetSol could also provide DCS with a range of fixed-rate, contractual professional and IT services, which are also covered by the frame agreement. NetSol's professional services will include product customization, implementation, technical support, ongoing maintenance and upgrades. The company's technology and consulting services will include project management, systems analysis and business process reengineering.

LeaseSoft is establishing itself as a dependable and preferred system in the niche market of asset based lease and finance. In 2003-2004, NetSol was able to sell a number of LeaseSoft licenses in Asia, details of which are as follows:

LeaseSoft.CAP DaimlerChrysler Leasing Thailand (“DCLT”). DCLT was already using LeaseSoft.WFS for managing their wholesale finance business and as soon as they decided to aggressively follow retail side leasing in Thailand they opted for NetSol’s Credit Application Processing System. LeaseSoft.CAP was successfully implemented at DCLT and is enabling DCLT to process larger numbers of applications per given period of time while simultaneously providing the functionalities to reduce the probability of default per approved loan. After the successful implementation of LeaseSoft.CAP, DCLT has opted for LeaseSoft.CMS to power their complete operations on retail side financing.

LeaseSoft.CAP at Toyota Leasing Thailand (TLT). Toyota Leasing Thailand opted for LeaseSoft.CAP to automate the credit approval cycle through an objective point score based approval system implemented through a highly intensive workflow. TLT is a volume leader in Captive Finance companies in Thailand and getting TLT as LeaseSoft customer means that NetSol has best of both worlds in Thailand, i.e., DaimlerChrysler Leasing Thailand serving the Elite and prestige class as well as TLT the volume leaders in the country. This implementation is based on Oracle and Linux and was completed in January 2005. After the successful implementation of LeaseSoft.CAP, TLT has opted for a customized LeaseSoft module for use in Thailand.

LeaseSoft.WFS Version upgrade at DaimlerChrysler Leasing Thailand (DCLT). .DCLT was using LeaseSoft.WFS version 3.2. However, the new 4.1 version had enhanced features and to make use of the new functionality set DCLT upgraded their version to the latest one.

NetSol also completed the on going implementation of LeaseSoft.WFS at DaimlerChrysler Services Korea. A peculiar aspect of this implementation is that it is an off site implementation where by the users sit and use the system in Korea where as the system in reality is hosted in Singapore.

Technology Campus

We broke ground for our Technology Campus in January 2000 with a three-phase plan of completion. Initially, we anticipated the completion of Phase One by fall 2001, but due to the delay in financing, and other challenges we faced, the completion was delayed. However, Phase One is complete and the Lahore operation began moving into the Technology Campus in May 2004. By relocating the entire Lahore operation from its current leased premises to the Campus, we will save approximately $150,000 annually. As the only technology campus of its size in Pakistan, NetSol’s move into its Campus received statewide news coverage. Once fully operational and completed, the campus is expected to house over 2,500 I/T professionals in approximately three acres of land. The campus site is located in Pakistan's second largest city, Lahore, with a population of six million. An educational and cultural center, the city is home to most of the leading technology oriented academia of Pakistan including names like LUMS, NU-FAST and UET. These institutions are also the source of quality I/T resources for us. Lahore is a modern city with very good communication infrastructure and road network, The Technology campus is located at about a 5-minute drive from the newly constructed advanced and high-tech Lahore International Airport. This campus will be the first purpose built software building with state of the art technology and communications infrastructure in Pakistan. We have made this investment to attract contracts and projects from blue chip customers from all over the world.

Employees

We believe we have developed a strong corporate culture that is critical to our success. Our key values are delivering world-class quality software, client-focused timely delivery, leadership, long-term relationships, creativity, openness and transparency and professional growth. The services provided by NetSol require proficiency in many fields, such as computer sciences, programming, mathematics, physics, engineering, and communication and presentation skills. Almost every one of our software developers is proficient in the English language. English is the second most spoken language in Pakistan and is mandatory in middle and high schools.

To encourage all employees to build on our core values, we reward teamwork and promote individuals who demonstrate these values. NetSol offers all of its employees the opportunity to participate in its stock option program. Also, we have an intensive orientation program for new employees to introduce our core values and a number of internal communications and training initiatives defining and promoting these core values. We believe that our growth and success are attributable in large part to the high caliber of our employees and our commitment to maintain the values on which our success has been based. NetSol worldwide is an equal opportunity employer. NetSol attracts professionals not just from Pakistan, where it is very well known, but also I/T professionals living overseas.

NetSol believes it has gathered, over the course of many years, a team of very loyal, dedicated and committed employees. Their continuous support and belief in the management has been demonstrated by their further investment of cash. Most of these employees have exercised their stock options during very difficult times for us. Management believes that its employees are the most valuable asset of NetSol.

There is significant competition for employees with the skills required to perform the services we offer. We believe that we have been successful in our efforts to attract and retain the highest level of talent available, in part because of the emphasis on core values, training and professional growth. We intend to continue to recruit, hire and promote employees who share this vision.

As of June 30, 2004, we had 294 full-time employees; comprised of 195 I/T project personnel, 55 employees in general and administration and 44 employees in sales and marketing. There are 8 employees in the United States, 270 employees in Pakistan, 6 in Australia and 10 in the United Kingdom. None of our employees are subject to a collective bargaining agreement.

Competition

Neither a single company nor a small number of companies dominate the I/T market in the space in which we compete. A substantial number of companies offer services that overlap and are competitive with those offered by NetSol. Some of these are large industrial firms, including computer manufacturers and computer consulting firms that have greater financial resources than NetSol and, in some cases, may have greater capacity to perform services similar to those provided by NetSol.

Some of our competitors are International Decisions Systems, Inc., McCue Systems, EDW, Data Scan, Inc., KPMG, CresSoft Pvt Ltd., Kalsoft, Systems Limited, Cybernet Pvt. Ltd. and SouthPac Australia. These companies are scattered worldwide geographically. In terms of offshore development, we are in competition with some of the Indian companies such as Wipro, HCL, TCS, InfoSys, Satyam Infoway and others. Many of the competitors of NetSol have longer operating history, larger client bases, and longer relationships with clients, greater brand or name recognition and significantly greater financial, technical, and public relations resources than NetSol. Existing or future competitors may develop or offer services that are comparable or superior to ours at a lower price, which could have a material adverse effect on our business, financial condition and results of operations.

Customers

Some of the customers of NetSol include: DaimlerChrysler Services AG; DaimlerChrysler Asia Pacific - Singapore; Mercedes Benz Finance - Japan; Yamaha Motors Finance - Australia; Tung-Yang Leasing Company Taiwan; Debis Portfolio Systems - UK; DaimlerChrysler Services - Australia; DaimlerChrysler Leasing - Thailand; DaimlerChrysler Services - Korea; UMF Leasing Singapore; and, DaimlerChrysler Services New Zealand. In addition, NetSol provides offshore development and customized I/T solutions to blue chip customers such as Citibank Pakistan, DCD Holding UK, TIG Plc in UK and, Habib Allied Bank UK. With the Altvia acquisition, NetSol has acquired, as clients, some of the most well known higher education and telecommunications associations based in the United States. NetSol is also a strategic business partner for DaimlerChrysler Services (which consists of a group of many companies), which accounts for approximately 20% of our revenue. No other individual client represents more than 10% of the revenue for the fiscal year ended June 30, 2004.

As compared to the previous year, NetSol (Pvt.) Ltd. was able to materialize a number of services contracts within the local Pakistani public and defense sectors. An important aspect of these contracts is that not all of them were solely focusing on software development and engineering. This year, NetSol, has gone a step further by providing Quality Assurance, Business Process Re-engineering and CMM consultancy services to organizations so as to improve their quality of operations and services. These clients include private as well as public sector enterprises. Also, NetSol was successful in consolidating its standing as one of the preferred solutions providers for the Military sector and Defense organizations. The service offering portfolio of NetSol has now diversified into a comprehensive supply chain of end to end services and solutions catering to BPR, consultancies, applications development, engineering as well as other supporting processes.

New Local Customers are as follows:

•	Pakistan Administrative Staff College

•	Punjab Portal Government of Punjab

•	Punjab Rural Support Program

•	Pakistan Software Export Board

•	NADRA

•	Pakistan Air War College

•	State Bank of Pakistan

The Internet

We are committed to regaining and extending the advantages of our direct model approach by moving even greater volumes of product sales, service and support to the Internet. The Internet provides greater convenience and efficiency to customers and, in turn, to us. We receive 150,000 hits per month to www.netsoltek.com. We also maintain a product specific website for LeaseSoft at www.leasesoft.biz.

Through our Web sites, customers, potential customers and investors can access a wide range of information about our product offerings, can configure and purchase systems on-line, and can access volumes of support and technical information about us.

Operations

Our headquarters are in Calabasas, California. Nearly 90% of the production and development is conducted at NetSol PK in Lahore, Pakistan. The other 10% of development is conducted in the Proximity Development Center or "PDC" in Adelaide, Australia. The majority of the marketing is conducted through NetSol USA, NetSol Abraxas Australia, and NetSol UK. These are the core operating companies engaged in developing and marketing IT solutions and software development and market.

NetSol UK services and supports the clients in the UK and Europe. NetSol PK services and supports the customers in the Asia and South Asia regions.

A significant portion of our software is developed in Pakistan. Despite global unrest, regional tension and downturn in the US markets, the economy of Pakistan is bouncing back. For the first time in the history of Pakistan, the foreign exchange reserve has exceeded $13.0 billion in comparison with just below $2.0 billion in 2000. The stock market in Pakistan is the most bullish in the Asia Pacific region with market growth over 300% year to date (Karachi Stock Exchange on October 18, 2001 was at 1,103 points vs. 5,500 points on May 20, 2004). Pakistan, now a close US ally, is recognized by the western world as becoming a very conducive and attractive country for foreign collaboration and investments. We believe that we are in a strong position to continue to use this offshore model, which includes competitive price advantage, to serve our customers. Just recently Moody’s International assessed Pakistan as less vulnerable than many countries in the Asia Pacific region. Also, Standard & Poor’s rating on Pakistan has been improved to positive. The present government has taken major bold steps to attract new foreign investment and bolster the local economy. Foreign Direct Investment exceeded $900 million, a record high, in 2004. The trend continues to grow steadily. The US dollar reserves of State Bank of Pakistan have shot up over $13 billion from less than $1 billion in 2000. Overall, the economy of Pakistan is experiencing substantial growth as demonstrated by the record high 6.1% growth of the gross domestic product in 2004. The confidence of the local investors and foreign investors has been undoubtedly enhanced resulting in stronger demand of new listing in the stock markets. Most recently the telecom sector received a boost when the I/T ministry was able to successfully auction two new mobile phones licenses for a total of $592 million to two European Telecom conglomerates. This was a landmark development and it simply underscores the confidence and growing interest of foreign companies in investing in Pakistan.

NetSol USA functions as the service provider for US based customers both in the consulting services area as well as in the project management. In addition, the Maryland office provides greater access to the emerging markets on the East Coast. NetSol USA is exploring opportunities for marketing alliances with local companies to further enhance its marketing capabilities.

Organization

NetSol Technologies, Inc. (formerly NetSol International, Inc.) was founded in 1997 and is organized as a Nevada corporation. We amended our Articles of Incorporation on March 20, 2002 to change our name to NetSol Technologies, Inc.

Our success, in the near term, will depend, in large part, on our ability to: (a) minimize additional losses in our operations; (b) raise funds for continued operations and growth; and, (c) enhance and streamline sales and marketing efforts in the United States, Asia Pacific region, Pakistan, Europe, Japan and Australia. However, management's outlook for the continuing operations, which has been consolidated and has been streamlined, remains optimistic and bullish. With continued emphasis on a shift in product mix towards the higher margin consulting services, we anticipate to be able to continue to improve operating results at its core by reducing costs and improving gross margins.

Intellectual Property

We rely upon a combination of nondisclosure and other contractual arrangements, as well as common law trade secret, copyright and trademark laws to protect our proprietary rights. We enter into confidentiality agreements with our employees, generally require our consultants and clients to enter into these agreements, and limits access to and distribution of our proprietary information. The NetSol logo and name, as well as the LeaseSoft logo and product name have been copyrighted and trademark registered in Pakistan. An application has been filed in the US Patent and Trademark Office for the trademark “inBanking”.

Governmental Approval and Regulation

Our current operations do not require specific governmental approvals. Like all companies, including those with multinational subsidiaries, we are subject to the laws of the countries in which we maintain subsidiaries and conduct operations. Pakistani law allows a 15-year tax holiday on exports of I/T products and services. There are no State Bank restrictions on profits and dividends repatriation. Accordingly, foreign-based companies are free to invest safely in Pakistan and at the same time transfer their investment out of Pakistan without any approvals or notices. The present Pakistani government has effectively reformed the policies and regulations effecting foreign investors and multinational companies thus, making Pakistan an attractive and friendly country in which to do business.

MANAGEMENT'S DISCUSSION AND ANALYSIS AND PLAN OF OPERATIONS

The following discussion is intended to assist in an understanding of NetSol's financial position and results of operations for the year ended June 30, 2004 and the quarter and nine months ending March 31, 2005.

Forward-Looking Information.

This report contains certain forward-looking statements and information relating to NetSol that is based on the beliefs of its management as well as assumptions made by and information currently available to its management. When used in this report, the words "anticipate", "believe", "estimate", "expect", "intend", "plan", and similar expressions as they relate to NetSol or its management, are intended to identify forward-looking statements. These statements reflect management's current view of NetSol with respect to future events and are subject to certain risks, uncertainties and assumptions. Should any of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described in this report as anticipated, estimated or expected. NetSol's realization of its business aims could be materially and adversely affected by any technical or other problems in, or difficulties with, planned funding and technologies, third party technologies which render NetSol's technologies obsolete, the unavailability of required third party technology licenses on commercially reasonable terms, the loss of key research and development personnel, the inability or failure to recruit and retain qualified research and development personnel, or the adoption of technology standards which are different from technologies around which the Company's business ultimately is built. NetSol does not intend to update these forward-looking statements.

PLAN OF OPERATIONS

Management has set the following new goals for NetSol’s next 12 months.

Initiatives and Investment to Grow Capabilities

•	Achieve CMM Level 5 Accreditation in 2005.
•	Enhance Software Design, Engineering and Service Delivery Capabilities by increasing investment in training.
•	Enhance and invest in R&D or between 5-7% of yearly budgets in financial, banking and various other domains within NetSol’s core competencies.
•
Continue recruiting additional senior level marketing and technical professionals in Lahore, London, and Adelaide offices to be able to support potential new customers from the North American and European markets.

•	Recruit senior marketing and sales executives to oversee the global marketing operations.
•
In June 2004, the Company relocated its entire staff in Lahore to three floors of its newly built, fully dedicated and wholly owned Technology Campus. The Company is in the process of expanding the last two remaining floors to add new personnel.

•	Increase Capex, to enhance Communications and Development Infrastructure. Roll out a second phase of construction of technology Campus in Lahore to respond to a growth of new orders and customers.
•	Launch new business development initiatives for various products and services such as LeaseSoft in hyper growth economies such as China.
•	Appoint a senior marketing executive from CQ systems to head up new initiatives in China.
•	Create new technology partnership with Oracle and strengthen our relationship with Intel in Asia Pacific and in the USA.
•	Aggressive marketing strategy in local government and private sectors in Pakistan. Participate in biggest and largest value IT projects in the public sectors of government of Pakistan.
•
Ramping up the telecom sectors through its majority owned subsidiary NetSol Akhter and injecting needed capital. The telecom sector is one of the most untouched sectors in Pakistan. NetSol has seized this opportunity to aggressively market its products and services with its strong infrastructure, brand name and resources in this region.

•	Aggressive new business development activities in UK and European markets through organic growth, new alliances and mergers and acquisition.
•	Explore new and diversify into Business Processing Outsourcing (“BPO”) areas due to explosive outsourcing into offshore model.

Top Line Growth through Investment in marketing organically and by mergers and acquisition (“M&A”) activities:

•	Launch LeaseSoft into new markets by assigning new, well established companies as distributors in Europe, Asia Pacific including Japan.
•	Expand relationships with key customers in the US, Europe and Asia Pacific.
•	Expand global sales opportunities with existing customers such as DaimlerChrysler Group, Toyota Leasing and, Yamaha Motors.
•	Enhance pricing of LeaseSoft products based on its demand and growth.
•	Product Positioning through alliances, joint ventures and partnerships.
•	Direct Marketing of Services.
•	Embark on roll up strategy by broadening M&A activities broadly in the software development domain.
•	Aggressively pursue software companies in the US and in Europe to launch a strong foothold in these markets.
•
Effectively position and marketing campaign for InBanking system. This is a potentially big revenue generator in the banking domain for which NetSol has already invested significant time and resources towards completing the development of this application. Seeking major development partners to market this treasury system in the global markets.

With these goals in mind, we have entered in to the following arrangements:

CQ Systems Ltd. On January 19, 2005, the Company entered into an agreement to acquire 100% of the issued and outstanding shares of common stock of CQ Systems Ltd., a company organized under the laws of England and Wales. The acquisition closed on February 21, 2005. CQ Systems’ business model complements the Company’s growth strategy. CQ Systems’ product offering is synergistic to that of the Company, as it has an established and balanced mix of recurring revenue flow from the European marketplace, and a strong foothold with a comparable target audience. The Company believes the acquisition will facilitate considerable growth within the European marketplace as we blend and expand our product offering by leveraging our offshore technology infrastructure to contain costs and improve margins.

TiG Joint Venture. In December 2004, NetSol forged a new and strategic relationship with a UK based public company, TiG Plc. A joint venture was formed by the two companies to create a new company, TiG NetSol Pvt. Ltd., with 50% ownership by the Company and 49.9% ownership by TiG. The creation of this joint venture will provide new revenues for NetSol as TiG plans to outsource its development load to NetSol through this joint venture. According to recent figures of TiG, they have approximate revenue of over $120 million of which approximately $50 million of that revenue is generated from technology business. Both companies anticipate a significant size of TiG’s technology business to be outsourced to NetSol’s offshore development facility in the next few years. Both companies, according to this agreement, will invest a total of $1 million or $500,000 each for infrastructure, dedicated personnel and system in the NetSol IT campus in Lahore. At least two floors in the campus are being dedicated for this partnership in Lahore. The joint-venture began operations during the quarter ended March 31, 2005.

LeaseSoft Distributors. NetSol is also very active in appointing key distributors in South East Asia and in Europe for its LeaseSoft products. As soon as we have signed these agreements, the shareholders will be notified through press release.

DaimlerChrysler. NetSol signed a global frame agreement with DaimlerChrysler, Germany, for LeaseSoft products and services that now expands the market to over 60 countries. DaimlerChrysler as a group represents the largest customer for NetSol. Since the signing of the global frame agreement in summer 2004, NetSol has sold a few new LeaseSoft licenses to some new markets and new customers such as Toyota Leasing Thailand and Mauritius Commercial Bank.

Intel Corporation. NetSol forged what management believes to be a very important and strategic alliance with Intel Corporation to develop a blueprint that would give broader exposure and introduction to NetSol’s LeaseSoft products to a global market. NetSol recently attended major events in China and in San Francisco through its Intel relationship, which was designed to connect and introduce NetSol to Intel partners worldwide.

Funding and Investor Relations.

•
The Company’s current positive cash flow based primarily on the addition of CQ Systems and continued organic growth. The Company’s aim is to continue to further strengthen the balance sheet and cash reserves in order to attract large customers world wide.

•
The Company continues to explore various means and most cost efficient methods to inject new capital for the growth it is experiencing. With this in mind, and pursuant to an agreement with AKD Securities, the Company has proceeded with the IPO of the shares of common stock of NetSol Technologies Ltd., its subsidiary located in Lahore, Pakistan on the Karachi Stock Exchange (KSE). Over $1.5 million was raised in the pre-IPO private placement which will be followed by the Initial Public Offering which is anticipated to raise approximately $4.5 million.

•	Infuse new capital from potential exercise of outstanding investor warrants and employees options for business development and enhancement of infrastructures.
•	NetSol has engaged Westrock Advisors LLC, in New York for new investor relations and company coverage.
•
NetSol’s continued profitability has permitted the Company to develop opportunities to introduce the Company to small cap funds and institutions in the U.S. Market. This effort is assisted and coordinated by its investment advisor, Maxim Group LLC, our investor relations consultant, McCloud Communications and, newly hired consultants, SGI International.

Improving the Bottom Line.

•	Continue to review costs at every level and take appropriate steps to further reduce operating overheads.
•	Discontinue any programs, projects or offices that are not producing desirable and positive results
•	Consistently improving quality standards and work to achieve CMMi Level 5 standard by sometime in 2006
•	Grow process automation.
•	Profit Centric Management Incentives.
•	More local empowerment and P&L Ownership in each Country Office.
•	Improve productivity at the development facility and business development activities.
•	Cost efficient management of every operation and continue further consolidation to improve bottom line.
•	Improve prices of all our product offerings, yet maintain the competitiveness. This will further improve gross margins across the board.
•	Further consolidating the subsidiaries by combining and integrating operating units.
•
Effectively and efficiently integrate both back end and front end operations of CQ Systems with NetSol. This would improve margins, reduce fixed costs of developments and simply introduce newer cost efficiencies based on both companies strengths of processes and good business practices.

After streamlining key operations, Management believes that NetSol is in a position to derive higher productivity based on current capital employed. Nonetheless, as the business ramps up, management anticipates the need to hire additional personnel.

Management continues to be focused on building its delivery capability and has achieved key milestones in that respect. Key projects are being delivered on time and on budget, quality initiatives are succeeding, especially in maturing internal processes. Management believes that further leverage was provided by the development ‘engine’ of NetSol, which became CMM Level 2 in early 2002. In a quest to continuously improve its quality standards, NetSol reached CMM Level 4 assessment in December 2004. According to the website of SEI of Carnegie Mellon University, USA, only a few software companies in the world have announced their assessment of level 4. Now, as a result of achieving CMM level 4, the Company is experiencing a growing demand for its products and alliances from blue chip companies worldwide. NetSol is now aiming for CMM level 5, the highest CMM level, potentially as early as 2005. NetSol plans to further enhance its capabilities by creating similar development engines in other Southeast Asian countries with CMM levels quality standards. This would make NetSol much more competitive in the industry and provide the capabilities for development in multiple locations. Increases in the number of development locations with these CMM levels of quality standards will provide customers with options and flexibility based on costs and broader access to skills and technology.

MATERIAL TRENDS AFFECTING NETSOL

NetSol has identified the following material trends affecting NetSol

Positive trends:

•	Outsourcing of services and software development is growing worldwide.
•
The Global IT budgets are estimated to exceed $1.2 trillion in 2004, according to the internal estimates of Intel Corporation. About 50% of this IT budget would be consumed in the U.S. market alone primarily on the people and processes.

•	Burgeoning Chinese markets, Asian markets in general and economic boom.
•	Overall economic expansion worldwide and explosive growth in the merging markets specifically.
•	Regional stability and improving political environment between Pakistan and India.
•
Economic turnaround in Pakistan including: a steady increase in gross domestic product; much stronger dollar reserves, which is at an all time high of over $13 billion; stabilizing reforms of government and financial institutions; improved credit ratings in the western markets, and strong stock markets.

•	Pakistan’s continuous fight against extremism and terrorism in the region, boosting confidence of foreign investors and companies.
•	Major turnarounds in the telecom sector as new opportunities are arising due to privatization, new incentives, reduction of bandwidth prices and tariffs.
•	The stability in economic, political and business fronts in Pakistan has opened numerous new opportunities particularly in the telecom and private sectors.
•	Steady increase in foreign direct investments in Pakistan and new entry of many large technology companies in Pakistan.

Negative trends:

•
The disturbance in Middle East and rising terrorist activities post 9/11 worldwide have resulted in issuance of travel advisory in some of the most opportunistic markets. In addition, travel restrictions and new immigration laws provide delays and limitations on business travel.

•	The potential impact of higher U.S. interest rates including, but not limited to, fear of inflation that may drive down IT budgets and spending by U.S. companies.
•	Higher oil prices worldwide may slow down the global economy causing delays in new orders and reduction in budges.

CRITICAL ACCOUNTING POLICIES

Our financial statements and related public financial information are based on the application of accounting principles generally accepted in the United States (“GAAP”). GAAP requires the use of estimates; assumptions, judgments and subjective interpretations of accounting principles that have an impact on the assets, liabilities, and expense amounts reported. These estimates can also affect supplemental information contained in the external disclosures of NetSol including information regarding contingencies, risk and financial condition. Management believes our use of estimates and underlying accounting assumptions adhere to GAAP and are consistently and conservatively applied. Valuations based on estimates are reviewed for reasonableness and conservatism on a consistent basis throughout NetSol. Primary areas where our financial information is subject to the use of estimates, assumptions and the application of judgment include our evaluation of impairments of intangible assets, and the recoverability of deferred tax assets, which must be assessed as to whether these assets are likely to be recovered by us through future operations. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. We continue to monitor significant estimates made during the preparation of our financial statements.

VALUATION OF LONG-LIVED AND INTANGIBLE ASSETS

The recoverability of these assets requires considerable judgment and is evaluated on an annual basis or more frequently if events or circumstances indicate that the assets may be impaired. As it relates to definite life intangible assets, we apply the impairment rules as required by SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and Assets to Be Disposed Of” which requires significant judgment and assumptions related to the expected future cash flows attributable to the intangible asset. The impact of modifying any of these assumptions can have a significant impact on the estimate of fair value and, thus, the recoverability of the asset.

INCOME TAXES

We recognize deferred tax assets and liabilities based on the differences between the financial statement carrying amounts and the tax bases of assets and liabilities. Deferred income taxes are reported using the liability method. Deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for tax able temporary differences. Temporary differences are the differences between the reported amount of assets and liabilities and their tax bases. We regularly review our deferred tax assets for recoverability and establish a valuation allowance based upon historical losses, projected future taxable income and the expected timing of the reversals of existing temporary differences. We regularly review our deferred tax assets for recoverability and establish a valuation allowance based upon historical losses, projected future taxable income and the expected timing of the reversals of existing temporary differences. During fiscal year 2004-2005, we estimate the allowance on net deferred tax assets to be one hundred percent of the net deferred tax assets.

CHANGE IN MANAGEMENT AND BOARD OF DIRECTORS

Board of Directors

At the 2005 Annual Shareholders Meeting a seven member board was elected. The shareholders voted in an overwhelming majority for the new slate of directors. The board now consists of Mr. Najeeb U. Ghauri, Mr. Jim Moody, Mr. Salim Ghauri, Mr. Eugen Beckert, Mr. Naeem U. Ghauri, Mr. Shahid Burki, and Mr. Irfan Mustafa. Mr. Shabir Randeree did not stand for reelection. Mr. Randeree’s refusal to stand for reelection is not of the result of any disagreement with NetSol relating to our operations, policies or practices. Effective May 2, 2005, Mr. Mustafa resigned from the board of directors. Mr. Mustafa will continue to serve on the board of the Company’s Pakistani subsidiary. Mr. Mustafa’s decision to resign from the board was due to personal conflicts and was not the result of any disagreement with NetSol relating to our operations, policies or practices. Effective April 27, 2005, Mr. Derek Soper was appointed to fill the vacancy in the board left by Mr. Randeree’s departure.

Committees

The Audit committee is made up of Mr. Jim Moody as chair, Mr. Burki and Mr. Beckert as members. The Compensation committee currently consists of Mr. Burki as its chairman. The Nominating and Corporate Governance Committee currently consists of Mr. Beckert as chairman and Mr. Moody as members. Additional members of the Compensation committee will be appointed at the next board of directors meeting.

NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
PRO-FORMA FINANCIAL STATEMENTS
JUNE 30, 2004
(UNAUDITED)

The following unaudited Pro-Forma Statement of Financial Conditions and Statement of Operations have been derived from the audited consolidated financial statements of NetSol Technologies, Inc. (“NetSol”) as of June 30, 2004 and the audited financial statements of CQ Systems Limited (a UK corporation) (“CQ Systems”) as of March 31, 2004. The unaudited Pro Forma Statement of Financial Conditions and Statement of Operations reflect the 100% acquisition of CQ Systems by NetSol under a stock purchase agreement. The pro-forma Statement of Financial Conditions assumes the acquisition was consummated as of June 30, 2004, and the pro-forma Statements of Operations assumes the acquisition was consummated as of July 1, 2003, the beginning of NetSol Technologies fiscal year.

The purchase price is £3,576,335 or $6,730,382 of which one-half is due in cash and shares of NetSol’s common stock at closing. The other half is due within one year; no interest accrues on the outstanding balance. The initial purchase price is based on the March 31, 2005 audited financial statements of CQ Systems. The final purchase price will be adjusted either up or down when the audited March 31, 2006 financial statements are completed.

The Pro-Forma Statement of Financial Conditions and Statement of Operations should be read in conjunction with the Consolidated Financial Statements of NetSol, related Notes to the financial statements, and the Financial Statements of CQ Systems. The Pro-Forma statements do not purport to represent what the Company’s financial condition and results of operations would actually have been if the acquisition of CQ Systems had occurred on the date indicated or to project the Company’s results of operations for any future period or date. The Pro-Forma adjustments, as described in the accompanying data, are based on available information and the assumptions set forth in the notes below, which management believes are reasonable.

NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
CONSOLIDATED PRO-FORMA STATEMENT OF FINANCIAL CONDITIONS
FOR THE PERIOD ENDED JUNE 30, 2004
(UNAUDITED)

	NetSol	CQ Systems
	as of 6/30/04	as of 3/31/04	Pro Forma		Pro Forma
	(Historical)	(Historical)	Adjustment		Combined

ASSETS

Current Assets	$3,563,501	$2,337,549	$(700,000)	(1)	$5,201,050
Property & equipment, net	4,203,580	260,517	--		4,464,097
Intangible assets, net	4,218,040	--	5,809,020	(1)	10,027,060
Total assets	$11,985,121	$2,598,066	$5,109,020		$19,692,207

LIABILITIES & STOCKHOLDERS' EQUITY

Current liabilities	$3,573,948	$1,600,914	$--		$5,174,862
Obligations under capitalized leases,
less current maturities	27,604	70,424	--		98,028
Deferred tax	--	5,366	--		5,366
Notes payable	89,656	--	4,353,587	(1)	4,443,242
Convertible debenture	937,500	--	--		937,500
Total liabilities	4,628,708	1,676,704	4,353,587		10,658,998

Stockholders' equity;
Common stock	9,483	159,210	(158,528)	(1)	10,165
Additional paid in capital	38,933,621	--	1,676,113	(1)	40,609,734
Stock subscription receivable	(497,559)	--	--		(497,559)
Treasury stock	(21,457)	--	--		(21,457)
Other comprehensive income (loss)	(150,210)	138,784	(138,784)	(1)	(150,210)
Accumulated earnings (deficit)	(30,917,465)	623,368	(623,368)	(1)	(30,917,465)
Total stockholders' equity	7,356,413	921,362	755,433		9,033,208
Total liabilities and stockholders' equity	$11,985,121	$2,598,066	$5,109,020		$19,692,206

NOTES:
(1)	Elimination of Common stock and accumulated earnings of CQ Systems before the acquisition and to record the purchase of CQ Systems by NetSol. The initial purchase price is $6,730,382, of which one-half is due at closing in cash and stock and the remaining half to be paid within one year, and after the price has been adjusted up or down when the audited 3/31/06 numbers are available. No interest is accrued on the balance remaining after closing.

Purchase Price allocation:		$
Common Stock, 681,965 shares		682
Additional paid in capital		1,676,113
Cash		700,000
Cash, provided by short-term notes		1,000,000
Notes payable		3,353,587
Total purchase price		6,730,382

CQ equity (net assets and liabilities)		921,362
Intangible assets:
Customer Lists	1,316,880
Licenses	2,190,807
Goodwill	2,301,333
	5,809,020	5,809,020

		6,730,382

NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
CONSOLIDATED PRO-FORMA STATEMENT OF OPERATIONS
FOR THE YEAR ENDED JUNE 30, 2004
(UNAUDITED)

	NetSol	CQ Systems
	as of 6/30/04	as of 3/31/04	Pro Forma		Pro Forma
	(Historical)	(Historical)	Adjustment		Combined

Net Revenue	$5,749,062	$4,640,653	$--		$10,389,715

Cost of revenue	2,656,377	1,833,994	--		4,490,371

Gross profit	3,092,685	2,806,659	--		5,899,344

Operating expenses	6,028,055	1,895,988	701,537	(3)	8,625,577

Income (loss) from operations	(2,935,370)	910,671	(701,537)		(2,726,233)

Other income and (expenses)	(307,764)	(214,819)	--		(522,583)

Income (loss) from continuing operations	(3,243,134)	695,852	(701,537)		(3,248,816)

Minority interest in subsidiary	273,159	--	--		273,159

Net income (loss)	(2,969,975)	695,852	(701,537)		(2,975,657)

Other comprehensive income (loss):
Translation adjustment	(299,507)	110,837	--		(188,670)

Comprehensive income (loss)	$(3,269,482)	$806,689	$(701,537)		$(3,164,327)

EARNINGS PER SHARE

Weighted -average number of shares outstanding	8,563,518	100,000			8,663,518

Income (loss) per share	$(0.35)	$6.96			$(0.34)

NOTES:
(1)	Loss per share data shown above are applicable for both primary and fully diluted.
(2)	Weighted-average number of shares outstanding for the combined entity includes all shares issued for the acquisition of 681,964 shares as if outstanding as of July 1, 2003.
(3)	Amortization of intangible assets acquired in acquisition

NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
PRO-FORMA FINANCIAL STATEMENTS
JUNE 30, 2003
(UNAUDITED)

The following unaudited Pro-Forma Statement of Financial Conditions and Statement of Operations has been derived from the audited consolidated financial statements of NetSol Technologies, Inc. (“NetSol”) as of June 30, 2003 and the audited financial statements of CQ Systems Limited (a UK corporation) (“CQ Systems”) as of March 31, 2003. The unaudited Pro Forma Statement of Financial Conditions and Statement of Operations reflect the 100% acquisition of CQ Systems by NetSol under a stock purchase agreement. The pro-forma Statement of Financial Conditions assumes the acquisition was consummated as of June 30, 2003, and the pro-forma Statements of Operations assumes the acquisition was consummated as of July 1, 2002, the beginning of NetSol Technologies fiscal year.

The purchase price is £3,576,335 or $6,730,382 of which one-half is due in cash and shares of NetSol’s common stock at closing. The other half is due within one year; no interest accrues on the outstanding balance. The initial purchase price is based on the March 31, 2005 audited financial statements of CQ Systems. The final purchase price will be adjusted either up or down when the audited March 31, 2006 financial statements are completed.

The Pro-Forma Statement of Financial Conditions and Statement of Operations should be read in conjunction with the Consolidated Financial Statements of NetSol, related Notes to the financial statements, and the Financial Statements of CQ Systems. The Pro-Forma statements do not purport to represent what the Company’s financial condition and results of operations would actually have been if the acquisition of CQ Systems had occurred on the date indicated or to project the Company’s results of operations for any future period or date. The Pro-Forma adjustments, as described in the accompanying data, are based on available information and the assumptions set forth in the notes below, which management believes are reasonable.

NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
CONSOLIDATED PRO-FORMA STATEMENT OF FINANCIAL CONDITIONS
FOR THE PERIOD ENDED JUNE 30, 2003
(UNAUDITED)

	NetSol	CQ Systems
	as of 6/30/03	as of 3/31/03		Pro Forma		Pro Forma
	(Historical)	(Historical)		Adjustment		Combined

ASSETS
Current Assets	$1,774,553	$1,470,485		$(700,000)		$2,545,038
Property & equipment, net	2,037,507	197,481		--		2,234,988
Intangible assets, net	4,930,191	--		6,212,409	(1)	11,142,599
Total assets	$8,742,251	$1,667,966		$5,512,409		$15,922,625

LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities	$3,533,614	$1,139,770		$--		$4,673,384

Obligations under capitalized leases, less current maturities	7,111	8,330				15,441
Deferred tax	--	1,892				1,892
Notes payable	126,674	--		4,353,587	(1)	4,480,260
Total liabilities	3,667,399	1,149,992		4,353,587		9,170,977

Stockholders' equity;
Common stock	5,757	159,210		(158,528)	(1)	6,439
Additional paid in capital	33,409,953	--		1,676,113	(1)	35,086,066
Stock subscription receivable	(84,900)					(84,900)
Other comprehensive income (loss)	149,297	27,947		(27,947)	(1)	149,297
Accumulated earnings (deficit)	(28,405,255)	330,816		(330,816)	(1)	(28,405,255)
Total stockholders' equity	5,074,852	517,973	(2)	1,158,822		6,751,647
Total liabilities and stockholders' equity	$8,742,251	$1,667,965		$5,512,409		$15,922,624

NOTES:
(1)	Elimination of Common stock and accumulated earnings of CQ Systems before the acquisition and to record the purchase of CQ Systems by NetSol. The initial purchase price is $6,730,382, of which one-half is due at closing in cash and stock and the remaining half to be paid within one year, and after the price has been adjusted up or down when the audited 3/31/06 numbers are available. No interest is accrued on the balance remaining after closing.

Purchase Price allocation:		$
Common Stock, 681,965 shares		682
Additional paid in capital		1,676,113
Cash		700,000
Cash, provided by short-term notes		1,000,000
Notes payable		3,353,587
Total purchase price		6,730,382

CQ equity (net assets and liabilities)		517,973
Intangible assets:
Customer Lists	1,316,880
Licenses	2,190,807
Goodwill	2,704,722
	6,212,409	6,212,409

		6,730,382

NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
CONSOLIDATED PRO-FORMA STATEMENT OF OPERATIONS
FOR THE YEAR ENDED JUNE 30, 2003
(UNAUDITED)

	NetSol	CQ Systems
	as of 6/30/03	as of 3/31/03	Pro Forma		Pro Forma
	(Historical)	(Historical)	Adjustment		Combined

Net Revenue	$3,745,386	$3,821,892	$--		$7,567,278

Cost of revenue	1,778,993	1,654,608	--		3,433,601

Gross profit	1,966,393	2,167,284	--		4,133,677

Operating expenses	4,434,643	2,013,685	701,537	(3)	7,149,862

Income (loss) from operations	(2,468,250)	153,599	(701,537)		(3,016,185)

Other income and (expenses)	(147,331)	(34,560)	--		(181,891)

Income (loss) from continuing operations	(2,615,581)	119,039	(701,537)		(3,198,076)

Gain from discontinuation of a subsidiary	478,075	--	--		478,075

Net income (loss)	(2,137,506)	119,039	(701,537)		(2,720,001)

Other comprehensive income (loss):
Translation adjustment	(380,978)	70,997	--		(309,981)

Comprehensive income (loss)	$(2,518,484)	$190,036	$(701,537)		$(3,029,982)

EARNINGS PER SHARE

Weighted -average number of shares outstanding	5,194,167	100,000			5,294,167

Income (loss) per share	$(0.41)	$1.19			$(0.51)

NOTES:
(1)	Loss per share data shown above are applicable for both primary and fully diluted.
(2)	Weighted-average number of shares outstanding for the combined entity includes all shares issued for the acquisition of 681,964 as if outstanding as of July 1, 2002.
(3)	Amortization of intangible assets acquired in acquisition

NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
PRO-FORMA FINANCIAL STATEMENTS
DECEMBER 31, 2004
(UNAUDITED)

The following unaudited Pro-Forma Statement of Financial Conditions and Statement of Operations have been derived from the unaudited consolidated financial statements of NetSol Technologies, Inc. (“NetSol”) for the six months ending December, 2004 and the unaudited financial statements of CQ Systems Limited (a UK corporation) (“CQ Systems”) for the six months ending December 31, 2004. The unaudited Pro Forma Statement of Financial Conditions and Statement of Operations reflect the 100% acquisition of CQ Systems by NetSol under a stock purchase agreement. The Company has accounted for the acquisition under the purchase method of accounting for business combinations. The pro-forma Statement of Financial Conditions assumes the acquisition was consummated as of December 31, 2004, and the pro-forma Statements of Operations assumes the acquisition was consummated as of July 1, 2003, the beginning of NetSol Technologies fiscal year.

The purchase price is £3,576,335 or $6,730,382 of which one-half is due in cash and shares of NetSol’s common stock at closing. The other half is due within one year; no interest accrues on the outstanding balance. The initial purchase price is based on the March 31, 2005 audited financial statements of CQ Systems. The final purchase price will be adjusted either up or down when the audited March 31, 2006 financial statements are completed.

The Pro-Forma Statement of Financial Conditions and Statement of Operations should be read in conjunction with the Consolidated Financial Statements of NetSol, related Notes to the financial statements, and the Financial Statements of CQ Systems. The Pro-Forma statements do not purport to represent what the Company’s financial condition and results of operations would actually have been if the acquisition of CQ Systems had occurred on the date indicated or to project the Company’s results of operations for any future period or date. The Pro-Forma adjustments, as described in the accompanying data, are based on available information and the assumptions set forth in the notes below, which management believes are reasonable.

NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
CONSOLIDATED PRO-FORMA STATEMENT OF FINANCIAL CONDITIONS
FOR THE PERIOD ENDED DECEMBER 31, 2004
(UNAUDITED)

	NetSol	CQ Systems
	as of 12/31/04	as of 12/31/04	Pro Forma		Pro Forma
	(Historical)	(Historical)	Adjustment		Combined

ASSETS

Current Assets	$5,554,445	$2,013,642	$(700,000)	(1)	$6,868,087
Property & equipment, net	4,276,307	339,527	--		4,615,834
Intangible assets, net	4,003,152	--	5,974,686	(1)	9,977,838
Total assets	$13,833,904	$2,353,169	$5,274,686		$21,461,759

LIABILITIES & STOCKHOLDERS' EQUITY

Current liabilities	$2,527,728	$1,467,228	$--		$3,994,957
Obligations under capitalized leases, less current maturities	56,910	124,803	--		181,713
Deferred tax	--	5,442	--		5,442
Notes payable	--	--	4,353,587	(1)	4,353,586
Convertible debenture	112,500	--	--		112,500
Total liabilities	2,697,138	1,597,473	4,353,587		8,648,198
Minority Interest	99,752	--	--		99,752

Stockholders' equity;
Common stock	12,254	159,210	(158,528)	(1)	12,936
Additional paid in capital	43,119,861	--	1,676,113	(1)	44,795,974
Common stock to be issued	254,800	--	--		254,800
Stock subscription receivable	(1,375,642)	--	--		(1,375,642)
Treasury stock	(27,197)	--	--		(27,197)
Other comprehensive income (loss)	(323,619)	43,149	(43,149)	(1)	(323,619)
Accumulated earnings (deficit)	(30,623,443)	553,337	(553,337)	(1)	(30,623,443)
Total stockholders' equity	11,037,014	755,696	921,099		12,713,809
Total liabilities and stockholders' equity	$13,833,904	$2,353,169	$5,274,686		$21,461,759

NOTES:
(1)	Elimination of Common stock and accumulated earnings of CQ Systems before the acquisition and to record the purchase of CQ Systems by NetSol. The initial purchase price is $6,730,382, of which one-half is due at closing in cash and stock and the remaining half to be paid within one year, and after the price has been adjusted up or down when the audited 3/31/06 numbers are available. No interest is accrued on the balance remaining after closing.

Purchase Price allocation:		$
Common Stock, 681,965 shares		682
Additional paid in capital		1,676,113
Cash		700,000
Cash, provided by short-term notes		1,000,000
Notes payable		3,353,587
Total purchase price		6,730,382

CQ equity (net assets and liabilities)		755,696
Intangible assets:
Customer Lists	1,316,880
Licenses	2,190,807
Goodwill	2,466,999
	5,974,686	5,974,686

		6,730,382

NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
CONSOLIDATED PRO-FORMA STATEMENT OF OPERATIONS
FOR THE PERIOD ENDED DECEMBER 31, 2004
(UNAUDITED)

	NetSol	CQ Systems
	as of 12/31/04	as of 12/31/04	Pro Forma		Pro Forma
	(Historical)	(Historical)	Adjustment		Combined

Net Revenue	$4,781,532	$2,485,266	$--		$7,266,798

Cost of revenue	1,580,620	1,550,006	--		3,130,626

Gross profit	3,200,912	935,260	--		4,136,172

Operating expenses	2,757,165	833,863	350,769	(3)	3,941,794

Income (loss) from operations	443,747	101,397	(350,769)		194,378

Other income and (expenses)	(379,314)	6,782	--		(372,532)

Income (loss) from continuing operations	64,433	108,179	(350,769)		(178,154)

Minority interest in subsidiary	14,259	--	--		14,259

Net income (loss)	78,692	108,179	(350,769)		(163,895)

Other comprehensive income (loss):
Translation adjustment	(173,409)	(95,635)	--		(269,044)

Comprehensive income (loss)	$(94,717)	$12,544	$(350,769)		$(432,939)

EARNINGS PER SHARE

Weighted -average number of shares outstanding	10,755,918	100,000			10,855,918

Income (loss) per share	$0.01	$1.08			$(0.02)

NOTES:
(1)	Loss per share data shown above are applicable for primary
(2)	Weighted-average number of shares outstanding for the combined entity includes all shares issued for the acquisition of 681,964 shares as if outstanding as of July 1, 2003.
(3)	Amortization of intangible assets acquired in acquisition

RESULTS OF OPERATIONS

The Year Ended June 30, 2004 Compared To The Year Ended June 30, 2003

Net revenues for the year ended June 30, 2004 were $5,749,062 as compared to $3,745,386 for the year ended June 30, 2003. Net revenues are broken out among the subsidiaries as follows:

	2004	2003

Netsol USA	$676,857	$508,868
Netsol Tech (1)	3,190,049	1,315,413
Netsol Private	483,788	265,599
Netsol Connect	778,598	1,185,162
Netsol UK	356,215	83,737
Netsol-Abraxas Australia	263,555	386,607
Total Net Revenues	$5,749,062	$3,745,386

(1)	Refers to NetSol Technologies (Pvt.) Limited

The total consolidated net revenue for fiscal year 2004 was $5,749,062 as compared to $3,745,386 in fiscal year 2003. This is a nearly 53% increase in revenue. The increase is attributable to new orders of licenses and an increase in services business, including additional maintenance work. 70% of the increase is attributable to new licenses orders and 30% to an increase in services business. Management believes that the increase in licensing revenue and the increase in services business is attributable to the overall surge in demand of NetSol products. The achievement of CMM level 4 quality standard in 2004 is also a contributing factor of global and rising demand of NetSol software applications. In addition, NetSol entered into frame agreement with DaimlerChrysler Services in Germany that pre-qualified NetSol to participate in providing software and services to many new countries.

NetSol has made significant progress in new customer acquisition. All of the Company’s owned subsidiaries have signed contracts with new customers. In the current quarter, NetSol, as a group, has signed five new customers. All of the new relationships would add to the top line over the next six months as well as contributing to revenue growth. The Company added a few new customers such as, Capital Stream in USA, Cal Portland Cement in USA, Habib Allied Bank, DCD Group, enhancement in the Yamaha Motors project, DaimlerChrysler New Zealand and a few local customers in the Pakistan region. NetSol continues to nurture and grow its relationship with its existing customers, both in sales of new product licenses and professional services.

The decrease in NetSolConnect’s revenue in 2004 as compared to 2003 was attributable to a change in overall management team and strategy. NetSol Connect sold off 49% of the business to a UK based Company, Akhter Computers in September 2003. This resulted, as expected, in a modification in business strategy focusing on high margins which correspondingly had a lower immediate revenue.

Its U.S. subsidiary, NetSol USA, has created a growing niche in the “not-for-profit” business space in the Washington D. C. area. The Washington D.C. area office continues to sign new business for both its Knowledge Base Product and Professional services.

NetSol UK continues its business development activities and has seen good traction in its sales pipeline. The UK office recently signed a major new customer in the insurance business. The relationship with this publicly traded UK company has the potential to bring significant new recurring revenues to the subsidiary. NetSol UK has ongoing relationships with Habib Allied Bank and DCD Group. These relationships are bringing recurring revenues and are expected to continue in the near term.

As a direct result of the successful implementations of some of our current systems with DaimlerChrysler, we are noticing an increasing demand for LeaseSoft. Although the sales cycle for LeaseSoft is rather long, we are experiencing a 100% increase in product demonstration, evaluation and assessment by blue chip companies in the UK, Australia, Japan, Europe and Pakistan. The crown jewel of our product line “CMS’ (“Contract Management System”) which was sold to three companies of DaimlerChrysler Asia Pacific Region in 2001 for a combined value in excess of two million dollars was implemented and delivered to customers in 2003. A number of large leasing companies will be looking to renew legacy applications. This places NetSol in a very strong position to capitalize on any upturn in I/T spending by these companies. NetSol is well positioned to sell several new licenses in fiscal year 2004 that could potentially increase the sales and bottom line. As the Company sells more of these licenses, management believes it is possible that the margins could increase to upward of 70%. The license prices of these products vary from $100,000 to $500,000 with additional charges for customization and maintenance of between 20%-30% each year. The Company, in parallel, has developed banking applications software to boost its product line and these systems were sold to Citibank and Askari Banks in Pakistan in 2002. New customers in the banking sector are also growing and the Company expects substantial growth in this area in the coming year.

The gross profit was $3,049,387 for year ended June 30, 2004 as compared with $1,966,393 for the same period of the previous year. This is a 55% increase. The gross profit percentage was 53% for the current fiscal year and the prior year. While the cost of sales and the cost of delivery of projects have both been reduced in the current year, the Company maintained all its delivery commitments and has won new business from existing and new customers. While management is striving to negotiate better pricing on new agreements, the Company has been required to react to overall general economic factors in determining its present pricing structure. The gross profit margin was also improved due to improved quality standards such as achieving the assessment of CMM Level 3 in 2003.

Operating expenses were $5,757,405 for the year ended June 30, 2004 compared to $4,434,643 for the year ended June 30, 2003. During the years ended June 30, 2004 and 2003, we issued 48,613 and 93,400 restricted common shares, respectively, in exchange for services rendered. We recorded this non-cash compensation expense of $48,240 and $39,200 for the years ended June 30, 2004 and 2003, respectively. Total professional service expense, including non-cash compensation, was $464,332 and $272,447 for the years ended June 30, 2004 and 2003, respectively. During the years ended June 30, 2004 and 2003, we recorded depreciation and amortization expense of $1,240,792 and $1,183,502 included in this increase is the addition of the completed Lahore facility. Salaries and wages expenses were $1,493,252 and $934,383 for the years ended June 30, 2004 and 2003, respectively or an increase of $558,869 or 60%. The addition of new management level employees and consultants from the Altvia acquisition and new employees at our UK subsidiary, as well as an increase in sales and administration employees resulted in the increase. In addition, key officers were given a pay raise effective January 1, 2004, the first in the Company’s history. Two of the officers have agreed to take the incremental compensation against exercising options granted to them. General and administrative expenses were $1,759,607 and $956,644 for the years ended June 30, 2004 and 2003, respectively, an increase of $802,963. In the current year, the general and administrative expenses includes non-recurring expenses form moving both the headquarters office and the Pakistan companies into the new facility, and $122,500 for settlement of legal disputes. Also, the Company had to incur extra costs for executing the reverse split of its common stock through the proxy process, annual shareholders meeting including proxies mailing and other administrative related costs and travel expenses increased by approximately $105,934.

Selling and marketing expenses increased to $253,701 for the year ended June 30, 2004 as compared to $76,136 for the year ended June 30, 2003, reflecting the growing sales activity of the Company. The Company wrote-off, as uncollectible, bad debts of $219,909 and $415,384, during the years ended June 30, 2004 and 2003, respectively. In addition, the Company evaluated the goodwill value of certain of its subsidiaries and recorded an impairment of $203,312 and $393,388 during the years ended June 30, 2004, and 2003, respectively.

The loss from operations in fiscal year 2004 was $2,708,018 which is a 9.71% increase from $2,468,250 in fiscal year 2003. Included in this amount is are non-cash charges of depreciation and amortization of $1,240,792, settlement expenses of $122,500, impairment of assets of $203,312 and bad debt expense of $219,909. Net loss from continued operations in fiscal year 2004 was $2,785,369 compared to $2,615,851 in fiscal year 2003 or a 6.48% increase. The current fiscal year amount includes $273,159 add-back for the 49.9% minority interest in NetSol Connect owned by another party. The Company also recognized non-recurring expenses including $137,230 expense for the beneficial conversion feature on notes payable and convertible debenture, a gain of $104,088, from writing off a note payable in one of the subsidiaries that had been paid through the issuance of stock by the parent in the prior year and a gain of $216,230 from the settlement of a debt. The net loss per share was $0.32 in 2004 compared to $0.47 in 2003. The total weighted average of shares outstanding basic and diluted was 7.9 million against 4.5 million in 2003.

The Company's cash position was $871,161 at June 30, 2004 compared to $214,490 at June 30, 2003. In addition the Company had $391,403 in certificates of deposit, of which $121,163 is being used as collateral for the financing of the directors’ and officers’ liability insurance. The total cash position, including the certificates of deposits, was $1,260,000 million as of June 30, 2004.

Management expects to continue to improve its cash position in the current and future quarters due to the new business signed up in the last quarter. In addition, the Company anticipates additional exercises of investor warrants and employee stock options in the current and subsequent quarters. The Company has consistently improved its cash position in last four quarters through investors’ exercise of warrants, employee options exercised, private placements and the signing of new business. We anticipate this trend to continue in the current and future quarters, further improving the cash resources and liquidity position. Management is committed to implementing the growth business strategy that was ratified by the board of directors in December 2003. The company would continue to inject new capital towards expansion, grow sales and marketing and further enhancement of delivery capabilities. However, management is committed to ensuring the most efficient and cost effective means of raising capital and utilization.

Quarter Ended March 31, 2005 as compared to the Quarter Ended March 31, 2004:

Net revenues for the quarters ended March 31, 2005 and 2004 were $3,190,918 and $1,700,774, respectively. Net revenues are broken out among the subsidiaries as follows:

	2005		2004

Netsol USA	$21,606	0.68%	$274,368	16.13%
Netsol Tech	1,623,307	50.87%	884,772	52.02%
Netsol Private	95,367	2.99%	176,969	10.41%
Netsol Connect	294,420	9.23%	202,130	11.88%
Netsol UK	125,782	3.94%	93,089	5.47%
Netsol-Abraxas Australia	76,629	2.40%	69,446	4.08%
CQ Systems	799,761	25.06%	--	0.00%
NetSol - TiG	154,046	4.83%	--	0.00%
Total Net Revenues	$3,190,918	100.00%	$1,700,774	100.00%

This reflects an increase of $1,490,144 or 87.62% in the current quarter as compared to the quarter ended March 31, 2004. The increase is attributable to new orders of licenses, an increase in services business, including additional maintenance work, and the addition of two new subsidiaries in the current quarter. The Company’s biggest revenue growth was achieved in all three of its Pakistan based subsidiaries, which generated sales both domestically and internationally. The Company has experienced solid and consistent demand for IT services in the domestic sectors of Pakistan. The export licenses of LeaseSoft and maintenance related services surged primarily due to the most recent endorsement by our biggest customer DaimlerChrysler of Germany. NetSol and DaimlerChrysler signed a global frame agreement that added new revenues and assisted in acquiring new customers such as Toyota Leasing Thailand and Mauritius Commercial Bank. The impressive growth in revenue is also attributed to several domestic contracts won in the last nine months in Pakistan. Specifically in the last quarter, NetSol’s relationship with Toyota Leasing Thailand has grown through sale of new licenses and services.

Our telecom company, NetSol Akhter, added its 50th new corporate customer in Pakistan whose customers include, but are not limited to: AKD Securities, Reuters and, Marriot Hotels. The subsidiary is now EBITDA positive and made a net profit along with very strong and consistent bottom-line of the main subsidiary NetSol Technologies, Ltd.

The U.S. subsidiary has been fully integrated with the parent company to reduce costs. NetSol USA had been managing several projects with Seattle based Capital Stream since November 2003. While the Capital Stream project generated strong revenue since its inception, it was completed in January 2005. To control costs and improve efficiency the NetSol USA office is being merged into the parent office in California. The Company plans to launch Leasesoft and other services in the US market by hiring senior sales executives in North America. It also plans to explore new partnerships, such as but not limited to joint ventures similar in structure to the TiG joint venture and through North American mergers and acquisitions.

The successful completion of CQ Systems in February 2005 has positively aided the topline and bottomline growth in the third quarter of 2005. Approximately $750,000 of revenue of CQ was consolidated in this quarter.

The creation of TiG NetSol joint venture has already created a revenue of over $150,000 with a profit of nearly $50,000. This joint venture required NetSol to hire over 30 new programmers in Lahore to work on TiG projects from UK. This relationship is expected to grow tremendously in next 12 months. TiG presently generates over $40 million of business in technology of which the majority may potentially be outsourced to the TiG-NetSol joint venture.

As a direct result of the successful implementations of some of our current systems with DaimlerChrysler, we are noticing an increasing demand for LeaseSoft. Although the sales cycle for LeaseSoft is rather long, we are experiencing a 100% increase in product demonstration, evaluation and assessment by blue chip companies in the UK, Australia, Japan, Europe and Pakistan. The crown jewel of our product line “CMS’ (“Contract Management System”) which was sold to three companies of DaimlerChrysler Asia Pacific Region in 2001 for a combined value in excess of two million dollars was implemented and delivered to customers in 2003. Based on ELA, (Equipment and Leasing Association of N. America) the size of the world market for the leasing and financing industry is in excess of $500 billion of which the software sector represents over a billion dollars. A number of large leasing companies will be looking to renew legacy applications. This places NetSol in a very strong position to capitalize on any upturn in IT spending by these companies. NetSol is well positioned to sell several new licenses in fiscal year 2005 that could potentially increase the sales and bottom line. As the Company sells more of these licenses, management believes it is possible that the margins could increase to upward of 70%. The license prices of these products vary from $100,000 to $500,000 with additional charges for customization and maintenance of between 20%-30% each year. The Company, in parallel, has developed banking applications software to boost its product line and these systems were sold to Citibank and Askari Banks in Pakistan in 2002. New customers in the banking sector are also growing and the Company expects substantial growth in this area in the coming year.

The gross profit was $1,848,702 in the quarter ending March 31, 2005 as compared with $1,005,951 for the same quarter of the previous year for an increase of $842,751. The gross profit percentage has increased to approximately 58% in the quarter ended March 31, 2005 compared to approximately 59% for the quarter ended March 31, 2004. In comparison to the prior quarter ended December 31, 2004, the cost of sales increased approximately $502,829, revenues increased $467,691, and an overall increase of 6% in gross profit.

Operating expenses were $1,632,525 for the quarter ending March 31, 2005 as compared to $1,396,974, for the corresponding period last year. The increase is selling and marketing expenses and salaries is due to the expansion of our selling efforts and the addition of our two new subsidiaries. The Company has streamlined its operations by consolidation, divestment and enhanced operating efficiencies. Depreciation and amortization expense amounted to $384,649 and $294,486 for the quarter ended March 31, 2005 and, 2004, respectively. The increase is due to the acquisition of CQ Systems. Combined salaries and wages costs were $453,226 and $408,840 for the comparable periods, respectively, or an increase of $5,242 from the corresponding period last year.

Selling and marketing expenses were $219,399 and $49,690, in the quarter ended March 31, 2005 and 2004, respectively, reflecting the growing sales activity of the Company. The Company wrote-off as uncollectible bad debts of $0 in the current quarter compared to $59,821 for the comparable prior period in the prior year. Professional services expense increased to $112,830 in the quarter ended March 31, 2005, from $70,701 in the corresponding period last year.

Income from operations was $216,177 compared to a loss of $391,023 for the quarters ended March 31, 2005 and 2004, respectively. This represents a decrease of $607,200 for the quarter compared with the comparable period in the prior year. This is directly due to reduction of operational expenses and improved gross margins.

Net income was $134,194 compared to net losses of $295,885 for the quarters ended March 31, 2005 and 2004, respectively. This is an increase of 145% compared to the prior year. The add-back for the 49.9% minority interest in NetSol Connect owned by another party was $(2,495) compared to $71,049 and the add-back for the 49.9% minority interest in NetSol-TiG was $27,500 for a total of $(29,994). During the current quarter, the Company also recognized an expense of $7,500 for the beneficial conversion feature on convertible debentures and a gain of $49,865 from the settlement of debts. Net income per share, basic and diluted, was $0.01 for the quarter ended March 31, 2005 as compared with a loss per share of $0.04 for the corresponding period last year.

The net EBITDA income was $519,843 compared to loss of $1,399 after amortization and depreciation charges of $384,649 and $294,486 respectively. Although the net EBITDA income is a non-GAAP measure of performance we are providing it for the benefit of our investors and shareholders to assist them in their decision-making process.

Nine Month Period Ended March 31, 2005 as compared to the Nine Month Period Ended March 31, 2004:

Net revenues for the nine months ended March 31, 2005 and 2004 were $7,972,450 and $3,881,731, respectively. Net revenues are broken out among the subsidiaries as follows:

	2005		2004

Netsol USA	$295,725	3.71%	$481,868	12.41%
Netsol Tech	4,564,167	57.25%	2,136,968	55.05%
Netsol Private	562,872	7.06%	272,650	7.02%
Netsol Connect	852,640	10.69%	503,530	12.97%
Netsol UK	574,849	7.21%	274,786	7.08%
Netsol-Abraxas Australia	168,390	2.11%	211,929	5.46%
CQ Systems	799,761	10.03%	--	0.00%
NetSol - TiG	154,046	1.93%	--	0.00%
Total Net Revenues	$7,972,450	100.00%	$3,881,731	100.00%

This reflects an increase of $4,090,719 or 105.38% in the current nine months as compared to the nine months ended March 31, 2004. The increase is attributable to new orders of licenses and an increase in services business, including additional maintenance work, and the addition of two new subsidiaries. The Company’s biggest revenue growth was achieved in all three of its Pakistan based subsidiaries and its UK based subsidiary, which generated sales both domestically and internationally. The Company has experienced solid and consistent demand for IT services in the domestic sectors of Pakistan. The export licenses of LeaseSoft and maintenance related services surged primarily due to the most recent endorsement by our biggest customer DaimlerChrysler of Germany. NetSol and DaimlerChrysler signed a global frame agreement that added new revenues and assisted in acquiring new customers such as Toyota Leasing Thailand and Mauritius Commercial Bank.

NetSol UK continues its business development activities and has seen good traction in its sales pipeline. NetSol UK added a very strategic new customer TiG (“The Innovation Group”), a publicly listed UK company. We believe our relationship with TiG will yield significant new recurring revenues to the subsidiary. The acquisition of CQ Systems is, thus far, proves to be a success, and management anticipates that it will make a sizable contribution to NetSol earnings going forward. NetSol has been experiencing a 100% increase in product demonstration, evaluation and assessment by blue chip companies in the UK, Australia, Japan, Europe and Pakistan. The crown jewel of our product line “CMS’ (“Contract Management System”) which was sold to three companies of DaimlerChrysler Asia Pacific Region in 2001 for a combined value in excess of two million dollars was implemented and delivered to customers in 2003. Based on ELA, (Equipment and Leasing Association of N. America) the size of the world market for the leasing and financing industry is in excess of $500 billion of which the software sector represents over a billion dollars. A number of large leasing companies will be looking to renew legacy applications. This places NetSol in a position to capitalize on any upturn in IT spending by these companies. NetSol is well positioned to sell several new licenses in fiscal year 2005 that could potentially increase the sales and bottom line. As the Company sells more of these licenses, management believes it is possible that the margins could increase to upward of 70%. The gross margins have improved literally since the closing of 3rd quarter of 2005 due to some recent sales of LeaseSoft. The license prices of these products now vary from $300,000 to $1,000,000 with additional charges for customization and maintenance of between 20%-30% each year. The Company, in parallel, has developed banking applications software to boost its product line and these systems were sold to Citibank and Askari Banks in Pakistan in 2002. New customers in the banking sector are also growing and the Company expects substantial growth in this area in the coming year.

The gross profit was $5,028,579 for the nine months ending March 31, 2005 as compared with $2,236,195 for the same period of the previous year. The gross profit percentage has increased 5.47% to 63.07% in the current fiscal year from 57.61% for the nine months ended March 31, 2004. The increase in gross profit margins is due to repeat sales of some licenses to new customers and to existing customers.

Operating expenses were $4,153,323 for the nine months ending March 31, 2005 as compared to $3,828,498, for the corresponding period last fiscal year for an increase of $364,839. The increase is mainly due to the increased sales activities of the Company and the addition of two new subsidiaries. The Company has streamlined its operations by consolidation, divestment and enhanced operating efficiencies. Depreciation and amortization expense amounted to $986,755 and $903,182 for the nine months ended March 31, 2005 and 2004, respectively, the increase is due to the acquisition of CQ Systems. Combined salaries and wage costs were $1,248,447 and $1,003,289 for the nine months ended March 31, 2005 and 2004, respectively, or an increase of $245,158 from the corresponding period last year.

Selling and marketing expenses were $474,099 and $96,377 for the nine months ended March 31, 2005 and 2004, respectively. This reflects the Company’s expanding sales and marketing efforts. The Company wrote-off as uncollectible bad debts of $0 and $153,327 for the nine months ended March 31, 2005 and 2004, respectively. Professional services expense increased to $368,135 in the nine months ended March 31, 2005, from $310,403 in the corresponding period last year.

Income from continued operations was $875,256 compared to loss of $1,592,303 for the nine months ended March 31, 2005 and 2004, respectively. This represents an increase of $2,467,559 for the nine-month period compared to the prior year. This is directly due to increased sales, reduction of operational expenses, improved gross margins, and the addition of two new subsidiaries.

Net income was $429,218 for the nine months ended March 31, 2005 compared to net loss of $1,515,077 for the nine months ended March 31, 2004. This is an increase of 128% compared to the prior year. The add-back for the 49.9% minority interest in NetSol Connect owned by another party was $11,764 compared to $164,387 and the add-back for the 49.9% minority interest in NetSol-TiG was $27,500 for a total of $(15,735). During the current nine months, the Company also recognized an expense of $239,416 for the beneficial conversion feature on convertible debentures, an expense of $249,638 for the fair market value of warrants issued and a gain of $239,506 from the settlement of debts. Net income per share was $0.04, basic and $0.03 diluted, for the nine months ended March 31, 2005 as compared with a loss per share, basic and diluted, of $0.18 for the corresponding period last year.

The net EBITDA income was $1,415,973 compared to loss of $611,895 after amortization and depreciation charges of $986,755 and $903,182 respectively. Although the net EBITDA income is a non-GAAP measure of performance we are providing it for the benefit of our investors and shareholders to assist them in their decision-making process.

Going Concern Qualification

Our independent auditors have included an explanatory paragraph in their report on the June 30, 2004 consolidated financial statements discussing issues which raise substantial doubt about our ability to continue as a "going concern." The going concern qualification is attributable to our historical operating losses, and the amount of capital which we project our needs to satisfy existing liabilities and achieve profitable operations. In positive steps, we have closed down our loss generating businesses, and continue to evaluate and implement cost cutting measures at every entity level. For the year ended June 30, 2004, we continued to experience a negative cash flow from consolidated operations, and projects that it will need certain additional capital to enable it to continue operations at its current level beyond the near term. We believe that certain of this needed capital will result from the successful collection of our accounts receivable balances as projects are completed during the coming fiscal year. We believe we can raise additional funds though private placements of its common stock. Effective February 8, 2005, our auditors informed us that they would no longer include a going concern explanatory paragraph in our financials. This decision was based on the improved financials of the Company during the first two quarters of the 2004-2005 fiscal years.

Liquidity And Capital Resources

We were successful in improving our cash position by the end of our fiscal year, June 30, 2004. In addition, $957,892 was injected by the exercise of options by several employees in 2004.

The Company's cash position was $1,596,031 at March 31, 2005 compared to $449,047 at March 31, 2004. In addition the Company had $1,083,450 in certificates of deposit. The total cash position, including the certificates of deposits, was $2,679,481 as of March 31, 2005.

Net cash used for operating activities amounted to $1,848,719 for the nine months ended March 31, 2005, as compared to $3,325,515 for the comparable period last fiscal year. The decrease is mainly due to an increase in net income as well as an increase in prepaid expenses and accounts receivable. In addition, the Company experienced a decrease of $394,862 in its accounts payable and accrued expenses.

Net cash used by investing activities amounted to $6,002,848 for the nine months ended March 31, 2005, as compared to $855,492 for the comparable period last fiscal year. The difference lies primarily in the purchase of subsidiary which increased intangible assets and the purchase property and equipment during the current fiscal year. The Company had net purchases of property and equipment of $804,115 compared to $372,594 for the comparable period last fiscal year. During the current fiscal year, an additional $287,797 and $250,006 was infused into the Company’s minority interest in the Company’s subsidiaries NetSol Connect and NetSol-TiG.

Net cash provided by financing activities amounted to $8,540,262 and $4,385,750 for the nine months ended March 31, 2005, and 2004, respectively. The current fiscal period included the cash inflow of $1,512,000 compared to $1,102,049 from issuance of equity and $999,224 compared to $1,215,575 from the exercising of stock options and warrants. In the current fiscal period, the Company received $1,589,974 of additional capital from the sale of NetSol PK Tech stock through private placement leading to an IPO in Pakistan and had net proceeds on loans and capital leases of $4,490,768 as compared to net proceeds of $868,126 in the comparable period last year. The increase in loans is from the acquisition of CQ Systems and new loans entered into during the current period.

The management expects to continue to improve its cash position in the current and future quarters due to the new business signed up in the last quarter. In addition, the Company anticipates additional exercises of investor warrants and employee stock options in the current and subsequent quarters. During the current fiscal period, management reduced the current liabilities significantly by paying down these obligations. Management anticipates receiving proceeds from option exercises in the coming months and will continue to explore the best possible means and terms to raise new capital. Management is confident of being able to strengthen its cash position and further improve the liquidity position. Management is committed to implementing the growth business strategy that was ratified by the board of directors in December 2003. The Company would continue to inject new capital towards expansion, growing sales and marketing and further enhancement of delivery capabilities. However, management is committed to ensuring the most efficient and cost effective means of raising capital and utilization.

As a growing company, we have on-going capital expenditure needs based on our short term and long term business plans. Although our requirements for capital expenses vary from time to time, for next 12 months, we have following capital needs:

•
Injection of additional new capital of up to $500,000 in a strategic joint-venture of NetSol-TiG. This partnership serves to outsource TiG’s software development business to our offshore-based development facility.

•
The final payment to former CQ Systems shareholders of the remaining consideration. The amount due is based on the earnings of CQ Systems during the period of March 31, 2005 to March 31, 2006 and will be paid in cash, equity or a combination of both. The initial consideration, which was based on revenues for the period ending March 31, 2005, total approximately $3.5 million and was paid in cash and restricted shares of common stock. While the agreement permits the final consideration to be paid, in part, in restricted shares of common stock, management believes that improving net cash position of CQ and Company strongly improves the potential of meeting this obligation without raising new capital.

•	New capital requirement for NetSol Akhter, the telecom division in an amount up to $2.0 million as required by the agreement with Akhter.

•	Working capital of $1.0 million for debts payments, new business development activities and infrastructure enhancements.

•
Final note payments of $875,000 due in 12 months that was received from three separate investors to close the CQ acquisition in February 2005. These investors, who have long standing relationships with the Company, permit the extension of the maturity date upon the agreement of these investors.

While there is no guarantee that we will have sufficient funds to meet our capital needs or that even if available that such funds will be on terms acceptable to the Company. We may consider raising capital through the following methods: equity based financing; warrant and option exercises.

The methods of raising funds for capital needs may differ based on the following:

•
Stock volatility due to market conditions in general and NetSol stock performance in particular. This may cause a shift in our approach to raise new capital through other sources such as secured long term debt.

•
Analysis of the cost of raising capital in the U.S., Europe or emerging markets. By way of example only, if the cost of raising capital is high in one market and it may negatively affect the company’s stock performance, we may explore options available in other markets.

Should global or other general macro economic factors cause an adverse climate, we would defer new financing and use internal cash flow for capital expenditures.

Dividends and Redemption

It has been our policy to invest earnings in the growth of NetSol rather than distribute earnings as dividends. This policy, under which dividends have not been paid since our inception and is expected to continue, but is subject to regular review by the Board of Directors.

DESCRIPTION OF PROPERTY

Company Facilities

As of December 2003, we moved from our corporate headquarters in California to one with approximately 1,919 rentable square feet and a monthly rent of $3,934. The lease is a two-year and one-half month lease expiring in December 2005. Our current facilities are located at 23901 Calabasas Road, Suite 2072, Calabasas, California, 91302.

Other leased properties as of the date of this report are as follows:

Location/Approximate Square Feet		Purpose/Use	Monthly Rental Expense

Australia	1,140	Computer and General Office	$1,380

United Kingdom	378	General Office	$5,500

Maryland	1,380	General Office	$2,530

The Australian lease is a three-year lease that expires in September 2007. It is rented at the rate of $1,380 per month. UK operations are currently conducted in leased premises operating on a month-to-month basis with current rental costs of approximately $3,000 per month. The facilities in Maryland are leased for a three year term expiring in June 2007. The monthly rent is $2,530 per month.

Upon expiration of its leases, NetSol does not anticipate any difficulty in obtaining renewals or alternative space.

Lahore Technology Campus

Our newly built Technology Campus was inaugurated in Lahore, Pakistan in May 2004. This facility consists of 40,000 square feet of computer and general office space. This facility is a state of the art, purpose-built and fully dedicated for IT and software development; the first of its kind in Pakistan. Title to this facility is held by NetSol Technologies, Pvt Ltd. and is not subject to any mortgages. NetSol also signed a strategic alliance agreement with the IT ministry of Pakistan to convert the technology campus into a technology park. By this agreement, the IT ministry would invest nearly Rs 10.0MN (approximately $150,000) to install fiber optic lines and improve the bandwidth for the facility. NetSol has relocated its entire staff of over 250 employees into this new facility.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In January 2004, we entered into employment agreements with Najeeb Ghauri, Naeem Ghauri, and Salim Ghauri. These agreements are discussed in the section entitled “Executive Compensation” beginning on page 59.

In March 2004, the board of directors approved compensation for service on the board. This compensation is discussed in the sections entitled “Executive Compensation” and “Compensation of Directors” beginning on pages 53 and 56 respectively.

In July 2004, the board approved compensation for service on the Audit, Compensation and Nominating and Corporate Governance Committees. This compensation is discussed in sections entitled “Compensation of Directors” beginning on page 56.

On November 28, 2003, the Company agreed to loan Najeeb Ghauri, an officer of the Company, $80,417 for the purpose of purchasing 67,223 shares of the Company’s common stock through the exercise of a stock option previously granted to Mr. Ghauri on February 16, 2002. On March 31, 2004, the Company loaned Mr. Ghauri and additional $25,000 to purchase 10,000 shares of the Company’s common stock through the exercise of a stock option previously granted to Mr. Ghauri on February 16, 2002. In addition, in June 2004, accrued wages in the amount of $12,500 was applied to Mr. Ghauri’s loan. At June 30, 2004, the loan balance for Mr. Ghauri was $92,917 and accrued interest was $3,154.

On November 28, 2003, the Company agreed to loan Naeem Ghauri, an officer of the Company, $48,335 for the purpose of purchasing 41,557 shares of the Company’s common stock through the exercise of a stock option previously granted to Mr. Ghauri on February 16, 2002. In addition, in June 2004, accrued wages in the amount of $9,636 was applied to Mr. Ghauri’s loan. At June 30, 2004, the loan balance for Mr. Ghauri was $38,699 and accrued interest was $1,661.

On November 28, 2003, the Company agreed to loan Salim Ghauri, an officer of the Company, $72,221 for the purpose of purchasing 57,777 shares of the Company’s common stock through the exercise of a stock option previously granted to Mr. Ghauri on February 16, 2002. In addition, in June 2004, accrued wages in the amount of $39,928 was applied to Mr. Ghauri’s loan. At June 30, 2004, the loan balance for Mr. Ghauri was $32,293 and accrued interest was $2,255.

On November 28, 2003, the Company agreed to loan Mark Caton, an officer of the Company at that time, $20,000 for the purpose of purchasing 20,000 shares of the Company’s common stock through the exercise of a stock option previously granted to Mr. Caton on February 16, 2002. In January 2004, Mr. Caton terminated his employment with the Company and the balance owed, including $210 in interest, was applied to his severance pay and deemed fully paid.

All of the loans, which were immediately available, bear an interest at the rate of six percent per annum, have a term of two-years and is payable in deferred salary or cash. Principal and accrued interest is due and payable at the expiration of the loan term. The shares of the Company’s common stock acquired with the loan proceeds secure repayment of the loan. These shares will be held in escrow for the benefit of the Company pending repayment or substitution of additional or different collateral in form and amount satisfactory to the Company.

The Company’s management believes that the terms of these transactions are no less favorable to us than would have been obtained from an unaffiliated third party in similar transactions. All future transactions with affiliates will be on terms no less favorable than could be obtained from unaffiliated third parties, and will be approved by a majority of the disinterested directors.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION - Common stock of NetSol Technologies, Inc. is listed and traded on the NASDAQ SmallCap Market under the ticker symbol "NTWK."

The table shows the high and low intra-day prices of our common stock as reported on the composite tape of the NASDAQ for each quarter during the last two fiscal years. Per share stock prices have been adjusted to reflect the 1 for 5 reverse stock split which occurred in August 2003.

	2002-03		2003-04		2004-05
	High	Low	High	Low	High	Low

1st (ended September 30)	.80	.35	5.50	1.94	1.99	1.09
2nd (ended December 31)	1.30	.25	3.16	2.05	2.71	1.14
3rd (ended March 31)	1.24	.75	3.15	2.07	2.67	1.82
4th (ended June 30)	3.50	.95	3.09	2.01	-----	----

RECORD HOLDERS - As of May 25, 2005, the number of holders of record of our common stock was 163. As of May 25, 2005, there were 13,707,547 shares of common stock issued and outstanding.

DIVIDENDS - We have not paid dividends on its Common Stock in the past and do not anticipate doing so in the foreseeable future. We currently intend to retain future earnings, if any, to fund the development and growth of its business.

EXECUTIVE COMPENSATION

The Summary Compensation Table shows certain compensation information for services rendered in all capacities during each of the last three fiscal years by the executive officers of NetSol who received compensation of, or in excess of, $100,000 during the fiscal year ended June 30, 2004. The following information for the officers includes the dollar value of base salaries, bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred.

SUMMARY COMPENSATION TABLE

				Long Term Compensation
				Long Term
				Compensation
				Awards (2)	Securities
				Restricted	Underlying
	Fiscal Year	Annual Compensation(1)		Stock	Options/
Name and Principal Position	Ended	Salary	Bonus	Awards(3)	SARs (4)

Najeeb U. Ghauri, Chief Financial Officer, Chairman, Director	2004	$200,000	-0-	-0-	50,000(5)
					50,000(6)
					25,000(7)
					20,000(8)
					30,000(9)
	2003	$120,000	-0-	-0-	-0-
	2002	$100,000	-0-	-0-	85,000(10)
					100,000(11)
					20,000(12)

Naeem Ghauri, CEO, Director	2004	$207,900(13)	-0-	-0-	50,000(5)
					50,000(6)
					25,000(7)
					20,000(8)
					30,000(9)
	2003	$125,000	-0-	-0-	-0-
	2002	$100,000	-0-	-0-	70,000(14)
					100,000(11)
					20,000(12)

Salim Ghauri, President, Director	2004	$110,000	-0-	-0-	50,000(5)
					50,000(6)
					25,000(7)-
					20,000(8)
					30,000(9)
	2003	$100,000	-0-	-0-	-0-
	2002	$100,000	-0-	-0-	70,000(14)
					100,000(11)
					20,000(12)

Patti L. W. McGlasson, Secretary, Corporate Counsel	2004	$82,000	-0-	5,000(15)	5,000(16)
					5,000(17)
					20,000(8)
					30,000(9)

(1)	No officers received any bonus or other annual compensation other than salaries during fiscal 2004 or any benefits other than those available to all other employees that are required to be disclosed. These amounts are not inclusive of automobile allowances, where applicable.
(2)	No officers received any long-term incentive plan (LTIP) payouts or other payouts during fiscal years 2004, 2003 or 2002.
(3)	All stock awards are shares of our Common Stock.
(4)	All securities underlying options are shares of our Common Stock. We have not granted any stock appreciation rights. No options were granted to the named executive officers in fiscal year 2003. Options are reflected in post-reverse split numbers. All options are currently exercisable or may be exercised within sixty (60) days of the date of this prospectus and are fully vested.
(5)	Includes options to purchase 50,000 shares of our common stock granted on January 1, 2004 at the exercise price of $2.21 per share. These options must be exercised within five years after the grant date.
(6)	Includes options to purchase 50,000 shares of our common stock granted on January 1, 2004 at the exercise price of $3.75 per share. These options must be exercised within five years after the grant date.
(7)	Includes options to purchase 12,500 shares of our common stock at $5.00 per share. These options must be exercised within five years after the grant date.
(8)	Includes options to purchase 20,000 shares of our common stock at $2.65 per share. These options must be exercised within five years after the grant date.
(9)	Includes options to purchase 30,000 shares of our common stock at $5.00 per share. These options must be exercised within five years after the grant date.
(10)	Includes options to purchase 85,000 shares of our common stock granted on February 16, 2002 at the exercise price of $.75 per share. Options must be exercised within five years after the grant date.
(11)	Includes options to purchase 100,000 shares of our common stock granted on February 16, 2002 at the exercise price of $1.25 per share.
(12)	Includes options to purchase 200,000 shares of our common stock granted on February 16, 2002 at the exercise price of $2.50 per share.
(13)	Mr. Ghauri salary is 110,000 British Pounds Sterling. The total in this table reflects a conversion rate of 1.89 dollars per pound.
(14)	Includes options to purchase 70,000 shares of our common stock granted on February 16, 2002 at the exercise price of $.75 per share. Options must be exercised within five years after the grant date.
(15)	In May 2004, Ms. McGlasson received 5,000 shares of common stock as a performance bonus arising out of her services as counsel for the Company.
(16)	Includes options to purchase 5,000 shares of common stock at the exercise price of the lesser of the $2.30 or the market price of the shares on the date of exercise less $2.00.
(17)	Includes options to purchase 5,000 shares of common stock at the exercise price of $3.00 per share.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

Name	Shares Acquired on Exercise (#)	Value Realized (1) ($)	Number of Unexercised Options/SARs at fiscal year end (##) Exercisable (2) / Unexercisable	Value of unexercised in-the-money at fiscal year end ($)Exercisable (2) / Unexercisable

Najeeb Ghauri, CFO , Director , Chairman	87,223	$0.00	150,000/150,000	$2,000/$0.00
Salim Ghauri, President, Director	67,777	$0.00	155,000/155,000	$2,000/$0.00
Naeem Ghauri, CEO, Director	51,557	$0.00	1500,000/155,000	$$2,000/$0.00
Patti L. W. McGlasson, Secretary Corporate Counsel	2,500	$0.00	60,000/10,000	$525/$1,050

(1)	The closing price of the stock at the June 30, 2004, Fiscal Year End was $2.21.
(2)	All options are currently exercisable.

EMPLOYMENT AGREEMENTS

Effective January 1, 2004, we entered into an employment agreement with Naeem Ghauri as our Chief Executive Officer. The agreement is for a base term of three years, and continues thereafter on an at will basis until terminated by either NetSol or Mr. Ghauri. The agreement provides for a yearly salary of 110,000 pounds sterling. The agreement also provides for such additional compensation as the Board of Directors determines is proper in recognition of Mr. Ghauri's contributions and services to us. In addition, the agreement provides Mr. Ghauri with options to purchase up to 100,000 shares of common stock at an exercise price of $2.21, 100,000 shares at an exercise price of $3.75 and 50,000 shares at an exercise price of $5.00. These options vest at the rate of 25% per quarter and are fully vested on December 31, 2004. These options expire on December 31, 2008. Mr. Ghauri also received options to purchase up to 20,000 shares at the exercise price of $2.65 per share and options to purchase 30,000 shares at the exercise price of $5.00 per share. These options vest immediately and are exercisable until March 25, 2009.

Effective January 1, 2004, we entered into an employment agreement with Najeeb Ghauri as Chief Financial Officer. The agreement is for a base term of three years, and continues thereafter on an at will basis until terminated by either NetSol or Mr. Ghauri. The agreement provides for a yearly salary of $200,000. The agreement also provides for such additional compensation as the Board of Directors determines is proper in recognition of Mr. Ghauri's contributions and services to us. In addition, the agreement provides Mr. Ghauri with options to purchase up to 100,000 shares of common stock at an exercise price of $2.21, 100,000 shares at an exercise price of $3.75 and 50,000 shares at an exercise price of $5.00. These options vest at the rate of 25% per quarter and are fully vested on December 31, 2004. These options expire on December 31, 2008. Mr. Ghauri also received options to purchase up to 20,000 shares at the exercise price of $2.65 per share and options to purchase 30,000 shares at the exercise price of $5.00 per share. These options vest immediately and are exercisable until March 25, 2009.

Effective January 1, 2004, we entered into an employment agreement with Salim Ghauri as the President and Chief Executive Officer our Pakistan subsidiary. The agreement is for a base term of three years, and continues thereafter on an at will basis until terminated by either us or Mr. Ghauri. The agreement provides for a yearly salary of $110,000. The agreement also provides for such additional compensation as the Board of Directors determines is proper in recognition of Mr. Ghauri's contributions and services to us. In addition, the agreement provides Mr. Ghauri with options to purchase up to 100,000 shares of common stock at an exercise price of $2.21, 100,000 shares at an exercise price of $3.75 and 50,000 shares at an exercise price of $5.00. These options vest at the rate of 25% per quarter and are fully vested on December 31, 2004. These options expire on December 31, 2008. Mr. Ghauri also received options to purchase up to 20,000 shares at the exercise price of $2.65 per share and options to purchase 30,000 shares at the exercise price of $5.00 per share. These options vest immediately and are exercisable until March 25, 2009.Effective January 1, 2004, we entered into an employment agreement with Patti L. W. McGlasson as legal counsel. The agreement provides for a yearly salary of $82,000. Ms. McGlasson also received options to purchase up to 10,000 shares of common stock at an exercise price equal to the lesser of $2.30 or the market price of the shares on the date of exercise less $2.00. These options vest at the rate of 25% per quarter and are exercisable until December 31, 2008. Effective March 26, 2004, Ms. McGlasson was elected to the position of Secretary. In connection with her role as Secretary, Ms. McGlasson received options to purchase up to 10,000 shares of common stock at $3.00 per share. These options vest at the rate of 25% per quarter and are exercisable until December 31, 2008. Ms. McGlasson also received options to purchase up to 20,000 shares at the exercise price of $2.65 per share and options to purchase 30,000 shares at the exercise price of $5.00 per share. These options vest immediately and are exercisable until March 25, 2009.

All of the above agreements provide for certain paid benefits such as employee benefit plans and medical care plans at such times as we may adopt them. The agreements also provide for reimbursement of reasonable business-related expenses and for two weeks of paid vacation. The agreements also provide for certain covenants concerning non-competition, non-disclosure, indemnity and assignment of intellectual property rights. NetSol currently has two incentive and nonstatutory stock option plans in force for 2001, 2002 and 2003 and two other plans from 1997 and 1999. No options have been issued under the 1997 and 1999 plans in the past two fiscal years.

The 2001 plan authorizes the issuance of up to 2,000,000 options to purchase common stock of which 1,985,000 have been granted. The grant prices range between $.75 and $2.50.

The 2002 plan authorizes the issuance of up to 2,000,000 options to purchase common stock of which 1,418,000 options have been granted. The grant prices range between $2.21 and $5.00.

In March 2004, our shareholders approved the 2003 stock option plan. This plan authorizes up to 2,000,000 options to purchase common stock of which 450,000 have been granted. The grant prices range between $2.64 and $5.00.

COMPENSATION OF DIRECTORS

For the 2003 term, Directors of the Company receive any cash compensation of $750 for attendance in person at a board meeting and are entitled to reimbursement of their reasonable expenses incurred in attending Directors' Meetings. Upon the full completion of the 2003 term, each director received 7,000 shares of restricted common stock. In addition, the Company granted each of its directors the following S-8 registered options: (a) 10,000 stock options, exercise price of $0.75, vested quarterly; and (b) 20,000 stock options, exercise price of $2.50 vesting quarterly.

For the 2004 term, Non-Management members of the Board of Directors of the Company receive cash compensation of $2,000 for each face to face meeting and $1,000 for each board teleconference meeting with a minimum duration of two hours. Each board member is to receive 2,000 shares of restricted common stock upon completion of the 2004 term and options to purchase up to 20,000 shares at the exercise price of $2.64 and options to acquire up to 30,000 shares at the exercise price of $5.00 per share. The options vest and are exercisable immediately.

For the 2004 term, Management members of the Board of Directors of the Company receive no cash compensation for meeting attendance but are granted options to a purchase up to 20,000 shares at the exercise price of $2.64 and options to acquire up to 30,000 shares at the exercise price of $5.00 per share. The options vest and are exercisable immediately.

All directors are entitled to reimbursement of approved business expenses.

The Audit Committee Chairman shall receive $1,100 per month, and 5,000 shares of restricted common stock issuable upon completion of the 2004 term. The chairs of the Nominating and Corporate Governance and Compensation Committee receives 5,000 shares of restricted common stock upon completion of service for the 2004 term. Each member of the Audit, Nominating and Corporate Governance and Compensation Committee shall also receive 4,000 shares of common stock.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

Kabani & Company’s report on NetSol’s financial statements for the fiscal years ended June 30, 2003 and June 30, 2004, did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except for a going concern uncertainty.

In connection with the audit of NetSol's financial statements for the fiscal years ended June 30, 2003 and June 30, 2004 there were no disagreements, disputes, or differences of opinion with Kabani & Company on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures, which, if not resolved to the satisfaction of Kabani & Company would have caused Kabani & Company to make reference to the matter in its report.

Saeed Kamran Patel & Co.’s report on NetSol’s financial statements for the fiscal years ended June 30, 2003 and June 30, 2004, did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except for a going concern uncertainty.

In connection with the audit of NetSol's financial statements for the fiscal years ended June 30, 2003 and June 30, 2004 there were no disagreements, disputes, or differences of opinion with Saeed Kamran Patel & Co. on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures, which, if not resolved to the satisfaction of Saeed Kamran Patel & Co. would have caused it to make reference to the matter in its report.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act, and the rules and regulations promulgated thereunder, with respect to the common stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits thereto. Statements contained in this prospectus as to the contents of any contract or other document that is filed as an exhibit to the registration statement are not necessarily complete and each such statement is qualified in all respects by reference to the full text of such contract or document. For further information with respect to us and the common stock, reference is hereby made to the registration statement and the exhibits thereto, which may be inspected and copied at the principal office of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part thereof may be obtained at prescribed rates from the Commission's Public Reference Section at such addresses. Also, the Commission maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

We are in compliance with the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, will file periodic reports, proxy and information statements and other information with the Commission. Such periodic reports, proxy and information statements and other information will be available for inspection and copying at the principal office, public reference facilities and Web site of the Commission referred to above.

REPRESENTING DFK INTERNATIONAL WORLDWIDE

SAEED KAMRAN PATEL & CO.

CHARTERED ACCOUNTANTS

Board of Directors
NetSol (Private) Limited
Lahore, Pakistan

We have audited the balance sheet of NetSol (PVT) Limited, the subsidiary of NetSol Technologies, Inc., as of June 30, 2004, and the related statements of operations and cash flows for the year ended June 30, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

Lahore, Pakistan
May 11, 2005

Saeed Kamran Patel & Co.
Chartered Accountants

Lahore
321 - Upper Mall, Lahore - Pakistan.
Tel: 92-42-111-77-2000 Fax: 92-42-6666255
e-mail: info@skpserv.com

Islamabad
2nd Floor, Buland Markaz,33 - West, Blue Area
Islamabad-Pakistan. Tel: 92-051-2270116, 2279658
Fax: 92-051-2279658 e-mail: info@skpserv.com

REPRESENTING DFK INTERNATIONAL WORLDWIDE

SAEED KAMRAN PATEL & CO.

CHARTERED ACCOUNTANTS

Board of Directors
NetSol Connect (Pvt) Limited
Lahore, Pakistan

Saeed Kamran Patel & Co.
Chartered Accountants

Lahore, Pakistan
May 11, 2005

Lahore
321 - Upper Mall, Lahore - Pakistan.
Tel: 92-42-111-77-2000 Fax: 92-42-6666255
e-mail: info@skpserv.com

Islamabad
2nd Floor, Buland Markaz, 33 - West, Blue Area
Islamabad-Pakistan. Tel: 92-051-2270116, 2279658
Fax: 92-051-2279658 e-mail: info@skpserv.com

REPRESENTING DFK INTERNATIONAL WORLDWIDE

SAEED KAMRAN PATEL & CO.

CHARTERED ACCOUNTANTS

Board of Directors
NetSol Technologies (Private) Limited
Lahore, Pakistan

Lahore, Pakistan
May 11, 2005

Saeed Kamran Patel & Co.
Chartered Accountants

Lahore
321 - Upper Mall, Lahore - Pakistan.
Tel: 92-42-111-77-2000 Fax: 92-42-6666255
e-mail: info@skpserv.com

Islamabad
2nd Floor, Buland Markaz,33 - West, Blue Area
Islamabad-Pakistan. Tel: 92-051-2270116, 2279658
Fax: 92 - 051 - 2279658 e-mail: info@skpserv.com

                   NETSOL TECHNOLOGIES, INC. AND SUBSIDIARIES

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Description                                                                                         Page
-----------                                                                                         ----

Report of Independent Registered Public Accounting Firm..............................................F-2

Auditor's Report to the Members......................................................................F-3

Consolidated Balance Sheet as of June 30, 2004 (restated)............................................F-6

Consolidated Statements of Operations for the Years Ended June 30, 2004 (restated) and 2003..........F-4

Consolidated Statements of Stockholders' Equity for the Years Ended

                                      F-1

          REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
NetSol Technologies, Inc. and subsidiaries
Calabasas, California

We  have  audited  the  accompanying   consolidated   balance  sheet  of  NetSol
Technologies,  Inc.  and  subsidiaries  as of June  30,  2004,  and the  related consolidated  statements of operations,  stockholders' equity and cash flows for the years  ended June 30,  2004 and 2003.  These  financial  statements  are the responsibility of the Company's management.  Our responsibility is to express an opinion on these consolidated  financial  statements based on our audits. We did not audit the financial statements of Network Technologies (PVT) Limited, NetSol
(PVT)  Limited and NetSol  Connect  (PVT)  Limited,,  whose  statements  reflect combined  total  assets  of  approximately  $7,173,282  as of June 30,  2004 and combined total net revenues of $4,452,435and $2,766,174 for the years ended June
30, 2004 and 2003, respectively. Those statements were audited by other auditors whose  reports  have been  furnished  to us, and in our  opinion,  insofar as it relates to the amounts included for Network  Technologies (PVT) Limited,  NetSol
(PVT)  Limited and NetSol  Connect (PVT)  Limited,  for the years ended June 30,
2004 and 2003, is based solely on the report of the other auditors.

We conducted our audit of these  statements in accordance  with the standards of the Public Company Accounting  Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable  assurance about whether the financial  statements  are free of material  misstatement.  An audit includes  examining,  on a test  basis,  evidence  supporting  the  amounts  and disclosures in the financial  statements.  An audit also includes  assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit and the report of the other  auditors  provide a reasonable  basis for our opinion.

In our  opinion,  based on our audits and the  reports  of other  auditors,  the consolidated  financial  statements  referred to above  present  fairly,  in all material respects,  the consolidated  financial position of NetSol Technologies,
Inc. and  subsidiaries  as of June 30, 2004 and the results of its  consolidated operations  and its cash  flows for the years  ended  June 30,  2004 and 2003 in conformity with accounting principles generally accepted in the United States of
America.

The accompanying  consolidated  financial statements have been prepared assuming that the Company will  continue as a going  concern.  As shown in the  financial statements, the Company has an accumulated deficit, has negative cash flows from operations,  and  has  a  net  working  capital  deficit.  These  factors  raise substantial  doubt about the Company's  ability to continue as a going  concern.
Management's  plans in regard to these matters are also described in Note 2. The financial  statements do not include any adjustments  that might result from the outcome of these uncertainties.

As discussed in Note 16, the  financial  statements  for the year ended June 30,
2004 have been restated.

/s/ Kabani & Company, Inc.
CERTIFIED PUBLIC ACCOUNTANTS

Huntington Beach, California
August 2, 2004, except for Note 16 which is as of March 22, 2005

                                      F-2

                    NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 2004

                                     ASSETS
Current assets:
     Cash and cash equivalents                                                        $ 871,161
     Certificates of deposit                                                            391,403
     Accounts receivable, net of allowance for doubtful accounts of $80,000             951,994
     Revenues in excess of billings                                                     951,905
     Other current assets                                                               397,038
                                                                                ----------------
        Total current assets                                                                              3,563,501
Property and equipment, net of accumulated depreciation                                                   4,203,580
Intangibles:
     Product licenses, renewals, enhancedments, copyrights,
        trademarks, and tradenames, net                                               2,409,859
     Customer lists, net                                                                641,569
     Goodwill (restated)                                                              1,166,611
                                                                                ----------------
        Total intangibles (restated)                                                                      4,218,039
                                                                                                   -----------------
        Total assets (restated)                                                                        $ 11,985,120
                                                                                                   =================

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Accounts payable and accrued expenses                                          $ 2,207,822
     Current portion of notes and obligations under capitalized leases                  803,813
     Billings in excess of revenues                                                     103,451
     Loans payable, bank                                                                458,861
                                                                                ----------------
        Total current liabilities                                                                         3,573,947
Obligations under capitalized leases, less current maturities                                                27,604
Notes payable                                                                                                89,656
Convertible debenture                                                                                       937,500
                                                                                                   -----------------
        Total liabilities                                                                                 4,628,707
Minority interest                                                                                                --
Contingencies                                                                                                    --

Stockholders' equity:
     Common stock, $.001 par value; 25,000,000 share authorized;
        9,482,822 issued and outstanding                                                  9,483
     Additional paid-in-capital (restated)                                           38,933,621
     Treasury stock                                                                     (21,457)
     Accumulated deficit (restated)                                                 (30,917,465)
     Stock subscription receivable                                                     (497,559)
     Other comprehensive loss                                                          (150,210)
                                                                                ----------------
        Total stockholders' equity (restated)                                                             7,356,413
                                                                                                   -----------------
        Total liabilities and stockholders' equity (restated)                                          $ 11,985,120
                                                                                                   =================

       See accompanying notes to these consolidated financial statements.

                                       F-3

                    NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 2004

                                                           For the Year Ended June,
                                                           2004               2003
                                                       -----------        -----------
                                                       (Restated)

Net revenues                                           $ 5,749,062        $ 3,745,386
Cost of revenues                                         2,699,675          1,778,993
                                                       -----------        -----------
Gross profit                                             3,049,387          1,966,393

Operating expenses:
      Selling and marketing                                253,701             76,136
      Depreciation and amortization                      1,240,792          1,183,502
      Impairment of assets                                 203,312            393,388
      Settlement costs                                     122,500            202,759
      Bad debt expense                                     219,909            415,384
      Salaries and wages                                 1,493,252            934,383
      Professional services, including non-cash
          compensation                                     464,332            272,447
      General and adminstrative                          1,759,607            956,644
                                                       -----------        -----------
          Total operating expenses                       5,757,405          4,434,643
                                                       -----------        -----------
Loss from operations                                    (2,708,018)        (2,468,250)

Other income and (expenses)
      Loss on sale of assets                               (35,173)            (5,464)
      Beneficial conversion feature                       (137,230)                --
      Gain on forgiveness of debt                          320,318                 --
      Interest expense                                    (172,101)          (135,243)
      Other income and (expenses)                          (53,165)            (6,624)
                                                       -----------        -----------
Loss from continuing operations                         (2,785,369)        (2,615,581)
Minority interest in subsidiary                            273,159                 --
Gain from discontinuation of a subsidiary                       --            478,075
                                                       -----------        -----------
Net loss                                                (2,512,210)        (2,137,506)
Other comprehensive loss:

      Translation adjustment                              (299,507)          (380,978)
                                                       -----------        -----------
Comprehensive loss                                     $(2,811,717)       $(2,518,484)
                                                       ===========        ===========

Net loss per share - basic and diluted:
      Continued operations                             $     (0.35)       $     (0.58)
                                                       ===========        ===========
      Minority interest in subsidiary                  $      0.03        $        --
                                                       ===========        ===========
      Discontinued operations                          $        --        $      0.11
                                                       ===========        ===========
      Net loss                                         $     (0.32)       $     (0.47)
                                                       ===========        ===========

Weighted average number
      of shares outstanding - basic and diluted*         7,881,554          4,512,203
                                                       ===========        ===========

*The basic and  diluted  net loss per share has been  retroactively  restated to effect a 5:1 reverse stock split on August 18, 2003

       See accompanying notes to these consolidated financial statements.

                                      F-4

                    NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                   FOR THE YEARS ENDED JUNE 30, 2003 AND 2004

                                                    Common Stock*         Additional          Stock
                                              ------------------------     Paid-in        Subscriptions
                                                  Shares       Amount      Capital         Receivable
                                              ------------------------------------------------------------

 Balance at June 30, 2002                       3,865,593       3,865    31,807,110          (43,650)
 Common stock sold through
       private placements                         471,853         472       371,997
 Issuance of common stock in
       exchange for services                       90,400          90        50,776
 Issuance of common stock in
       exchange for accrued compensation          115,000         115       107,385
 Excercise of common stock options                790,900         791       707,609
 Excercise of common stock warrants                60,000          60        35,940
 Issuance of common stock in
       exchange for notes payable                 111,429         111        40,889
 Issuance of common stock in
       exchange for settlement                     40,000          40        49,960
 Issuance of common stock in
       exchange for purchase of Altiva            212,000         212       211,788
 Common stock options granted
       for services                                    --          --        26,500
 Common stock receivable                               --          --                        (41,250)
 Foreign currency translation adjustments              --          --
 Net loss for the year                                 --          --
                                              ------------------------------------------------------------
 Balance at June 30, 2003                       5,757,175     $ 5,756  $ 33,409,954        $ (84,900)
                                              ============================================================

                                                   Other                         Total
                                              Comprehensive     Accumulated    Stockholders'
                                               Income/(Loss)      Deficit          Equity
                                             -----------------------------------------------

 Balance at June 30, 2002                          530,275      (26,267,749)      6,029,851
 Common stock sold through
       private placements                                                           372,469
 Issuance of common stock in
       exchange for services                                                         50,866
 Issuance of common stock in
       exchange for accrued compensation                                            107,500
 Excercise of common stock options                                                  708,400
 Excercise of common stock warrants                                                  36,000
 Issuance of common stock in
       exchange for notes payable                                                    41,000
 Issuance of common stock in
       exchange for settlement                                                       50,000
 Issuance of common stock in
       exchange for purchase of Altiva                                              212,000
 Common stock options granted
       for services                                                                  26,500
 Common stock receivable                                                            (41,250)
 Foreign currency translation adjustments         (380,978)                        (380,978)
 Net loss for the year                                           (2,137,506)     (2,137,506)
                                             -----------------------------------------------
 Balance at June 30, 2003                        $ 149,297    $ (28,405,255)    $ 5,074,852
                                             ===============================================

       See accompanying notes to these consolidated financial statements.

                                      F-5

                    NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF STOCKHOLDERS EQUITY - Continued
                   FOR THE YEARS ENDED JUNE 30, 2003 AND 2004

                                                        Common Stock*            Additional                       Stock
                                                  ------------------------        Paid-in       Treasury     Subscriptions
                                                    Shares        Amount          Capital        Shares        Receivable
                                                  ----------------------------------------------------------------------------

 Balance at June 30, 2003                            5,757,175       5,756       33,409,954           --           (84,900)

 Issuance of common stock for cash (as restated)     1,413,187       1,414        1,616,923
 Issuance of common stock for services                   3,613           4            8,996
 Excercise of common stock options                   1,067,309       1,068        1,369,484                       (412,659)
 Excercise of common stock warrants                    390,000         390          487,110
 Issuance of common stock in
       exchange for notes payable & interest           601,343         601        1,070,028
 Issuance of common stock in
       exchange for settlement                          45,195          45          135,088
 Issuance of common stock in
       exchange for purchase of Altiva                 100,000         100             (100)
 Issuance of common stock in
       exchange for purchase of Pearl                   60,000          60          166,800
 Issuance of common stock to directors
        in exchange for services                        45,000          45           39,195
 Purchase of treasury shares                                                                     (21,457)
 Beneficial conversion feature                              --          --          399,730
 Fair market value of warrants issued                       --          --          230,413
 Foreign currency translation adjustments                   --          --               --
 Net loss for the year (as restated)                        --          --               --
                                                  ----------------------------------------------------------------------------
 Balance at June 30, 2003 (restated)                 9,482,822     $ 9,483     $ 38,933,621    $ (21,457)       $ (497,559)
                                                  ============================================================================

                                                        Other                            Total
                                                    Comprehensive     Accumulated     Stockholders'
                                                    Income/(Loss)       Deficit          Equity
                                                  -------------------------------------------------

 Balance at June 30, 2003                                149,297      (28,405,255)       5,074,852

 Issuance of common stock for cash (as restated)                                         1,618,337
 Issuance of common stock for services                                                       9,000
 Excercise of common stock options                                                         957,893
 Excercise of common stock warrants                                                        487,500
 Issuance of common stock in
       exchange for notes payable & interest                                             1,070,629
 Issuance of common stock in
       exchange for settlement                                                             135,133
 Issuance of common stock in
       exchange for purchase of Altiva                                                          --
 Issuance of common stock in
       exchange for purchase of Pearl                                                      166,860
 Issuance of common stock to directors
        in exchange for services                                                            39,240
 Purchase of treasury shares                                                               (21,457)
 Beneficial conversion feature                                                             399,730
 Fair market value of warrants issued                                                      230,413
 Foreign currency translation adjustments               (299,507)                         (299,507)
 Net loss for the year (as restated)                                   (2,512,210)      (2,512,210)
                                                  -------------------------------------------------
 Balance at June 30, 2003 (restated)                  $ (150,210)   $ (30,917,465)     $ 7,356,413
                                                  =================================================

       See accompanying notes to these consolidated financial statements.

                                      F-6

                    NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                            For the Year
                                                                           Ended June 30,
                                                                       2004                2003
                                                                    -----------        -----------

Cash flows from operating activities:                                (Restated)
      Net loss from continuing operations                           $(2,512,210)       $(2,137,506)
      Adjustments to reconcile net loss to net cash
          used in operating activities:
      Depreciation and amortization                                   1,640,044          1,183,502
      Provision for uncollectible accounts                                   --             80,000
      Impairment of assets                                              203,312            393,388
      Gain on discontinued operations                                        --           (478,075)
      Gain on forgiveness of debt                                      (320,318)                --
      Loss on sale of assets                                             35,173              5,464
      Minority interest in subsidiary                                  (273,159)                --
      Stock issued for settlement costs                                 135,133             50,000
      Stock issued for services                                           9,000             39,200
      Stock issued to directors for services                             39,240                 --
      Fair market value of warrants and stock options granted           230,413             26,500
      Beneficial conversion feature                                     137,230                 --
      Changes in operating assets and liabilities:
      (Increase) decrease in assets:
          Accounts receivable                                          (324,094)           464,634
          Other current assets                                         (416,780)          (585,145)
          Other assets                                                       --           (347,743)
      Decrease in liabilities:
          Accounts payable and accrued expenses                         (65,386)          (874,734)
                                                                    -----------        -----------
      Net cash used in operating activities                          (1,482,402)        (2,180,515)

Cash flows from investing activities:
      Purchases of property and equipment                            (2,861,754)          (127,822)
      Sales of property and equipment                                    75,490             92,271
      Purchases of certificates of deposit                           (3,241,403)                --
      Proceeds from sale of certificates of deposit                   2,850,000            714,334
      Increase in intangible assets - development costs                (439,297)                --
      Proceeeds from sale of minority interest of subsidiary            210,000                 --
                                                                    -----------        -----------
      Net cash (used in) provided by investing activities            (3,406,964)           678,783

Cash flows from financing activities:
      Proceeds from sale of common stock                              1,618,337            365,219
      Proceeds from the exercise of stock options                     1,445,392            845,566
      Purchase of treasury shares                                       (21,457)                --
      Proceeds from loans                                             1,628,005            351,868
      Proceeds from convertible debenture                             1,200,000                 --
      Payments on capital lease obligations & loans                    (384,210)          (132,972)
                                                                    -----------        -----------
      Net cash provided by financing activities                       5,486,067          1,429,681
Effect of exchange rate changes in cash                                  59,970            199,627
                                                                    -----------        -----------
Net increase in cash and cash equivalents                               656,671            127,576
Cash and cash equivalents, beginning of year                            214,490             86,914
                                                                    -----------        -----------
Cash and cash equivalents, end of year                              $   871,161        $   214,490
                                                                    ===========        ===========

       See accompanying notes to these consolidated financial statements.

                                      F-7

                    NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                    Continued

                                                                                 For the Year
                                                                                 Ended June 30,
                                                                              2004             2003

SUPPLEMENTAL DISCLOSURES:
Description
          Interest                                                          $ 172,101       $ 135,243
                                                                            =========       =========
          Taxes                                                             $  76,638       $  10,344
                                                                            =========       =========

NON-CASH INVESTING AND FINANCING ACTIVITIES:
      Common stock issued for services and compensation                     $   9,000       $  39,200
                                                                            =========       =========
      Common stock issued for conversion of note payable and interest       $ 861,429       $  25,000
                                                                            =========       =========
      Common stock issued for legal settlement                              $ 135,133       $  50,000
                                                                            =========       =========
      Common stock issued for acquisition of product license                $ 166,860       $      --
                                                                            =========       =========
      Common stock issued for settlement of debt                            $ 209,200       $      --
                                                                            =========       =========
      Common stock issued to directors for services                         $  39,240       $      --
                                                                            =========       =========
      Stock options granted in exchange for services received               $      --       $  26,500
                                                                            =========       =========
      Common stock issued for acquisition of subsidiary                     $      --       $ 212,000
                                                                            =========       =========

       See accompanying notes to these consolidated financial statements.

                                      F-8

                    NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - BUSINESS AND CONTINUED OPERATIONS

NetSol  Technologies,  Inc. and subsidiaries (the "Company"),  formerly known as
NetSol International, Inc. and Mirage Holdings, Inc., was incorporated under the laws of the State of Nevada on March 18, 1997.  During November of 1998,  Mirage
Collections, Inc., a wholly owned and non-operating subsidiary, was dissolved.

During April 1999,  February 2000 and March 2000, the Company formed NetSol USA,
Inc., NetSol eR, Inc. and NetSol (PVT), Limited,  respectively,  as wholly owned subsidiaries.

Business Combinations Accounted for Under the Purchase Method:

      Network Solutions PVT, Ltd. and NetSol UK, Limited

      On  September  15, 1998 and April 17,  1999,  the Company  purchased  from related  parties,  51% and 49%,  respectively,  of the outstanding  common stock of Network Solutions PVT, Ltd., a Pakistani Company, and 43% and 57%
      of the outstanding  common stock of NetSol UK,  Limited,  a United Kingdom
      Company,  for the  issuance  of 938,000  restricted  common  shares of the
      Company and cash payments of $775,000,  for an aggregate purchase price of approximately  $12.9 million.  These acquisitions were accounted for using the purchase method of accounting, and accordingly, the purchase price was allocated to the assets purchased and liabilities assumed based upon their estimated  fair  values  on the date of  acquisition,  which  approximated
      $300,000.  Included in the accompanying  consolidated financial statements are other  assets  acquired at fair  market  value  consisting  of product licenses, product renewals, product enhancements,  copyrights, trademarks, trade names and customer lists. At the date of acquisition, the management of the Company allocated approximately $6.3 million to these assets, based on independent  valuation reports prepared for the Company.  The excess of the  purchase  prices  over the  estimated  fair  values of the net assets acquired,  was recorded as goodwill,  and was being amortized by using the straight-line  method from the date of each purchase.  Effective  April 1,
      2001, the management  determined that the remaining useful life of all its
      acquired   intangible   assets  to  be   approximately   five  years,  and
      accordingly,  accelerated the  amortization of these  intangibles.  During
      June 2001,  the  management  decided to close its operations in the United
      Kingdom, and accordingly, the Company recognized a loss from impairment of various intangible assets related to NetSol UK, as recoverability of these assets  (measured  by a comparison  of the carrying  amount of an asset to future net cash flows expected to be generated by the asset) seemed highly unlikely.  On March 18, 2002, the final Winding-up Order was made relating to the  liquidation  of for NetSol UK on the  petition  of a  creditor  in respect of services supplied presented to the Court.

      Mindsources, Inc.

      On August 13,  1999,  the  Company  through its wholly  owned  subsidiary,
      NetSol  USA,  Inc.  acquired  100% of the  outstanding  capital  stock  of
      Mindsources,  Inc., a Virginia and US based Company,  through the issuance of 50,000 shares of Rule 144  restricted  common shares of the Company for an aggregate purchase price of approximately $1,260,000.  This acquisition was  accounted  for using the  purchase  method  of  accounting  under APB
      Opinion No. 16, and  accordingly,  the purchase price was allocated to the assets  purchased and liabilities  assumed based upon their estimated fair values as  determined  by  management  on the date of  acquisition,  which approximated  $900,000. The management of the Company allocated the entire purchase price to customer lists acquired, and is being amortized by using the straight-line  method from the date of acquisition.  The excess of the purchase prices over the estimated fair values of the net assets acquired, approximately  $360,000,  was recorded as goodwill and is being  amortized using the straight-line method from the date of purchase.  Effective April
      1, 2001, the management  determined that the remaining  useful life of all its  acquired  intangible  assets  to be  approximately  five  years,  and accordingly, accelerated the amortization of these intangibles.

                                      F-9

                    NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

      Network Solutions Group Limited and Subsidiaries

      On August 18, 1999, the Company  acquired 100% of the outstanding  capital stock of  Network  Solutions  Group  Limited  and  Subsidiaries,  a United
      Kingdom  Company,  through  the  issuance  of  31,000  shares  of Rule 144 restricted common shares of the Company for an aggregate purchase price of approximately  $940,000.  This  acquisition  was  accounted  for using the purchase method of accounting  under APB Opinion No. 16, and  accordingly, the purchase price was allocated to the assets  purchased and  liabilities assumed based upon their estimated fair values on the date of acquisition, which  approximated  a deficit of $700,000.  The management of the Company allocated  approximately  $600,000  to  customer  lists,  which  are being amortized by using the straight-line  method from the date of acquisition.
      The excess of the purchase price over the estimated fair values of the net assets acquired,  approximately $1,040,000,  was recorded as goodwill, and was being amortized by using the  straight-line  method over the estimated useful life from the date of  acquisition.  Effective  April 1, 2001,  the management  determined that the remaining  useful life of all its acquired intangible  assets  to  be  approximately  five  years,  and  accordingly, accelerated the amortization of these  intangibles.  During June 2001, the management  decided to close its  operations  in the United  Kingdom,  and accordingly,  the Company  recognized  a loss from  impairment  of various intangible  assets related to these entities,  as  recoverability of these assets  (measured  by a comparison  of the carrying  amount of an asset to future net cash flows expected to be generated by the asset) seemed highly unlikely.

      Intereve Corporation

      During March 2001, the Company  acquired 100% of the  outstanding  capital stock of Intereve Corporation for an aggregate purchase price of $245,000.
      This acquisition was accounted for using the purchase method of accounting under  APB  Opinion  No.  16,  and  accordingly,  the  purchase  price was allocated to the assets purchased and liabilities assumed based upon their estimated fair values on the date of  acquisition,  which equaled to zero.
      The  management  of the Company  allocated  the entire  purchase  price of
      $245,000  to  customer  lists.  During June 2001,  the  management  ceased operations  of this entity and  consequently,  the Company  recognized  an impairment loss of $245,000 to customer list, as  recoverability  of these assets  (measured  by a comparison  of the carrying  amount of an asset to future net cash flows expected to be generated by the asset) seemed highly unlikely.

      Altvia Corporation

      On May 20, 2003,  the Company  acquired  100% of the  outstanding  capital stock of Altvia  Technologies,  Inc.  for an aggregate  purchase  price of
      $257,000.  This acquisition was accounted for using the purchase method of accounting under APB Opinion No. 16, and  accordingly,  the purchase price was allocated to the assets  purchased and liabilities  assumed based upon their estimated fair values on the date of  acquisition,  which equaled to
      $257,000.  The management of the Company allocated $30,000 of the purchase price to customer lists & $23,688 to property and equipment. The excess of the  purchase  price  over the  estimated  fair  values of the net  assets acquired of $203,312, was recorded as goodwill.

      Pearl Treasury System Ltd

      On October 14,  2003,  the Company  executed an  agreement  to acquire the
      Pearl  Treasury  System  Ltd, a United  Kingdom  company  ("Pearl").  This acquisition  required  the Company to issue up to 60,000  shares of common stock to the  shareholders  of Pearl Treasury  System,  Ltd. The financial statements of Pearl are insignificant to the consolidated financials,  and therefore,  have  not  been  presented.  The  total  acquisition  value of
      $166,860  has been  recorded  as an  intangible  asset and is  included in
      "product licenses" on the accompanying consolidated financial statements.

                                      F-10

                    NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

      Raabta Online

      During  the  quarter  ended  March 31,  2004,  the  Company's  subsidiary,
      NetSolCONNECT,  purchased Raabta Online, a Pakistani  company,  for a cash price of 10,000,000  rupees or $173,500  representing 100% of the value of
      Raabta.  This  acquisition  is expected  to provide  the  Company  with an established  customer base and strong  technical  expertise.  The purchase price has been allocated to property and equipment of the acquired entity.
      The financial  statements of Raabta are  insignificant to the consolidated financials, and therefore, have not been presented.

Business Combinations Accounted for Under the Pooling of Interest Method:

      Abraxas Australia Pty, Limited

      On January 3, 2000, the Company  issued 30,000 Rule 144 restricted  common shares in exchange for 100% of the  outstanding  capital  stock of Abraxas
      Australia Pty, Limited, an Australian Company.  This business  combination was accounted for using the pooling of interest method of accounting under
      APB Opinion No. 16.

      Formation of Subsidiary:

      During the period ended December 31, 2002, the Company formed a subsidiary in the UK,  NetSol  Technologies  Ltd.,  as a  wholly-owned  subsidiary of
      NetSol  Technologies,  Inc. This entity  serves as the main  marketing and delivery arm for services  and products  sold and  delivered in the UK and mainland Europe.

      During the period ended June 30, 2004,  the Company formed a subsidiary in
      India, NetSol Technology India,  Limited, as a wholly-owned  subsidiary of
      NetSol  Technologies,  Inc.  This  entity is  planned to serve as the main marketing and delivery arm for services and products sold and delivered in
      India.  As of the date of this report,  no operations have begun with this entity.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation:

      The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries,  NetSol Technologies (Pvt),
      Ltd., NetSol (Pvt), Limited,  NetSol Technologies Limited,  NetSol-Abraxas
      Australia  Pty  Ltd.,   NetSol  Altvia,   Inc.,  and  its   majority-owned
      subsidiary,   NetSol  Connect  (Pvt),  Ltd.,  All  material  inter-company accounts have been eliminated in consolidation.

Company name change:

      Effective  February  8, 2002,  the  Company  changed  its name from NetSol
      International,  Inc.  to NetSol  Technologies,  Inc.  The name  change was
      approved  by  a  majority  of   shareholders   at  the  Company's   annual
      shareholders meeting held on January 25, 2002.

Business Activity:

      The Company designs,  develops,  markets, and exports proprietary software products to  customers  in the  automobile  finance  and leasing  industry worldwide.  The Company also provides  consulting services in exchange for fees from customers.

                                      F-11

                    NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Use of Estimates:

      The  preparation of consolidated  financial  statements in conformity with accounting  principles  generally accepted in the United States of America requires  management  to make  estimates and  assumptions  that affect the reported  amounts of assets and  liabilities  and disclosure of contingent assets and  liabilities  at the date of the financial  statements  and the reported  amounts of revenues and expenses  during the  reporting  period.
      Actual results could differ from those estimates.

      Effective  April 1, 2001,  the  management  determined  that the remaining useful life of all its acquired intangible assets to be approximately five years, and accordingly, accelerated the amortization of these intangibles.
      This  change in  estimate  increased  the  depreciation  and  amortization expense by  approximately  $700,000  for the year ended June 30,  2002 and
      $400,000  during the three months ended June 30, 2001.  Due to  impairment losses recognized to intangibles,  the remaining net intangible balance of approximately $6,860,000 (including goodwill of $1,950,000) at the date of change in estimation in 2001 has been amortized over the remaining life of
      57 months. The Company evaluates, on on-going basis, the accounting effect arising  from the  recently  issued  SFAS No.  142,  "Goodwill  and  Other
      Intangibles" which becomes effective to the Company's financial statements beginning July 1, 2002.

Cash and Cash Equivalents:

      Equivalents

      For purposes of the statement of cash flows, cash equivalents  include all highly liquid debt instruments with original maturities of three months or less which are not securing any corporate obligations.

      Concentration

      The Company maintains its cash in bank deposit accounts,  which, at times, may exceed federally  insured limits.  The Company has not experienced any losses in such accounts.

Accounts Receivable:

      The  Company's  customer  base  consists  of  a  geographically  dispersed customer base. The Company maintains  reserves for potential credit losses on accounts  receivable.  Management  reviews the  composition of accounts receivable  and analyzes  historical bad debts,  customer  concentrations, customer  credit  worthiness,  current  economic  trends  and  changes  in customer  payment  patterns to evaluate  the  adequacy of these  reserves.
      Reserves are recorded primarily on a specific identification basis.

Revenues in excess of billings:

      "Revenues in excess of billings"  represent the total of the project to be billed to the  customer  over the life of the  project.  As each  phase is completed  and billed to the  customer,  the  corresponding  percentage of
      completion   amount  is   transferred   from  this  account  to  "Accounts
      Receivable."

Property and Equipment:

      Property and equipment are stated at cost.  Expenditures  for  maintenance and repairs are charged to earnings as incurred;  additions,  renewals and betterments  are  capitalized.  When property and equipment are retired or otherwise  disposed of, the related cost and accumulated  depreciation are removed from the respective accounts,  and any gain or loss is included in operations.  Depreciation  is  computed  using  various  methods  over the estimated useful lives of the assets, ranging from three to seven years.

                                      F-12

                    NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

      The Company  accounts  for the costs of  computer  software  developed  or obtained for internal use in accordance  with  Statement of Position 98-1,
      "Accounting for the Costs of Computer  Software  Developed or Obtained for
      Internal Use." The Company  capitalizes  costs of materials,  consultants, and payroll and payroll-related costs for employees incurred in developing internal-use  computer  software.  These costs are included with "Computer equipment and software." Costs incurred during the preliminary project and post-implementation  stages  are  charged to  general  and  administrative expense.

Intangible Assets:

      Intangible  assets consist of product  licenses,  renewals,  enhancements, copyrights,  trademarks,  trade names,  customer  lists and goodwill.  The
      Company evaluates intangible assets,  goodwill and other long-lived assets for impairment, at least on an annual basis and whenever events or changes in  circumstances  indicate that the carrying value may not be recoverable from its estimated future cash flows. Recoverability of intangible assets, other long-lived  assets and,  goodwill is measured by comparing their net book value to the  related  projected  undiscounted  cash flows from these assets,  considering a number of factors including past operating results, budgets,  economic  projections,  market  trends and  product  development
      cycles.   If  the  net  book  value  of  the  asset  exceeds  the  related undiscounted  cash flows, the asset is considered  impaired,  and a second test is  performed  to measure the amount of  impairment  loss.  Potential impairment of goodwill after July 1, 2002 is being evaluated in accordance with  SFAS No.  142.  The  SFAS No.  142 is  applicable  to the  financial statements of the Company beginning July 1, 2002.

      As part of intangible  assets,  the Company  capitalizes  certain computer software development costs in accordance with SFAS No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed."
      Costs  incurred  internally  to create a computer  software  product or to develop an enhancement to an existing  product are charged to expense when
      incurred  as  research  and   development   expense  until   technological
      feasibility  for the respective  product is established.  Thereafter,  all software  development  costs are  capitalized and reported at the lower of unamortized cost or net realizable value.  Capitalization  ceases when the product or enhancement is available for general release to customers.

      The  Company  makes  on-going  evaluations  of the  recoverability  of its capitalized software projects by comparing the amount capitalized for each product to the  estimated  net  realizable  value of the product.  If such evaluations  indicate  that the  unamortized  software  development  costs exceed the net realizable  value,  the Company writes off the amount which the unamortized  software  development  costs exceed net realizable value.
      Capitalized and purchased  computer  software  development costs are being amortized  ratably  based on the  projected  revenue  associated  with the related software or on a straight-line  basis over three years,  whichever method results in a higher level of amortization.

Going Concern:

      The Company's  consolidated  financial  statements  are prepared using the accounting  principles  generally accepted in the United States of America applicable to a going  concern,  which  contemplates  the  realization  of assets and liquidation of liabilities in the normal course of business. As of June 30, 2004,  the Company had an  accumulated  deficit of $30,917,465
      and  a  working  capital  deficit  of   approximately   $10,400.   Without
      realization of additional capital, it would be unlikely for the Company to continue as a going concern.  This factor raises  substantial  doubt about the Company's ability to continue as a going concern.

      Management  recognizes that the Company must generate additional resources to enable it to  continue  operations.  In the current  year,  the Company realized a significant  increase in net revenues of nearly 53%. Management is taking  steps to  continue  comparable  revenue  increases  in the next fiscal year. Management also continuing to pursue cost cutting measures at every entity level. Additionally, management's plans also include the sale of additional  equity  securities and debt financing from related  parties and  outside  third  parties.  However,  of course,  no  assurance  can be guaranteed  that the  Company  will be  successful  in raising  additional capital or continue  the current  growth trend in net  revenues.  Further, there  can be no  assurance,  assuming  the  Company  successfully  raises additional equity, that the Company will achieve profitability or positive cash  flow.  If  management  is unable  to raise  additional  capital  and expected  significant  revenues do not result in positive  cash flow,  the
      Company  will  not be able to meet its  obligations  and may have to cease operations.

                                      F-13

                    NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Statement of Cash Flows:

      In accordance  with  Statement of Financial  Accounting  Standards No. 95,
      "Statement  of Cash Flows," cash flows from the Company's  operations  are calculated based upon the local currencies.  As a result,  amounts related to assets and liabilities reported on the statement of cash flows will not necessarily  agree  with  changes  in the  corresponding  balances  on the balance sheet.

Revenue Recognition:

      The Company  recognizes its revenue in accordance  with the Securities and
      Exchange  Commissions  ("SEC") Staff Accounting Bulletin No. 101, "Revenue
      Recognition  in  Financial   Statements"  ("SAB  101")  and  The  American
      Institute of Certified Public Accountants  ("AICPA") Statement of Position
      ("SOP") 97-2, "Software Revenue Recognition," as amended as amended by SOP
      98-4 and SOP 98-9. The Company's revenue recognition policy is as follows:

      License Revenue.  The Company  recognizes  revenue from license  contracts when a non-cancelable,  non-contingent  license agreement has been signed,
      the  software  product  has  been  delivered,   no   uncertainties   exist
      surrounding  product  acceptance,  fees from the  agreement  are fixed and determinable  and  collection  is  probable.  Any revenues  from  software arrangements  with multiple  elements are allocated to each element of the arrangement  based on the relative  fair values using  specific  objective evidence as defined in the SOPs.  If no such  objective  evidence  exists, revenues  from  the  arrangements  are not  recognized  until  the  entire arrangement is completed and accepted by the customer.  Once the amount of the  revenue  for each  element  is  determined,  the  Company  recognizes revenues as each element is completed  and accepted by the  customer.  For
      arrangements  that  require   significant   production,   modification  or
      customization of software,  the entire arrangement is accounted for by the percentage of completion  method,  in conformity with Accounting  Research
      Bulletin ("ARB") No. 45 and SOP 81-1.

      Services  Revenue.  Revenue from consulting  services is recognized as the services are  performed  for  time-and-materials  contracts.  Revenue from training  and  development  services is  recognized  as the  services  are performed.  Revenue from maintenance agreements is recognized ratably over the term of the  maintenance  agreement,  which in most  instances  is one year.

Fair Value:

      Unless  otherwise  indicated,  the fair values of all reported  assets and liabilities, which represent financial instruments, none of which are held for trading purposes, approximate carrying values of such amounts.

Advertising Costs:

      The Company  expenses the cost of  advertising  as  incurred.  Advertising costs  for the  years  ended  June 30,  2004 and 2003  were  $253,701  and
      $76,136, respectively.

                                      F-14

                    NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Net Loss Per Share:

      Net loss per share is  calculated  in  accordance  with the  Statement  of financial  accounting  standards  No. 128 (SFAS No.  128),  "Earnings  per share." Basic net loss per share is based upon the weighted average number of common shares  outstanding.  Diluted net loss per share is based on the assumption  that all dilutive  convertible  shares and stock  options were converted  or  exercised.  Dilution is computed by applying  the  treasury stock  method.  Under this method,  options and warrants are assumed to be exercised at the  beginning of the period (or at the time of issuance,  if later),  and as if funds  obtained  thereby  were used to purchase  common stock at the average market price during the period.

      The weighted  average  number of shares used to compute  basic and diluted loss per share is the same in these financial  statements since the effect of dilutive securities is anti-dilutive.

Reverse stock split:

      On August 18, 2003, the Company affected a 1 for 5 reverse stock-split for all the issued and  outstanding  shares of common  stock.  All  historical share and per share  amounts in the  accompanying  consolidated  financial statements have been restated to reflect the 5:1 reverse stock split.

Other Comprehensive Income & Foreign Currency Translation:

      SFAS 130 requires  unrealized gains and losses on the Company's  available for sale securities, currency translation adjustments, and minimum pension
      liability,   which  prior  to  adoption   were   reported   separately  in
      stockholders'  equity, to be included in other  comprehensive  income. The accounts of NetSol UK,  Limited use British  Pounds,  NetSol  Technologies
      (Pvt) Ltd., NetSol (Pvt),  Ltd., and NetSol Connect Pvt, Ltd. use Pakistan
      Rupees,  NetSol Abraxas  Australia Pty, Ltd. uses the Australian dollar as the functional currencies.  NetSol Technologies,  Inc., and NetSol Altvia,
      Inc.,  uses  U.S.  dollars  as  the  functional  currencies.   Assets  and
      liabilities are translated at the exchange rate on the balance sheet date, and  operating  results  are  translated  at  the  average  exchange  rate throughout  the  period.  During the year  ended  June 30,  2004 and 2003, comprehensive  income  included  net  translation  loss  of  $299,507  and
      $380,978,  respectively.  Other  comprehensive  loss,  as presented on the accompanying  consolidated  balance  sheet  in  the  stockholders'  equity section amounted to $150,210 as of June 30, 2004.

Accounting for Stock-Based Compensation:

      The Financial  Accounting  Standards  Board issued  Statement of Financial
      Accounting  Standards No. 123,  Accounting for  Stock-Based  Compensation,
      which  applies  the  fair-value   method  of  accounting  for  stock-based
      compensation plans. In accordance with this standard, the Company accounts for stock-based  compensation  in accordance  with  Accounting  Principles
      Board Opinion No. 25, Accounting for Stock Issued to Employees.

      In March 2000, the Financial Accounting Standards Board (FASB) issued FASB
      Interpretation  No.  44  (Interpretation   44),  "Accounting  for  Certain
      Transactions  Involving Stock  Compensation."  Interpretation  44 provides
      criteria  for  the   recognition  of   compensation   expense  in  certain
      stock-based  compensation  arrangements  that are  accounted for under APB
      Opinion No. 25, Accounting for Stock-Based Compensation. Interpretation 44
      became effective July 1, 2000, with certain provisions that were effective retroactively to December 15, 1998 and January 12, 2000. Interpretation 44
      did not have any material impact on the Company's financial statements.

Income Taxes:

      Deferred  income taxes are reported using the liability  method.  Deferred tax  assets  are  recognized  for  deductible  temporary  differences  and deferred tax liabilities are recognized for taxable temporary differences.
      Temporary  differences are the differences between the reported amounts of assets  and  liabilities  and their tax  bases.  Deferred  tax  assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some  portion or all of the  deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

                                      F-15

                    NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

      As of June 30, 2004, the Company had net federal and state  operating loss carry  forwards  expiring in various years  through 2024.  During the year ended June 30, 2004,  the  valuation  allowance  increased by  $1,186,800;
      primarily due to the net operating loss carry forward. Deferred tax assets resulting  from  the net  operating  losses  are  reduced  by a  valuation
      allowance,  when  in  the  opinion  of  management,   utilization  is  not
      reasonably assured.

      A summary at June 30, 2004 is as follows:

                                              Federal              State                Total
                                           ------------         ------------         ------------

Net operating loss carry forward           $ 18,649,710         $ 11,724,710
Effective tax rate                                   32%                   8%
                                           ------------         ------------

Deferred tax asset                            5,967,907              937,977            6,905,884
Valuation allowance                          (4,407,907)            (547,977)          (4,955,884)
                                           ------------         ------------         ------------

Net deferred tax asset                        1,560,000              390,000            1,950,000

Deferred tax liability arising from
   non-taxable business combinations          1,560,000              390,000            1,950,000
                                           ------------         ------------         ------------
Net deferred tax liability                 $          0         $         (0)        $         --
                                           ============         ============         ============

      The following is a reconciliation of the provision for income taxes at the
      U.S.  federal  income  tax  rate  to the  income  taxes  reflected  in the
      Consolidated Statements of Operations:

                                                            June 30,    June 30,
                                                             2004        2003
                                                             ----        ----

        Tax expense (credit) at statutory rate-federal       (32)%       (32)%
        State tax expense net of federal tax                  (8)         (8)
        Permanent differences                                  1           1
        Valuation allowance                                   39          39
                                                            ----        ----
        Tax expense at actual rate                            --          --
                                                            ====        ====

Derivative Instruments:

      In June 1998,  the Financial  Accounting  Standards  Board issued SFAS No.
      133, "Accounting for Derivative  Instruments and Hedging Activities." SFAS
      No.  133,  as amended  by SFAS No.  137,  is  effective  for fiscal  years beginning  after June 15,  2000.  SFAS No.  133  requires  the  Company to recognize  all  derivatives  as either assets or  liabilities  and measure those  instruments  at  fair  value.  It  further  provides  criteria  for derivative  instruments  to be  designated  as fair  value,  cash flow and foreign currency hedges and establishes  respective  accounting  standards for  reporting  changes in the fair value of the  derivative  instruments.
      After adoption,  the Company is required to adjust hedging  instruments to fair value in the balance  sheet and  recognize  the  offsetting  gains or losses as adjustments to be reported in net income or other  comprehensive income, as appropriate.  The Company has complied with the requirements of
      SFAS 133, the effect of which was not material to the Company's  financial position or results of operations as the Company does not  participates in such activities.

                                      F-16

                    NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of:

      Effective  January 1, 2002,  the Company  adopted  Statement  of Financial
      Accounting  Standards No. 144,  "Accounting for the Impairment or Disposal
      of Long-Lived Assets" ("SFAS 144"), which addresses  financial  accounting and  reporting for the  impairment  or disposal of  long-lived  assets and supersedes  SFAS No. 121,  "Accounting  for the  Impairment  of Long-Lived
      Assets and for  Long-Lived  Assets to be Disposed Of," and the  accounting and reporting  provisions of APB Opinion No. 30, "Reporting the Results of
      Operations  for a  Disposal  of a  Segment  of a  Business."  The  Company
      periodically  evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires  impairment losses to be recorded on long-lived  assets used in operations when indicators of impairment  are present and the  undiscounted  cash flows  estimated to be generated by those assets are less than the assets' carrying  amounts.  In that event, a loss is recognized based on the amount by which the carrying amount  exceeds the fair market value of the  long-lived  assets.  Loss on long-lived  assets to be disposed of is  determined  in a similar  manner, except that fair market values are reduced for the cost of disposal.

      For  goodwill  not  identifiable  with  an  impaired  asset,  the  Company establishes benchmarks at the lowest level (entity level) as its method of assessing impairment. In measuring impairment,  unidentifiable goodwill is considered impaired if the fair value at the lowest level is less than its carrying amount.  The fair value of unidentifiable  goodwill is determined by  subtracting  the fair value of the recognized net assets at the lowest level (excluding  goodwill) from the value at the lowest level. The amount of the  impairment  loss is equal to the  difference  between the carrying amount of  goodwill  and the fair  value of  goodwill.  In the event  that impairment is recognized, appropriate disclosures are made.

      Goodwill  of a  reporting  unit is reviewed  for  impairment  if events or changes in circumstances indicate that the carrying amount of its goodwill or intangible assets may not be recoverable.  Impairment of reporting unit goodwill  is  evaluated  based on a  comparison  of the  reporting  unit's carrying value to the implied fair value of the reporting unit. Conditions that indicate that impairment of goodwill includes a sustained decrease in the market value of the  reporting  unit or an adverse  change in business climate.

      On June 30, 2004 and 2003, the Company evaluated the valuation of goodwill based upon the  performance  and market value of NetSol USA and NetSol UK, respectively..  The  Company  determined  the  goodwill  is  impaired  and recorded the impairment of $203,312 and 393,388 at June 30, 2004 and 2003,
      respectively, in the accompanying consolidated financial statements.

Reporting segments:

      Statement of financial  accounting  standards No. 131,  Disclosures  about segments of an enterprise and related  information  (SFAS No. 131),  which superceded  statement of financial  accounting standards No. 14, Financial reporting for segments of a business enterprise, establishes standards for the  way  that  public  enterprises  report  information  about  operating segments in annual financial statements and requires reporting of selected information  about  operating  segments  in interim  financial  statements regarding  products and services,  geographic  areas and major  customers.
      SFAS No. 131 defines  operating  segments as  components  of an enterprise about which separate financial  information is available that is evaluated regularly  by the  chief  operating  decision  maker  in  deciding  how to allocate  resources and in assessing  performances.  The Company allocates its resources and assesses the performance of its sales  activities  based upon geographic locations of its subsidiaries (Note 13).

                                      F-17

New Accounting Pronouncements:

      In March 2003, the FASB issued SFAS No. 148,  "Accounting  for Stock-Based
      Compensation - Transition and Disclosure."  This Statement amends SFAS No.
      123,  "Accounting for Stock-Based  Compensation,"  to provide  alternative methods of  transition  for a  voluntary  change to the fair  value  based method of accounting for stock-based employee  compensation.  In addition,
      SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent  disclosures  in both  annual and interim  financial  statements about the method of accounting for stock-based  employee  compensation and the effect of the method used on reported  results.  The Company  does not expect to adopt SFAS No. 123. The proforma information  regarding net loss and loss per share,  pursuant to the requirements of FASB 123 for the year end June 30, 2004 has been presented in Note 9.

      In May  2003,  the  FASB  issued  SFAS No.  150,  Accounting  for  Certain
      Financial Instruments with Characteristics of Both Liabilities and Equity,
      ("SFAS No.  150").  SFAS No. 150  establishes  standards for how an issuer classifies  and measurers in its statement of financial  position  certain financial instruments with characteristics of both liabilities and equity.
      In  accordance  with  SFAS No.  150,  financial  instruments  that  embody obligations  for the issuer are required to be classified as  liabilities.
      SFAS No. 150 shall be effective for financial  instruments entered into or modified  after May 31,  2003,  and  otherwise  shall be  effective at the beginning of the first interim period  beginning  after June 15, 2003. The adoption  of SFAS 150 does not have a material  effect on the  earnings or financial position of the Company.

      In December 2003, the Financial Accounting Standards Board (FASB) issued a
      revised   Interpretation  No.  46,  "Consolidation  of  Variable  Interest
      Entities"  (FIN  46R).  FIN  46R  addresses   consolidation   by  business
      enterprises of variable interest  entities and  significantly  changes the consolidation  application of consolidation  policies to variable interest entities and, thus improves  comparability  between enterprises engaged in similar  activities when those  activities are conducted  through variable interest  entities.  The  Company  does  not hold  any  variable  interest entities

Reclassifications:

      For comparative purposes,  prior year's consolidated  financial statements have been  reclassified  to conform  with  report  classifications  of the current year.

NOTE 3 - MAJOR CUSTOMERS

      The Company is a strategic  business  partner for  DaimlerChrysler  (which consists of a group of many companies),  which accounts for  approximately
      20% of revenue for the fiscal years ended June 30, 2004 and 2003. No other individual  client  represents more than 10% of the revenue for the fiscal years ended June 30, 2004 and 2003.

NOTE 4 - OTHER CURRENT ASSETS

      Other current assets consist of the following as of June 30, 2004:

          Prepaid Expenses                                    $228,479
          Advance Income Tax                                    79,302
          Employee Advances                                     21,759
          Security Deposits                                     15,267
          Other Receivables                                     42,097
          Other Assets                                          10,134
                                                              --------
              Total                                           $397,038
                                                              ========

                                      F-18

                    NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 - PROPERTY AND EQUIPMENT

      Property and equipment, net, consist of the following at June 30, 2004:

          Office furniture and equipment                  $   491,397
          Computer equipment                                2,131,891
          Web-site development                                167,305
          Assets under capital leases                         535,142
          Building                                          1,096,639
          Construction in process                           1,835,436
          Land                                                178,578
          Autos                                                61,712
          Improvements                                        197,391
                                                          -----------
               Subtotal                                     6,695,491
          Accumulated depreciation and amortization        (2,491,911)
                                                          -----------
                                                          $ 4,203,580
                                                          ===========

      For the years ended June 30, 2003 and 2002,  fixed asset  depreciation and amortization expense totaled $520,750 and $474,596, respectively. Of these amounts,  $355,954 and  $287,235,  respectively,  are reflected as part of cost of goods sold.  Accumulated  depreciation and amortization for assets under  capital  leases  amounted to $335,156 and $372,623 at June 30, 2004 and 2003, respectively.

NOTE 6 - INTANGIBLE ASSETS

      Intangible assets consist of the following at June 30, 2004:

                                     Product Licenses   Customer Lists         Goodwill           Total
                                     ----------------   --------------       -----------       -----------

Intangible asset - June 30, 2003       $ 4,894,838        $ 1,977,877        $ 1,369,923       $ 8,242,638
Additions                                  650,676                 --                 --           650,676
Effect of translation adjustment            (4,298)                                                 (4,298)
Accumulated amortization                (3,131,357)        (1,336,308)                --        (4,467,665)
Impairment of goodwill                                                          (203,312)         (203,312)
                                       -----------        -----------        -----------       -----------
    Net balance - June 30, 2004        $ 2,409,859        $   641,569        $ 1,166,611       $ 4,218,039
                                       ===========        ===========        ===========       ===========

Amortization expense:
Year ended June 30, 2004               $   803,629        $   315,665        $        --       $ 1,119,294
Year ended June 30, 2003               $   726,630        $   316,015        $        --       $ 1,042,645

Impairment of goodwill:
Year ended June 30, 2004                                                     $   203,312        $   203,312
Year ended June 30, 2003                                                     $   393,388        $   393,388

                                      F-19

                    NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The  above  amortization  expense  includes  amounts  in Cost of Goods  Sold for capitalized software development costs.

      At June 30,  2004 and  2003,  product  licenses,  renewals,  enhancements, copyrights,  trademarks,  and tradenames,  included  unamortized  software development and enhancement costs of $908,508 and $562,659,  respectively, as the  development  and  enhancement  is yet  to be  completed.  Software development  amortization  expense  was  $97,744 and $46,504 for the years ended June 30, 2004 and June 30, 2003, respectively.

NOTE 7 - CERTIFICATE OF DEPOSIT HELD AS COLLATERAL

      In April 2004,  the Company  renewed its Directors and Officers  Insurance and as  part  of the  financing  agreement  was  required  to  purchase  a
      Certificate   of  Deposit  ("CD")  for  $121,163  as  collateral  for  the financing.  The CD is held until the loan for the insurance has been paid.
      This amount is included in the Certificates of Deposit on the accompanying balance sheet.

NOTE 8 - DEBTS

NOTES PAYABLE

      Notes payable consist of the following at June 30, 2004:

-----------------------------------------------------------------------------------------------
                                                  Balance at         Current         Long-Term
                     Name                          6/30/04         Maturities       Maturities
-----------------------------------------------------------------------------------------------

 A. Cowler Settlement                               146,516           65,160            81,356
 H. Smith Settlement                                199,321          199,321                --
 Barclay's Settlement                                16,598           16,598                --
 A. Zaman Settlement                                 26,300           18,000             8,300
 D&O Insurance                                       58,942           58,942                --
 Subsidiary  capital leases                          35,064           35,064                --
 Subsidiary notes payable                           410,728          410,728                --
                                               ------------------------------------------------
                                                    893,469          803,813            89,656
                                               ================================================

      On  September  25, 2002 the Company  signed a  settlement  agreement  with
      Adrian Cowler  ("Cowler") and Surrey Design  Partnership  Ltd. The Company
      agreed  to pay  Cowler  (pound)218,000  pound  sterling  or  approximately
      $320,460 USD including interest,  which the Company has recorded as a note
      payable  in  the  accompanying  consolidated  financial  statements.   The
      agreement calls for monthly payments of (pound)3,000  until March 2004 and then  (pound)4,000  per month until paid. The balance as of June 30, 2003, was  $185,424.  During the year  ended June 30,  2004,  the  Company  paid
      (pound)60,445 or $86,857 and accrued $23,788 in interest. In addition, the
      Company  adjusted  the amount due in USD to reflect the change in exchange rates from when the  settlement  was reached in 2002. As a result  $24,161 was recorded to  translation  loss.  As of June 30, 2004,  the balance was
      $146,516.  Of this  amount,  $65,160  has  been  classified  as a  current liability and $81,356 as long-term liability in the accompanying financial statements.

      In November 2002,  the Company signed a settlement  agreement with Herbert
      Smith for (pound)171,733 or approximately  $248,871,  including  interest.
      The Company  agreed to pay $10,000 upon signing of the  agreement,  $4,000 per month for twelve  months,  and then $6,000 per month  until paid.  The balance  owing at June 30, 2003 was  $164,871.  During the year ended June
      30, 2004,  the Company paid  (pound)41,044  or $73,000.  In addition,  the
      Company  adjusted  the amount due in USD to reflect the change in exchange rates from when the settlement  was reached in 2002. As a result  $107,450 was recorded to  translation  loss.  As of June 30, 2004,  the balance was
      $199,321.  The  entire  balance  has been  classified  as  current  and is included in "Current maturities of notes and obligations under capitalized leases" in the accompanying consolidated financial statements.

                                      F-20

                    NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

      In December 2001, as part of the winding up of Network  Solutions Ltd. the parent  agreed to assume the note  payable of one of the major  creditors,
      Barclay's  Bank PLC of  (pound)130,000  or $188,500 USD. In November 2002, the parties agreed upon a settlement  agreement  whereby the Company would pay  (pound)1,000  per month for twelve months and  (pound)2,000 per month thereafter  until paid.  During the fiscal year ended June 30,  2003,  the
      Company paid  approximately  (pound)2,000 or $3,336.  The balance owing at
      June 30,  2003 was  $185,164.  During the year ended  June 30,  2004,  the
      Company paid (pound)66,000 or $69,421.  During the quarter ended March 31,
      2004,  the Company  entered into a  settlement  agreement  with  Barclay's whereby Barclay's agreed to accept  (pound)69,000 or $79,098 as payment in full. As a result the Company  recorded a gain on the reduction of debt in the amount of $99,146.  As of June 30, 2004,  (pound)60,000 or $62,500 has been paid on the  settlement  amount with the balance of  (pound)9,000  or
      $16,598 due by July 2, 2004.  The entire  balance has been  classified  as current and is included in "Current  maturities  of notes and  obligations under  capitalized  leases"  in the  accompanying  consolidated  financial statements.

      In June 2002,  the Company  signed a  settlement  agreement  with a former consultant  for payment of past services  rendered.  The Company agreed to pay the  consultant a total of $75,000.  The  agreement  calls for monthly payments  of $1,500 per month until  paid.  The balance  owing at June 30,
      2003 was $53,300. During the current fiscal year the Company paid $22,000.
      As of June 30, 2004,  the balance was $26,300,  of this amount $18,000 has been classified as a current  liability in the  accompanying  consolidated financial statements.

      In January 2004, the Company renewed its director's and officer  liability insurance  for which the annual  premium is $167,000.  In April 2004,  the
      Company  arranged  financing  with  AFCO  Credit  Corporation  with a down payment of $50,100 with the balance to be paid in monthly installments. As part of this  financing  agreement,  the  Company  is  required  to hold a certificate of deposit in the amount of $121,163 as collateral, Note 7).

      As part of the purchase of Altvia in May 2003, the Company was required to pay $45,000 as a note  payable.  During the six months ended  December 31,
      2003, the Company paid the entire balance of $45,000.

      On August 20,  2003,  the Company  entered into a loan  agreement  with an accredited  non-U.S.  investor.  Under the terms of the loan,  the Company borrowed  $500,000 from the investor.  The note has an interest rate of 8%
      per annum.  The note was due on a date that is one hundred (120) days from the  issuance  date.  In the event of default  by the  Company  only,  the principal of the note is convertible  into shares of common stock at $1.75 per  share.  As the  conversion  price per  share was less than  the20-day average  market  value of the stock,  the  Company  recorded an expense of
      $96,207 for the beneficial conversion feature of the note. The convertible
      debenture  was  issued  in  reliance  on  an  exemption   available   from
      registration under Regulation S of the Securities Act of 1933, as amended.
      On the due date of the note, the note holder agreed to extend the term and compromise the debt with stock rather than a cash payment. On December 16,
      2003,  the note  holder  converted  the note  into  285,715  shares of the
      Company's common stock.

      A former  officer of NetSol USA loaned  funds to the  subsidiary  totaling
      $104,088.  The  loan  was  due-on-demand,  carried  no  interest  and  was unsecured. This amount was written-off from the Company's books and a gain was recognized.

                                      F-21

                    NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

      On December 24, 2003,  the Company  entered into a loan  agreement with an accredited  non-U.S.  investor.  Under the terms of the loan,  the Company borrowed  $250,000 from the investor.  The note has an interest rate of 6%
      per annum.  The note is due six months from the issuance  date. On January
      1, 2004, the agreement was modified to include a conversion feature to the note.  In the event of default by the Company  only,  the principal of the note is  convertible  into shares of common stock at $1.85 per share,  and
      100,000 warrants at the exercise price of $3.00 which expire one year from the conversion  date,  and 100,000  warrants at an exercise price of $5.00
      per  share  which  expire  six  months  from  the  conversion   date.  The
      convertible  debenture  was issued in reliance on an  exemption  available from  registration  under  Regulation S of the  Securities Act of 1933, as amended. As the conversion price per share is more the than 20-day average market price, no beneficial  conversion  feature expense will be recorded.
      While the note was not automatically  convertible  except in the case of a default, the company elected,  prior to default and, with the agreement of the note  holder,  to  compromise  the debt with stock  rather than a cash payment. In addition, the detachable warrants were cancelled at this time.
      During the  quarter  ended March 31,  2004,  the loan was  converted  into
      135,135 shares of the Company's common stock.

      On December 17, 2003,  the Company  entered into a loan  agreement with an accredited non-U.S.  investor,  Sovereign Holdings. Under the terms of the loan,  the Company  borrowed  $100,000 from the investor.  The note has an interest  rate of 6% per  annum.  The  note  is due on a date  that is six months  from the  issuance  date.  In the event of default by the  Company only,  the note is  convertible  into shares of common  stock at $1.95 per share,  and 51,282 warrants at the exercise price of $3.25 per share which expire one year from the conversion  date. The note was issued in reliance on an exemption  available  from  registration  under  Regulation S of the
      Securities Act of 1933, as amended.  While the note was not  automatically convertible except in the case of a default, the company elected, prior to default and, with the agreement of the note holder, to compromise the debt with  stock  rather  than a cash  payment.  In  addition,  the  detachable warrants  were  cancelled at this time.  On March 24,  2004,  the loan was converted into 51,282 shares of the Company's  common stock. In June 2004, an addition  5,861  shares of the  Company's  common stock were issued for interest valued at $11,429.

      In  addition,  the  various  subsidiaries  had current  capital  leases of
      $35,064 and long-term notes of $473,887 as of June 30, 2004.

      The  current   maturity  of  notes   payable,   including   capital  lease
      obligations, is as follows:

                Year ending June 30, 2005                  $803,813 (current)
                Year ending June 30, 2006                    73,460 (long-term)
                Year ending June 30, 2007                    16,196 (long-term)
                                                           --------
                           Total                           $893,469
                                                           ========

LOANS PAYABLE - BANK

      The Company's Pakistan subsidiary, NetSol Technologies (Private) Ltd., has three  loans with a bank,  secured by the  Company's  assets.  These notes consist of the following as of June 30, 2004:

       TYPE OF              MATURITY          INTEREST         BALANCE
         LOAN                 DATE              RATE             USD
---------------------------------------------------------------------------

Export Refinance       Every 6 months                  4%        $ 334,190
Term Loan                   April 20, 2005            10%           38,989
Line of Credit         On Demand                       8%           85,682

                                                          -----------------
Total                                                            $ 458,861
                                                          =================

                                      F-22

                    NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 - STOCKHOLDERS' EQUITY

Initial Public Offering:

      On  September  15,  1998,  the Company  completed  the sale of its minimum offering of shares in its initial public  offering which  generated  gross proceeds of $1,385,647  from the sale of 50,200 shares of common stock and
      929,825  warrants,  each  warrant to purchase  one share of the  Company's common stock at an exercise  price of $6.50 for a term of five years.  The remaining unexercised warrants of 51,890 expired on September 15, 2003.

Business Combinations:

      Altvia Technologies, Inc.

      On May 20, 2003, the Company  issued  212,000 Rule 144  restricted  common shares in exchange  for all the assets and certain  liabilities  of Altvia
      Technologies, Inc., a Delaware corporation in an Asset Purchase Agreement.
      The shares  were  valued at the time of the  purchase at $212,000 or $1.00 per share.  Proforma  financial  statements are not presented,  as the net assets and the operations of Altvia Technologies,  Inc. were insignificant prior to the merger.

      An  additional  100,000  shares were issued to Altvia in February  2004 as part of the purchase agreement for sales milestones achieved.

      Pearl Treasury System Ltd

      In October  2003,  the Company  entered  into an  agreement to acquire the
      Pearl  Treasury  System  Ltd, a United  Kingdom  company  ("Pearl").  This acquisition  required  the Company to issue up to 60,000  shares of common stock to the shareholders of Pearl Treasury  System,  Ltd. The shares were valued at the time of the  purchase  at  $166,860  or $2.78 per share.  On
      December 16, 2003, the initial shares of 41,700, valued at $115,968 due at the signing of the  agreement  were issued by the Company.  In April 2004, the  remaining  18,300  shares  were  issued  upon the  completion  of the software delivery warranties valued at $50,892. The shares used to acquire this  asset  were  issued  in  reliance  on an  exemption  available  from registration under Regulation S of the Securities Act of 1933, as amended.
      Proforma financial statements are not presented, as the net assets and the operations of Pearl were insignificant prior to the merger.

Private Placements

      In July 2003,  the Company sold 1,026,824  shares of the Company's  common stock in a private  placement  transaction.  Maxim Group,  LLC in New York acted as the placement agent for the  transaction.  The total funds raised
      were   $1,215,000   with   approximately   $102,950  in  placement   fees,
      commissions, and other expenses paid from the escrow of the sale for a net of  $1,102,050.  An SB-2  registration  statement was filed on October 15,
      2003  to  register  the  shares  for  the  selling  shareholders  in  this transaction.  The investors  included 12 individual  accredited  investors with no prior ownership of the Company's common stock.

      In May 2004, the Company sold 386,363 shares of the Company's common stock in a private placement transaction.  Maxim Group, LLC in New York acted as the  placement  agent for the  transaction.  The total  funds  raised were
      $850,000 with approximately $103,300 in placement fees,  commissions,  and other expenses paid from the escrow of the sale.. In addition, the Company issued 243,182  warrants in connection  with the sale. The warrants expire in five years and have an exercise price of $3.30 per share.  The warrants were valued using the fair value method at $230,413 or $1.41 per share and recorded it against  the  proceeds of the  financing  in the  accompanying consolidated  financial  statements.  Net  proceeds of the  financing  was
      $516,287. The investors included 9 individual accredited investors with no prior  ownership of the Company's  common stock. An SB-2 was filed on June
      15, 2004 to register these shares.

                                      F-23

                    NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

      During the year ended June 30, 2003,  the Company  sold 459,770  shares of common stock for $365,219 through private placement  offerings pursuant to
      Rule 506 of Regulation D of the  Securities  and Exchange Act of 1933. The
      private  placements  were  intended  to be  exempt  from the  registration provisions of the  Securities  and Exchange  Commission  Act of 1933 under
      Regulation D.

Services

      During the years ended June 30, 2004 and 2003,  the Company  issued  3,613 and 93,400  restricted  Rule 144 common  shares in  exchange  for  accrued compensation  and services  rendered,  respectively.  The Company recorded compensation  expense of $9,000 and  $39,200  for the years ended June 30,
      2004 and 2003,  respectively.  Compensation  expense was calculated  based upon the fair  market  value of the  freely  trading  shares  as quoted on
      NASDAQ through 2004 and 2004, over the service period.

      In February  2003,  the Board of Directors  and officers  were granted the right to receive  5,000  shares of the  Company's  common stock if certain conditions  were  met  during  their  2003 - 2004  term of  office.  These conditions  were  met and a total of  45,000  restricted  Rule 144  common shares were issued in June 2004. The shares were valued at the fair market value at the date of grant of $39,240 or $0.87 per share.

Issuance of shares for Conversion of Debt and Settlement of Litigation

      During  the year  ended June 30,  2004,  a total of 123,350  shares of the
      Company's common stock, valued at $209,200, were issued to three investors as  reimbursement  for  debts of the  Company  paid by the  investors.  In addition,  three  convertible  notes  payable of $850,000  plus $11,429 of interest was converted into 477,993  shares of the Company's  common stock
      (see Note 8).

      During the year ended June 30, 2003, the outstanding balance of $25,000 in debt was converted into 71,429 restricted Rule 144 common shares.

      During the year ended June 30, 2004 and 2003,  the Company  issued  45,195
      and  40,000  shares  of  common  stock  in   settlement   of   litigation,
      respectively.   The  shares   were  valued  at   $135,135   and   $50,000,
      respectively.

Options and Warrants Exercised

      During  the  years  ended  June 30,  2004 and  2003,  the  Company  issued
      1,067,309  and  954,983  shares of its common  stock upon the  exercise of stock  options  valued at $957,892  and  $809,566,  respectively;  of this amount  $290,000  is has not  been  received  as of June  30,  2004 and is included in Stock  Subscription  Receivable in the accompany  consolidated financial  statements.  The exercise price ranged from $0.75 and $1.50 per share.

      During the years ended June 30, 2004 and 2003,  the Company issued 390,000 and 60,000 shares of its common stock upon the exercise of warrants valued at $487,500 and $36,000, respectively.

Stock Subscription Receivable

      Stock  subscription  receivable  represents  stock  options  exercised and issued  that  the  Company  has not yet  received  the  payment  from  the purchaser as they were in processing when the quarter ended.

                                      F-24

                    NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

      The balance at June 30, 2003 was $84,900,  of this $41,250 was received in the quarter ended September 30, 2003.

      During the year ended June 30,  2004,  four  officers  of the  Company had exercised options with receivables  valued at $207,559.  Interest is being accrued on these loans at 6% per annum and was $7,071 at June 30, 2004.

      At June 30, 2004, the Company had receivables from three employees and one investor for options exercised totally $290,000.

      On  November  28,  2003,  the Company  agreed to loan the Chief  Financial
      Officer  (CFO) and  Chairman  of the  Company,  $80,417 for the purpose of purchasing  67,223  shares  of the  Company's  common  stock  through  the exercise of a stock option  previously  granted to the officer on February
      16, 2002. On March 31, 2004, the Company loaned the officer and additional
      $25,000 to purchase  10,000 shares of the  Company's  common stock through the  exercise  of a stock  option  previously  granted  to the  officer on
      February 16, 2002. In addition,  in June 2004, accrued wages in the amount of $12,500 was applied to the officer's  loan. At June 30, 2004,  the loan balance for the officer was $92,917 and accrued interest was $3,154.

      On  November  28,  2003,  the Company  agreed to loan the Chief  Executive
      Officer (CEO) of the Company, $48,335 for the purpose of purchasing 41,557 shares of the  Company's  common  stock  through  the  exercise of a stock option  previously  granted  to The  officer  on  February  16,  2002.  In addition,  in June 2004, accrued wages in the amount of $9,636 was applied to The officer's  loan. At June 30, 2004, the loan balance for The officer was $38,699 and accrued interest was $1,661.

      On November 28, 2003,  the Company  agreed to loan the  President,  of the
      Company,  $72,221  for the  purpose  of  purchasing  57,777  shares of the
      Company's  common stock through the exercise of a stock option  previously granted to The officer on February  16, 2002.  In addition,  in June 2004, accrued wages in the amount of $39,928 was applied to The officer's  loan.
      At June 30, 2004, the loan balance for The officer was $32,293 and accrued interest was $2,255.

      On November 28, 2003, the Company agreed to loan the Vice-President of the
      Company,  $20,000  for the  purpose  of  purchasing  20,000  shares of the
      Company's  common stock through the exercise of a stock option  previously granted to the officer on February 16, 2002. In January 2004,  the officer terminated his employment with the Company and the balance owed, including
      $210 in interest, was applied to his severance pay and deemed fully paid.

      All of the loans,  which were immediately  available,  bear an interest at the rate of six percent per annum, have a term of two-years and is payable in deferred  salary or cash.  Principal  and  accrued  interest is due and payable at the  expiration  of the loan term.  The shares of the Company's common stock acquired with the loan proceeds secure repayment of the loan.
      These shares will be held in escrow for the benefit of the Company pending repayment or  substitution  of additional or different  collateral in form and amount satisfactory to the Company.

Treasury Stock

      During the year ended June 30, 2004, the Company  purchased  10,000 shares of its common stock on the open market for $21,457 as treasury shares.

                                      F-25

                    NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Common Stock Purchase Warrants and Options

      From time to time,  the Company  issues options and warrants as incentives to employees, officers and directors, as well as to non-employees.

      Common stock purchase  options and warrants  consisted of the following as of June 30, 2004:

                                                               Exercise                                        Exercise
                                                 Options        Price                   Warrants                Price

 Outstanding and exercisable, June 30, 2003     1,132,898    $0.50 to $5.00              840,000            $0.75 to $5.00

    Granted                                     2,337,578    $1.00 to $5.00              243,182            $2.20 to $3.30

    Exercised                                  (1,067,309)   $0.50 to $1.75             (390,000)           $0.75 to $2.50

    Expired                                      (640,890)   $7.20 to $24.75                 --
                                              -----------                              ---------
 Outstanding and exercisable, June 30, 2004     1,762,277                                693,182

      During the year ended June 30,  2004,  2,087,578  options  were granted to employees  and officers of the company and are fully vested and expire ten years from the date of grant unless the employee terminates employment, in which case the  options  expire  within 30 days of their  termination.  In addition,  on March 26, 2004,  250,000  option  shares were granted to the members of the Board of Directors. These options vest over a period of two years.

      In  compliance  with FAS No.  148,  the Company has elected to continue to follow  the  intrinsic  value  method in  accounting  for its  stock-based employee  compensation  plan as  defined  by APB No.  25 and has  made the applicable disclosures below.

Had the Company  determined  employee stock based  compensation  cost based on a fair value  model at the grant date for its stock  options  under SFAS 123,  the
Company's  net  earnings  per share  would have been  adjusted  to the pro forma amounts for years ended June 30, 2004 and 2003 as follows:

                                                         2004               2003
                                                     -----------        -----------

Net loss - as reported                               $(2,512,210)       $(2,137,506)
Stock-based employee compensation expense,
     included in reported net loss, net of tax                --                 --

Total stock-based employee compensation
     expense determined under fair-value-based
     method for all rewards, net of tax               (3,158,130)          (355,059)
                                                     -----------        -----------

Pro forma net loss                                   $(5,670,340)       $(2,492,565)
                                                     ===========        ===========

Earnings per share:
     Basic and diluted, as reported                        (0.32)             (0.47)
     Basic and diluted, pro forma                          (0.72)             (0.55)

                                      F-26

                    NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

      Pro forma  information  regarding  the effect on operations is required by
      SFAS 123, and has been  determined as if the Company had accounted for its employee stock options under the fair value method of that statement.  Pro forma  information  using  the  Black-Scholes  method at the date of grant based on the following assumptions:

                                                2004                 2003
           Expected life (years)                10 years             5-10 years
           Risk-free interest rate              3.25%                6.0%
           Dividend yield                       --                   --
           Volatility                           100%                 114%

      In addition,  the Company issued 243,182  warrants in connection  with the sale of stock under a private placement agreement.  The warrants expire in five years and have an  exercise  price of $3.30 per share.  The  warrants were valued using the fair value method at $230,413 or $1.41 per share and
      recorded   the  expense  in  the   accompanying   consolidated   financial
      statements.  The  Black-Scholes  option  pricing  model used the following assumptions:

         Risk-free interest rate                 3.25%
         Expected life                           5 years
         Expected volatility                     100%
                  Dividend yield                 0%

NOTE 10 - INCENTIVE AND NON-STATUTORY STOCK OPTION PLAN

The 1997 Plan

      On April 1, 1997, the Company adopted an Incentive and Non-statutory Stock
      Option Plan (the "1997  Plan") for its  employees  and  consultants  under which a maximum of 100,000 options may be granted to purchase common stock of the Company.  Two types of options may be granted  under the Plan:  (1)
      Incentive  Stock Options (also known as Qualified Stock Options) which may only be issued to employees of the Company and whereby the exercise  price of the option is not less than the fair market  value of the common  stock on the  date  it was  reserved  for  issuance  under  the  Plan;  and  (2)
      Non-statutory  Stock  Options  which may be issued to either  employees or consultants of the Company and whereby the exercise price of the option is less than the fair  market  value of the  common  stock on the date it was reserved  for  issuance  under the plan.  Grants of options may be made to employees and consultants without regard to any performance measures.  All options listed in the summary  compensation table ("Securities  Underlying
      Options") were issued pursuant to the Plan. An additional  4,000 Incentive
      Stock Options were issued to a non-officer-stockholder of the Company. All options issued  pursuant to the Plan vest over an 18 month period from the date of the grant per the following  schedule:  33% of the options vest on the date  which is six  months  from  the  date of the  grant;  33% of the options  vest on the date  which is 12 months  from the date of the grant;
      and 34% of the  options  vest on the date which is 18 months from the date of the grant. All options issued pursuant to the Plan are  nontransferable and subject to forfeiture.

      The number and exercise  prices of options granted under the 1997 Plan for the years ended June 30, 2004 and 2003 are as follows:

                                      F-27

                    NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                       Exercise                        Exercise
                                                        2004             Price            2003           Price
                                                     -------------    ----------      ----------      ---------

Outstanding and exercisable, beginning of year           9,000        $    7.20           9,000       $    7.20
     Granted                                                --               --              --              --
     Exercised                                              --               --              --              --
     Expired                                            (9,000)       $    7.20              --              --
                                                     ---------                        ---------
Outstanding and exercisable, end of year                    --                            9,000       $    7.20

      During the year ended June 30, 2004, all outstanding  options in this plan expired.

The 1999 Plan

      On May 18, 1999, the Company enacted an Incentive and Non-statutory  Stock
      Option Plan (the "1999 Plan") for its employees, directors and consultants under  which a maximum of  1,000,000  options  may be granted to  purchase common stock of the Company. Two types of options may be granted under the
      Plan: (1) Incentive  Stock Options (also known as Qualified Stock Options)
      which may only be issued to  employees  of the  Company  and  whereby  the exercise price of the option is not less than the fair market value of the common stock on the date it was reserved for issuance  under the Plan; and
      (2) Non-statutory Stock Options which may be issued to either employees or consultants of the Company and whereby the exercise price of the option is less than the fair  market  value of the  common  stock on the date it was reserved  for  issuance  under the plan.  Grants of options may be made to employees,  directors and  consultants  without regard to any  performance measures.  All options issued pursuant to the Plan are nontransferable and subject to forfeiture.

      Any  Option  granted  to an  Employee  of  the  Corporation  shall  become exercisable  over a period  of no longer  than ten (10)  years and no less than twenty  percent  (20%) of the shares  covered  thereby  shall  become exercisable annually.  No Incentive Stock Option shall be exercisable,  in whole or in part, prior to one (1) year from the date it is granted unless the Board shall specifically  determine otherwise,  as provided herein. In no event shall any Option be exercisable  after the expiration of ten (10)
      years from the date it is granted,  and no Incentive  Stock Option granted to a Ten Percent  Holder shall,  by its terms,  be  exercisable  after the expiration of ten (10) years from the date of the Option. Unless otherwise specified by the Board or the Committee in the resolution authorizing such option, the date of grant of an Option shall be deemed to be the date upon which the Board or the Committee authorizes the granting of such Option.

      The number and exercise  prices of options granted under the 1999 Plan for the year ended June 30, 2004 and 2003 are as follows:

                                                                          Exercise                           Exercise
                                                         2004              Price              2003             Price
                                                       ----------       -----------       -----------       -----------

Outstanding and exercisable, beginning of year           631,890        $     24.75           631,890       $     24.75
     Granted                                                  --                 --                --                --
     Exercised                                                --                 --                --                --
     Expired                                            (631,890)       $     24.75                --                --
                                                       ----------                         -----------
Outstanding and exercisable, end of year                      --                              631,890       $     24.75

      During the year ended June 30, 2004, all outstanding  options in this plan expired.

                                      F-28

                    NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The 2001 Plan

      On March 27,  2002,  the Company  enacted an Incentive  and  Non-statutory
      Stock  Option Plan (the "2001  Plan") for its  employees  and  consultants under  which a maximum of  2,000,000  options  may be granted to  purchase common stock of the Company. Two types of options may be granted under the
      Plan: (1) Incentive  Stock Options (also known as Qualified Stock Options)
      which may only be issued to  employees  of the  Company  and  whereby  the exercise price of the option is not less than the fair market value of the common stock on the date it was reserved for issuance  under the Plan; and
      (2) Non-statutory Stock Options which may be issued to either employees or consultants of the Company and whereby the exercise price of the option is less than the fair  market  value of the  common  stock on the date it was reserved  for  issuance  under the plan.  Grants of options may be made to employees and consultants without regard to any performance measures.  All options  issued  pursuant to the Plan are  nontransferable  and subject to forfeiture.

      Any  Option  granted  to an  Employee  of  the  Corporation  shall  become exercisable  over a period  of no longer  than ten (10)  years and no less than twenty  percent  (20%) of the shares  covered  thereby  shall  become exercisable annually.  No Incentive Stock Option shall be exercisable,  in whole or in part, prior to one (1) year from the date it is granted unless the Board shall specifically  determine otherwise,  as provided herein. In no event shall any Option be exercisable  after the expiration of ten (10)
      years from the date it is granted,  and no Incentive  Stock Option granted to a Ten Percent  Holder shall,  by its terms,  be  exercisable  after the expiration of ten (10) years from the date of the Option. Unless otherwise specified by the Board or the Committee in the resolution authorizing such option, the date of grant of an Option shall be deemed to be the date upon which the Board or the Committee authorizes the granting of such Option.

      The number and exercise  prices of options granted under the 2001 Plan for the years ended June 30, 2004 and 2003 are as follows:

                                                                         Exercise                             Exercise
                                                       2004               Price             2003               Price
                                                   -------------     -----------------  -------------     -----------------

Outstanding and exercisable, beginning of year          398,408      $0.75 to $2.50          887,908      $0.25 to $1.25
     Granted                                            555,913      $0.75 to $2.50          389,083      $0.75 to $2.50
     Exercised                                         (764,544)     $0.75 to $2.50         (878,583)     $0.25 to $1.25
     Expired                                                 --            --                     --            --
                                                   -------------                        -------------
Outstanding and exercisable, end of year                189,777      $0.75 to $2.50          398,408      $0.75 to $2.50

The 2002 Plan

      In January 2003, the Company enacted an Incentive and Non-statutory  Stock
      Option Plan (the "2002  Plan") for its  employees  and  consultants  under which a maximum of 2,000,000 options may be granted to purchase restricted
      Rule 144 common stock of the Company.  Two types of options may be granted under the Plan: (1) Incentive Stock Options (also known as Qualified Stock
      Options)  which may only be issued to employees of the Company and whereby the exercise price of the option is not less than the fair market value of the common stock on the date it was reserved for issuance  under the Plan;
      and  (2)  Non-statutory  Stock  Options  which  may be  issued  to  either employees or  consultants of the Company and whereby the exercise price of the option is less than the fair market  value of the common  stock on the date it was reserved for issuance under the plan. Grants of options may be made to  employees  and  consultants  without  regard  to any  performance measures.  All options issued pursuant to the Plan are nontransferable and subject to forfeiture.

      Any  Option  granted  to an  Employee  of  the  Corporation  shall  become exercisable  over a period  of no longer  than ten (10)  years and no less than twenty  percent  (20%) of the shares  covered  thereby  shall  become exercisable annually.  No Incentive Stock Option shall be exercisable,  in whole or in part, prior to one (1) year from the date it is granted unless the Board shall specifically  determine otherwise,  as provided herein. In no event shall any Option be exercisable  after the expiration of ten (10)
      years from the date it is granted,  and no Incentive  Stock Option granted to a Ten Percent  Holder shall,  by its terms,  be  exercisable  after the expiration of ten (10) years from the date of the Option. Unless otherwise specified by the Board or the Committee in the resolution authorizing such option, the date of grant of an Option shall be deemed to be the date upon which the Board or the Committee authorizes the granting of such Option.

                                      F-29

                    NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

      The number and weighted  average  exercise prices of options granted under the 2002 Plan for the year ended June 30, 2004 and 2003 are as follows:

                                                                           Exercise                               Exercise
                                                      2004                   Price            2003                  Price
                                                 ----------------     -----------------    -------------     --------------------

Outstanding and exercisable, beginning of year            93,600      $0.75 to $2.50                 --              --
     Granted                                           1,331,665      $1.00 to $5.00            170,000      $0.75 to $2.50
     Exercised                                          (302,765)     $0.75 to $2.50            (76,400)     $0.25 to $1.25
     Expired                                                  --              --                     --              --
                                                 ----------------                          -------------
Outstanding and exercisable, end of year               1,122,500      $0.75 to $5.00             93,600      $0.75 to $2.50

The 2003 Plan

      In March 2004, the Company  enacted an Incentive and  Non-statutory  Stock
      Option Plan (the "2002  Plan") for its  employees  and  consultants  under which a maximum of 2,000,000 options may be granted to purchase restricted
      Rule 144 common stock of the Company.  Two types of options may be granted under the Plan: (1) Incentive Stock Options (also known as Qualified Stock
      Options)  which may only be issued to employees of the Company and whereby the exercise price of the option is not less than the fair market value of the common stock on the date it was reserved for issuance  under the Plan;
      and  (2)  Non-statutory  Stock  Options  which  may be  issued  to  either employees or  consultants of the Company and whereby the exercise price of the option is less than the fair market  value of the common  stock on the date it was reserved for issuance under the plan. Grants of options may be made to  employees  and  consultants  without  regard  to any  performance measures.  All options issued pursuant to the Plan are nontransferable and subject to forfeiture.

      Any  Option  granted  to an  Employee  of  the  Corporation  shall  become exercisable  over a period  of no longer  than ten (10)  years and no less than twenty  percent  (20%) of the shares  covered  thereby  shall  become exercisable annually.  No Incentive Stock Option shall be exercisable,  in whole or in part, prior to one (1) year from the date it is granted unless the Board shall specifically  determine otherwise,  as provided herein. In no event shall any Option be exercisable  after the expiration of ten (10)
      years from the date it is granted,  and no Incentive  Stock Option granted to a Ten Percent  Holder shall,  by its terms,  be  exercisable  after the expiration of ten (10) years from the date of the Option. Unless otherwise specified by the Board or the Committee in the resolution authorizing such option, the date of grant of an Option shall be deemed to be the date upon which the Board or the Committee authorizes the granting of such Option.

      The number and weighted  average  exercise prices of options granted under the 2003 Plan for the year ended June 30, 2004 are as follows:

                                                                            Exercise
                                                              2004           Price
                                                          -------------------------------

Outstanding and exercisable, beginning of year                   --                   --
     Granted                                                450,000       $2.64 to $5.00
     Exercised                                                   --                   --
     Expired                                                     --                   --
                                                                          --------------
Outstanding and exercisable, end of year                    450,000       $2.64 to $5.00

                                      F-30

                    NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 - CONVERTIBLE DEBENTURE

      On March 24, 2004,  the Company  entered  into an  agreement  with several investors for a Series A Convertible Debenture (the "Bridge Loan") whereby a total of  $1,200,000 in  debentures  were procured  through Maxim Group,
      LLC. The Company received a net of $1,049,946 after placement expenses. In addition,  the market  value of the  underlying  securities  was valued at
      $1,500,000  and the  beneficial  conversion  feature of the  debenture was valued at  $300,000.  The Company has  recorded  this as a  contra-account against  the loan  balance and is  amortizing  the  beneficial  conversion feature over the life of the loan.  The net balance at June 30,  2004,  is
      $937,500.

      Under the terms of the Bridge Loan  agreements,  and supplements  thereto, the  debentures  bear interest at the rate of 10% per annum,  payable on a quarterly  basis in common  stock or cash at the  election of the Company.
      The  maturity  date is 24 months  from the date of  signing,  or March 26,
      2006.  The  debentures  are to be  converted  at the rate of $1.86 and are
      automatically   converted  on  the  closing  of  at  least  $2,200,000  in additional financing (the "Qualified Financing"),  inclusive of the Bridge
      Loan.

      In addition,  each debenture  holder is entitled to receive at the time of conversion  warrants  equal to  one-half  of the  total  number  of shares issued.  The total number of warrants that may be granted is 322,582.  The warrants  expire  in five  years and have an  exercise  price of $3.30 per share.  The fair value of the  warrants  will be  calculated  and recorded using the Black-Scholes method at the time of granting, when the debenture is converted.

NOTE 12 - COMMITMENTS AND CONTINGENCIES

Leases

      The Company  entered in to a lease  agreement for its corporate  office in the  US  beginning  September  23,  2002.  The  term  of the  lease  is on month-to-month  basis with either  party  entitled to  terminate  it after
      February 20, 2003. In December 2003, the moved its  headquarters  from its previous facility to one with approximately 1,919 rentable square feet and a monthly rent of $3,934 per month,  the  previous  location had a monthly rent of  $2,993  per  month.  The term of the  lease is for two  years and expires on December 31, 2005. A security deposit of $3,934 was made and is
      included  in  other  current  assets  in  the  accompanying   consolidated
      financial statements.

      The  facilities in Maryland were on a  month-to-month  basis rented at the rate of $1,200 per month.  In July 2004 the Maryland office moved to a new location  to one  with  approximately  1,380  rentable  square  feet and a monthly  rent of  $2,530.  The term of the  lease is for  three  years and expires on June 30,  2007.  A  security  deposit of $2,530 was made and is
      included  in  other  current  assets  in  the  accompanying   consolidated
      financial statements.

      The Australia  lease is a three-year  lease that expires in September 2007 and currently is rented at the rate of $1,380 per month. UK operations are currently conducted in leased premises operating on a month-to-month basis with current rental costs of approximately $3,000 per month.

      Upon  expiration  of its  leases,  the  Company  does not  anticipate  any difficulty  in  obtaining  renewals or  alternative  space.  Rent  expense amounted to $220,261  and  $215,000  for the years ended June 30, 2004 and
      2003, respectively.

                                      F-31

                    NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Lahore Technology Campus

      The newly built Technology  Campus was inaugurated in Lahore,  Pakistan in
      May 2004.  This  facility  consists of 40,000  square feet of computer and general office space. This facility is state of the art, purpose-built and fully dedicated for IT and software development;  the first of its kind in
      Pakistan. Title to this facility is held by NetSol Technologies Pvt. Ltd., and is not subject to any  mortgages.  The Company also signed a strategic alliance  agreement  with the IT  ministry  of  Pakistan  to  convert  the technology  campus  into a  technology  park.  By this  agreement,  the IT ministry would invest nearly 10 million Rupees (approximately $150,000) to install  fiber optic lines and improve  the  bandwidth  for the  facility.
      NetSol has relocated its over 250 employees into this new facility.

Employment Agreements

      Effective  January  1,  2004,  the  Company  entered  into  an  employment agreement with Naeem Ghauri as Chief Executive  Officer.  The agreement is for a base term of three years,  and  continues  thereafter  on an at will basis until  terminated  by either  NetSol or Mr.  Ghauri.  The  agreement provides for a yearly  salary of 110,000  pounds  sterling.  The agreement also provides for such  additional  compensation as the Board of Directors determines is proper in  recognition  of Mr.  Ghauri's  contributions  and services to the Company.  In addition,  the agreement  provides Mr. Ghauri with  options  to  purchase  up to  100,000  shares of common  stock at an exercise price of $2.21,  100,000 shares at an exercise price of $3.75 and
      50,000  shares at an exercise  price of $5.00.  These  options vest at the rate of 25% per quarter and are fully vested on December  31, 2004.  These options expire on December 31, 2008.  Mr. Ghauri also received  options to purchase up to 20,000 shares at the exercise  price of $2.65 per share and options  to  purchase  30,000  shares at the  exercise  price of $5.00 per share.  These options vest immediately and are exercisable until March 25,
      2009.

      Effective  January  1,  2004,  the  Company  entered  into  an  employment agreement with Najeeb Ghauri as Chief Financial Officer.  The agreement is for a base term of three years,  and  continues  thereafter  on an at will basis until  terminated  by either  NetSol or Mr.  Ghauri.  The  agreement provides for a yearly salary of $200,000.  The agreement also provides for such  additional  compensation  as the Board of  Directors  determines  is proper in recognition of Mr.  Ghauri's  contributions  and services to the
      Company.  In addition,  the agreement  provides Mr. Ghauri with options to purchase  up to 100,000  shares of common  stock at an  exercise  price of
      $2.21,  100,000  shares at an exercise price of $3.75 and 50,000 shares at an  exercise  price of $5.00.  These  options  vest at the rate of 25% per quarter and are fully vested on December 31, 2004. These options expire on
      December  31, 2008.  Mr.  Ghauri also  received  options to purchase up to
      20,000  shares at the  exercise  price of $2.65 per share and  options  to purchase  30,000  shares at the exercise  price of $5.00 per share.  These options vest immediately and are exercisable until March 25, 2009.

      Effective  January  1,  2004,  the  Company  entered  into  an  employment agreement with Salim Ghauri as the President and Chief  Executive  Officer
      the  Company's  Pakistan  subsidiary.  The agreement is for a base term of three years, and continues thereafter on an at will basis until terminated by either the Company or Mr. Ghauri.  The agreement  provides for a yearly salary of  $110,000.  The  agreement  also  provides  for such  additional compensation as the Board of Directors determines is proper in recognition of Mr. Ghauri's  contributions  and services to the Company.  In addition, the  agreement  provides Mr. Ghauri with options to purchase up to 100,000 shares of common stock at an exercise price of $2.21, 100,000 shares at an exercise  price of $3.75 and 50,000 shares at an exercise  price of $5.00.
      These  options vest at the rate of 25% per quarter and are fully vested on
      December 31, 2004.  These options  expire on December 31, 2008. Mr. Ghauri also  received  options to  purchase up to 20,000  shares at the  exercise price of $2.65 per share and  options  to  purchase  30,000  shares at the exercise price of $5.00 per share.  These options vest immediately and are exercisable until March 25, 2009.

                                      F-32

                    NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

      Effective  January  1,  2004,  the  Company  entered  into  an  employment agreement  with Patti L. W.  McGlasson  as legal  counsel.  The  agreement provides  for a yearly  salary of $82,000.  Ms.  McGlasson  also  received options to  purchase  up to 10,000  shares of common  stock at an exercise price  equal to the lesser of $2.30 or the  market  price of the shares on the date of exercise less $2.00. These options vest at the rate of 25% per quarter and are exercisable  until December 31, 2008.  Effective March 26,
      2004,  Ms.  McGlasson  was  elected  to  the  position  of  Secretary.  In connection with her role as Secretary,  Ms. McGlasson  received options to purchase  up to 10,000  shares of common  stock at $3.00 per share.  These options  vest at the rate of 25% per  quarter  and are  exercisable  until
      December 31, 2008. Ms.  McGlasson also received  options to purchase up to
      20,000  shares at the  exercise  price of $2.65 per share and  options  to purchase  30,000  shares at the exercise  price of $5.00 per share.  These options vest immediately and are exercisable until March 25, 2009.

      All of the above agreements provide for certain Company-paid benefits such as  employee  benefit  plans and  medical  care plans at such times as the
      Company may adopt them. The agreements also provide for  reimbursement  of reasonable  business-related  expenses and for two weeks of paid vacation.
      The   agreements   also   provide   for   certain   covenants   concerning
      non-competition,  non-disclosure, indemnity and assignment of intellectual property rights.

Litigation

      Herbert Smith, a former  attorney  representing  the Company,  commenced a collection  proceeding  against  the Company in the High Court of Justice,
      Queen's Bench Division,  on July 31, 2002, claiming the Company owed a sum certain to it. The Company had signed an  engagement  letter dated October
      18, 2000.  Herbert Smith ("HS") was hired to proceed against Surrey Design
      Partnership  Ltd. HS claimed the Company owed 171,733  pounds  sterling or approximately $248,871 USD. This sum includes interest in the amount of 8%
      per annum and has been  recorded  as a note  payable  on the  accompanying consolidated  financial  statements  (see note 8). On November 28, 2002, a
      Consent Order was filed with the Court agreeing to a payment plan, whereby the Company is to pay $10,000 USD upon  signing of the  agreement,  $4,000
      USD a month for one year and $6,000 USD,  per month  thereafter  until the debt is paid.  During the years  ended June 30,  2004 and 2003 the Company paid $73,000 and $26,000, respectively on this note.

      On May 23,  2002,  Allied  Interstate  Inc.  filed a lawsuit for breach of contract, open book account,  account stated, and reasonable value against the Company.  Allied was assigned the claim from SuperNet AG, a subsidiary of NetSol which was acquired  from  Florian  Zgunea and Leonard  Metcsh in
      Frankfurt Germany in May 2000. After almost two years,  SuperNet failed to produce any revenues and the Company's board of directors  agreed with the management  to sell back SuperNet to Florian and Leonard and divest itself from the ISP  business in Germany.  The price of $120,000  was agreed upon and $40,000 was wired to Florian and Leo.  Subsequently,  the proxy battle with  Shareholders  Group LLC ensued whereby a Receiver was in place until
      August 2001.  Once the  Company's  management  was placed back in control, discussion  with Florian and Leo commenced.  Again,  the Company agreed to make four  payments of $80,000 and a promise to cooperate by providing all the books and records of  SuperNet to the  Company.  In August  2001,  the
      Company sent  another  payment of $20,000 as agreed  upon.  However,  soon thereafter, the Company received an electronic correspondence from Florian that if the Company  wanted all the books and records  full payment was to be made.  The Company did not make full  payment  and  obtained  books and records  from  alternate  sources.  Allied's  position is that the Company breached its  agreement  with Florian and Leo, the  Company's  position is that  because  they  refused to provided  access to the books and records, they  breached  a  covenant  of the  Agreement.  The  parties  agreed on a settlement  and on May 5, 2003,  Florian and Leo were  issued  160,000 and
      40,000,  respectively,  shares of the Company's restricted Rule 144 stock, with a total value of $50,000 in settlement of this claim.

                                      F-33

                    NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

      On January 29, 2002, the Company  reached a settlement  with Adrian Cowler and The Surrey Design  Partnership  Limited,  the former owners of Network
      Solutions Group Limited ("NSGL").  The settlement had the following terms;
      I) NetSol to pay 50,000 pounds  sterling;  II) 3,000 pounds sterling to be paid for 24 months beginning 31, March 2002; III) 4,000 pounds sterling to be paid for 24 months  beginning  March 31,  2004;  IV)  NetSol to release
      155,000  shares in escrow;  V)  650,000  144 shares to be issued to Surrey
      Design.  NetSol made some of the  payments  and issued all the shares.  On
      June 11, 2002,  Plaintiff  filed an  enforcement of judgment in California
      Superior Court of Los Angeles to enforce the judgment. A request for Entry of Default was filed on July 30, 2002.  On September 10, 2002 NetSol filed its  Opposition  to  Plaintiff's  request  for  Entry of  Judgment  and on
      September  16,  2002,  Plaintiff  filed  its  Motion  to  Strike  NetSol's
      Opposition.  On September 25, 2002,  the Company and Surrey Design entered into an  Agreement  to Stay  Enforcement  of  Judgment.  The  terms of the
      Agreement included (i) NetSol to pay 25,000 pounds sterling upon execution of this  Agreement;  (ii) By February 20, 2003,  NetSol to pay an addition
      25,000 pounds sterling;  (iii) From October 31, 2002 to February 28, 2003,
      NetSol to pay 3,000  pounds  sterling;  and (iv) from March 31, 2003 for a period of 24 months,  NetSol to pay 4,000 pounds sterling.  The settlement amount  has  been  recorded  in the  accompanying  consolidated  financial statements as a note payable (see Note 8). During the years ended June 30,
      2004 and 2003, the Company paid $86,857 and $76,248.

      On March 27, 2003,  Arab  Commerce  Bank ("ACB")  filed a complaint in the
      Supreme  Court of the  State of New York  (Index  No.  600709/03)  seeking damages for breach of a Note Purchase Agreement and Note. ACB alleged that
      NetSol did not issue stock in a timely manner in December  2000  resulting in  compensatory  damages in the  amount of  $146,466.72.  The  litigation arises out of a  transaction  from late 1999 in which Arab  Commerce  Bank invested $100,000 in the Company's securities through a private placement.
      ACB claimed  that the removal of the legend on its shares of common  stock longer than  contractually  required.  During this  purported  delay,  the market value of the Company's common shares  decreased.  Essentially,  the
      ACB  complaint  sought the lost value of its shares.  In the event ACB was unable to collect the amount sought,  the complaint  requested that NetSol repay the  principal  sum of the Note of $100,000 and interest at the rate of 9% per annum based on the  maturity  date of December  10,  2000.  This matter has been settled  pursuant to the terms of a  settlement  agreement whereby  NetSol  agreed  to issue to ACB  shares  of  common  stock of the
      Company  equal in value to  $100,000  plus  $39,178 of  interest as of the effective date of the agreement.  On December 16, 2003, the Company issued
      34,843 shares of its common stock in satisfaction of the principal  amount due. On February 6, 2004,  the Company  issued 10,352 shares of its common stock for the accrued interest.

      On March 3, 2004,  Uecker and  Associates,  Inc. as the  assignee  for the benefit of the creditors of PGC SYSTEMS,  INC. f.k.a. Portera Systems Inc.
      filed a request for arbitration demanding payment from the Company for the amounts due under the  agreement in the amount of  $175,700.  On March 31,
      2004, the Company filed an Answering  Statement to the Request of Uecker &
      Associates denying each and every allegation  contained in the Claim filed by Uecker & Associates and stating NetSol's  affirmative  defenses.  There was an  administrative  conference  scheduled with the case manager of the
      American Arbitration Association on March 17, 2004. An arbitrator has been selected  and the  parties are  selecting  dates for  arbitration  in this matter. The Company intends to vigorously defend itself in this matter and reach a favorable resolution.

      On June 24,  2004,  the  Company  reached  a  settlement  agreement  with,
      Brobeck,  Phelger,  et al, a vendor,  for amounts in  dispute.  The vendor agreed  to  accept  $108,500  as  payment  in full  to be  paid  in  three installments totaling $54,250 and one payment of $54,250 to be paid either in cash or in the Company's  common stock.  The Company recorded a gain of
      $102,119 from the settlement of this debt in the accompanying consolidated financial statements.

      On May 12, 2004,  Merrill  Corporation served an action against NetSol for account  stated,  common counts,  open book account and unjust  enrichment alleging  amounts due of $90,415.33  together  with interest  thereon from
      August 23,  2001.  On June 24,  2004,  the  parties  reached a  settlement agreement.  The vendor  agreed to accept  $75,450 as payment in full to be paid $10,450 at the time of signing the  agreement and the balance in five monthly  installments of $13,000.  The Company  recorded a gain of $14,965 from  the  settlement  of  this  debt  in  the  accompanying  consolidated financial statements.

                                      F-34

                    NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

      In  addition,  the  Company  and its  subsidiaries  have  been  named as a defendant in legal actions  arising from its normal  operations,  and from time-to-time,  are  presented  with claims for damages  arising out of its actions. The Company anticipates that any damages or expenses it may incur in connection with these actions, individually and collectively,  will not have a material adverse effect on the Company.

NOTE 13 - SEGMENT AND GEOGRAPHIC AREAS

      The  following  table  presents a summary  of  operating  information  and certain  year-end  balance sheet  information for the years ended June 30,
      2004 and 2003:

                                                 2004                2003
                                              (Restated)

 Revenues from unaffiliated customers:
      North America                          $    676,857        $    508,868
      International                             5,072,205           3,236,518
                                             ------------        ------------
         Consolidated                        $  5,749,062        $  3,745,386
                                             ============        ============

 Operating loss:
      North America                          $ (3,452,920)       $ (2,644,712)
      International                               744,902             176,462
                                             ------------        ------------
         Consolidated                        $ (2,708,018)       $ (2,468,250)
                                             ============        ============

 Identifiable assets:
      North America                          $  4,316,404        $  4,689,560
      International                             7,668,716           4,052,691
                                             ------------        ------------
         Consolidated                        $ 11,985,120        $  8,742,251
                                             ============        ============

 Depreciation and amortization:
      North America                          $  1,080,498        $  1,047,298
      International                               160,294             136,204
                                             ------------        ------------
         Consolidated                        $  1,240,792        $  1,183,502
                                             ============        ============

 Capital expenditures:
      North America                          $     55,986        $     23,688
      International                             2,805,768             104,134
                                             ------------        ------------
         Consolidated                        $  2,861,754        $    127,822
                                             ============        ============

                                      F-35

                    NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 - MINORITY INTEREST IN SUBSIDIARY

      In August 2003, the Company  entered into an agreement with United Kingdom based  Akhtar  Group PLC  ("Akhtar").  Under  the terms of the  agreement,
      Akhtar Group acquired 49.9 percent of the Company's  subsidiary;  Pakistan based  NetSol  Connect  PVT Ltd.  ("NC"),  an  Internet  service  provider
      ("ISP"), in Pakistan through the issuance of additional NC shares. As part of  this  Agreement,  NC  changed  its  name  to  NetSol  Akhtar.  The new partnership with Akhtar Computers is designed to rollout  connectivity and wireless  services to the Pakistani  national  market.  On signing of this
      Agreement, the Shareholders agreed to make the following investment in the
      Company against issuance of shares of NC.

         Akhtar                          US$ 200,000
         The Company                     US$  50,000

      During the quarter ended September 30, 2003, the funds were received by NC and a minority  interest of $200,000 was recorded for Akhtar's  portion of the subsidiary. During the quarter ended December 31, 2003, Akhtar paid an additional  $10,000 to the Company for this  purchase.  For the year ended
      June 30,  2004,  the  subsidiary  had net  losses  of  $689,000,  of which
      $273,159 was recorded  against the minority  interest.  The balance of the minority interest at June 30, 2004 was $0.

      Per the  agreement,  it was  envisaged  that NC would  require  a  maximum
      $500,000  for  expansion of its  business.  Akhtar was to meet the initial financial  requirements  of the Company until November 1, 2003. As of June
      30, both NetSol and Akhtar had injected  the  majority of their  committed cash to meet the expansion requirement of the company.

      The  following  is the  proforma  financial  information  of  the  Company assuming as if the transaction  was consummated  from the beginning of the fiscal year ended June 30, 2003:

                                                               2003

Statements of operations:

Net loss before allocation of minority shareholders        (2,116,818)

                 Minority allocation                           (8,041)
                                                          -----------

Net Loss                                                  ($2,124,859)
                                                          ===========

Basic and diluted loss per share                          ($     0.09)
                                                          ===========

Balance Sheet items as of June 30, 2003:

Total assets                                              $ 8,932,251

Shareholders' equity                                      $ 5,264,852

NOTE 15 - SUBSEQUENT EVENTS

      On August 18,  2004,  two holders of the  convertible  debenture  gave the
      Company notice they were converting  their notes into the Company's common stock.  A total of $100,000 in notes were  converted into 53,764 shares of the Company's common stock and 26,882 warrants were issued.

                                      F-36

                    NETSOL TECHNOLOGIES INC AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16 - RESTATEMENT

      Subsequent to the issuance of the Company's  financial  statements for the year ended June 30, 2004, the Company determined that certain transactions and  presentation  in the financial  statements had not been accounted for properly in the Company's financial statements.  Specifically,  the amount of impairment of goodwill was over-recorded and classified as amortization expense and the expense due to issuance of warrants in connection with the
      PIPE  financing  was  recorded as finance  charges  instead of charging it against the gross proceeds of the private placement.

      The Company has restated its financial statements for these adjustments as of June 30, 2004.

      The effect of the correction of the error is as follows:

                                                        AS PREVIOUSLY             AS
                                                           REPORTED            RESTATED
                                                         ------------        ------------

                      BALANCE SHEET
                   AS OF JUNE 30, 2004
Assets:
      Goodwill                                           $    939,260        $  1,166,611
      Total intangibles                                  $  3,990,688        $  4,218,039
      Total assets                                       $ 11,757,769        $ 11,985,120

Stockholder's Equity:
      Additional paid-in capital                         $ 39,164,034        $ 38,933,621
      Accumulated deficit                                $(31,375,230)       $(30,917,465)
      Total stockholder's equity                         $  7,129,061        $  7,356,413

                 STATEMENT OF OPERATIONS:
             FOR THE YEAR ENDED JUNE 30, 2004

      Depreciation and amortization                      $  1,714,754        $  1,284,090
      Impairment of assets                               $         --        $    203,312
      Total operating expenses                           $  6,028,055        $  5,800,703

      Loss from operations                               $ (2,935,370)       $ (2,708,018)
      Warrants issued in connection with financing       $   (230,413)       $         --
      Loss from continuing operations                    $ (3,243,134)       $ (2,785,369)
      Net loss                                           $ (2,969,975)       $ (2,512,210)

      Net loss per share - basic and diluted:

          Continued operations                           $      (0.41)       $      (0.35)
          Net loss                                       $      (0.38)       $      (0.32)

                                      F-37

NETSOL TECHNOLOGIES, INC.

INDEX

PART I. FINANCIAL INFORMATION

Item 1. Financial Statements

Page No

Consolidated Unaudited Balance Sheet as of March 31, 2005	F-38

Comparative Unaudited Consolidated Statements of Operations
for the Three and Nine Months Ended March 31, 2005 and 2004	F-39

Comparative Unaudited Consolidated Statements of Cash Flow
for the Three and Nine Months Ended March 31, 2005 and 2004	F-40

Notes to the Unaudited Consolidated Financial Statements	F-42

Item 2. Management's Discussion and Analysis or Plan of Operation	16

Item 3. Controls and Procedures	23

PART II. OTHER INFORMATION

Item 1. Legal Proceedings	24

Item 2. Changes in Securities	24

Item 3. Defaults Upon Senior Securities	24

Item 4. Submission of Matters to a Vote of Security Holders	24

Item 5. Other Information	24

Item 6. Exhibits and Reports on Form 8-K	24

(a) Exhibits
(b) Reports on Form 8-K

Signatures	25

NETSOL TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET — MARCH 31, 2005
(UNAUDITED)

Current assets:
Cash and cash equivalents	$1,596,031
Certificates of deposit	1,083,450
Accounts receivable, net of allowance for doubtful accounts of $80,000	3,699,180
Revenues in excess of billings	1,914,242
Other current assets	1,207,016
Total current assets		9,499,919
Property and equipment, net of accumulated depreciation		4,809,751
Intangibles:
Product licenses, renewals, enhancedments, copyrights, trademarks, and tradenames, net	4,658,299
Customer lists, net	1,699,752
Goodwill	3,404,886
Total intangibles		9,762,937
Total assets		$24,072,607

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$2,729,779
Current portion of notes and obligations under capitalized leases	4,814,463
Billings in excess of revenues	218,200
Loans payable, bank	463,241
Total current liabilities		8,225,683
Obligations under capitalized leases, less current maturities		161,122
Convertible debenture		120,000
Total liabilities		8,506,805
Minority interest		379,752
Contingencies		--

Stockholders' equity:
Common stock, $.001 par value; 45,000,000 share authorized; 13,225,937 issued and outstanding	13,226
Additional paid-in-capital	46,817,522
Treasury stock	(27,197)
Accumulated deficit	(30,488,248)
Stock subscription receivable	(1,328,142)
Common stock to be issued	533,760
Other comprehensive loss	(334,871)
Total stockholders' equity		15,186,050
Total liabilities and stockholders' equity		$24,072,607

See accompanying notes to consolidated financial statements.

NETSOL TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the Three Months		For the Nine Months
	Ended March 31,		Ended March 31,
	2005	2004	2005	2004
		(restated)		(restated)
Net revenues	$3,190,918	$1,700,774	$7,972,450	$3,881,731
Cost of revenues	1,342,216	694,823	2,943,871	1,645,536
Gross profit	1,848,702	1,005,951	5,028,579	2,236,195

Operating expenses:
Selling and marketing	219,399	49,690	474,099	96,377
Depreciation and amortization	384,649	294,486	986,755	903,182
Settlement costs	-	22,500	43,200	122,500
Bad debt expense	-	59,821	-	153,327
Salaries and wages	453,226	408,840	1,248,447	1,003,289
Professional services, including non-cash compensation	112,830	70,701	368,135	310,403
General and adminstrative	462,421	490,936	1,032,687	1,239,420
Total operating expenses	1,632,525	1,396,974	4,153,323	3,828,498
Income (loss) from operations	216,177	(391,023)	875,256	(1,592,303)
Other income and (expenses)
Gain (Loss) on sale of assets	-	160	(620)	(33,759)
Beneficial conversion feature	(7,500)	(3,323)	(239,416)	(99,350)
Fair market value of warrants issued	-	-	(249,638)	-
Gain on forgiveness of debt	49,865	99,146	239,506	203,234
Interest expense	(47,356)	(27,779)	(177,356)	(117,368)
Other income and (expenses)	(45,998)	(44,115)	(2,779)	(39,918)
Total other expenses	(50,989)	24,089	(430,303)	(87,161)
Net income (loss) before minority interest in sub subsidiary	165,188	(366,934)	444,953	(1,679,464)
Minority interest in subsidiary	(29,994)	71,049	(15,735)	164,387
Net income (loss)	135,194	(295,885)	429,218	(1,515,077)
Other comprehensive (loss)/gain:
Translation adjustment	(11,252)	(53,590)	(184,661)	(160,797)
Comprehensive income (loss)	$123,942	$(349,475)	$244,557	$(1,675,874)

Net income (loss) per share:
Basic	$0.01	$(0.04)	$0.04	$(0.18)
Diluted	$0.01	$(0.04)	$0.03	$(0.18)

Weighted average number of shares outstanding
Basic	12,704,226	7,475,148	10,937,910	8,255,680
Diluted	15,642,430	7,475,148	13,750,980	8,255,680

See accompanying notes to consolidated financial statements.

NETSOL TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the Nine Months
	Ended March 31,
	2005	2004
		(Restated)
Cash flows from operating activities:
Net income (loss) from continuing operations	$429,218	$(1,515,077)
Adjustments to reconcile net income (loss) to net cash
used in operating activities:
Depreciation and amortization	1,258,891	903,182
Gain on settlement of debt	(239,506)	(203,234)
Loss on sale of assets	620	33,759
Minority interest in subsidiary	15,735	(164,387)
Stock issued for services	89,065	-
Stock issued for settlement costs		135,133
Fair market value of warrants granted	249,638	-
Beneficial conversion feature	239,416	99,350
Changes in operating assets and liabilities:
Increase in assets:
Accounts receivable	(2,568,139)	(356,198)
Other current assets	(1,718,519)	(1,829,243)
Decrease in liabilities:
Accounts payable and accrued expenses	394,862	(428,800)
Net cash used in operating activities	(1,848,719)	(3,325,515)
Cash flows from investing activities:
Purchases of property and equipment	(804,115)	(372,594)
Sales of property and equipment	86,988	194,004
Purchases of certificates of deposit	(550,000)	(2,170,047)
Proceeds from sale of certificates of deposit	891,403	1,350,000
Increase in intangible assets	(6,310,224)	(66,855)
Capital investments in minority interest of subsidiary	537,803	10,000
Proceeeds from sale of minority interest of subsidiary	-	200,000
Cash brought in at acquisition	145,297	-
Net cash used in investing activities	(6,002,848)	(855,492)
Cash flows from financing activities:
Proceeds from sale of common stock	1,512,000	1,102,049
Proceeds from the exercise of stock options and warrants	999,224	1,215,575
Capital contributed from sale of subsidary stock	1,589,974	-
Purchase of treasury shares	(51,704)	-
Proceeds from convertible debenture	-	1,200,000
Proceeds from loans	4,856,860	1,067,000
Payments on capital lease obligations & loans	(366,092)	(198,874)
Net cash provided by financing activities	8,540,262	4,385,750
Effect of exchange rate changes in cash	36,175	29,814
Net (decrease) increase in cash and cash equivalents	724,870	234,557
Cash and cash equivalents, beginning of period	871,161	214,490
Cash and cash equivalents, end of period	$1,596,031	$449,047

See accompanying notes to consolidated financial statements.

NETSOL TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
(UNAUDITED)

	For the Nine Months
	Ended March 31,
	2005	2004
SUPPLEMENTAL DISCLOSURES:
Cash paid during the period for:
Interest	$92,631	$75,690
Taxes	$72,870	$54,644

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Common stock issued for services and compensation	$141,010	$-
Common stock issued for accrued expenses and accounts payable	$31,968	$-
Common stock issued for conversion of convertible debenture	$1,050,000	$-
Common stock issued for settlement of debt	$45,965	$209,200
Common stock issued for legal settlement	$-	$135,133
Common stock issued for conversion of note payable	$-	$850,000
Common stock issued for acquisition of product license	$91,600	$166,860
Common stock issued for acquisition of subsidiary	$1,676,795	$-

See accompanying notes to consolidated financial statements.

NETSOL TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - BASIS OF PRESENTATION AND PRINCIPLES OF CONSOLIDATION

The Company designs, develops, markets, and exports proprietary software products to customers in the automobile finance and leasing, banking and financial services industries worldwide. The Company also provides consulting services in exchange for fees from customers.

The consolidated condensed interim financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.

These statements reflect all adjustments, consisting of normal recurring adjustments, which, in the opinion of management, are necessary for fair presentation of the information contained therein. It is suggested that these consolidated condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s amended annual report on Form 10-KSB/A for the year ended June 30, 2004. The Company follows the same accounting policies in preparation of interim reports. Results of operations for the interim periods are not indicative of annual results.

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, NetSol Technologies (PVT), Ltd. (“PK Tech”), NetSol (PVT), Limited (“PK Private”), NetSol Abraxas Australia Pty Ltd. (“NetSol Abraxas”), NetSol USA, NetSol Technologies UK, Ltd. (“NetSol UK”), and CQ Systems Ltd.(“CQ Systems”), as well as the subsidiaries in which the Company owns a controlling percentage, NetSol CONNECT (PVT), Ltd. (now, NetSol Akhter Pvt. Ltd.) (“Connect”), and TiG-NetSol (Pvt) Ltd. (“NetSol-TiG”). All material inter-company accounts have been eliminated in consolidation.

For comparative purposes, prior year’s consolidated financial statements have been reclassified to conform to report classifications of the current year.

NOTE 2 - USE OF ESTIMATES:

The preparation of financial statements in conformity with generally accepted accounting principles in the United States, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3 - NEW ACCOUNTING PRONOUNCEMENTS:

In March 2004, the Emerging Issues Task Force (“EITF”) reached a consensus on Issue No. 03-1, “The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments.” The EITF reached a consensus about the criteria that should be used to determine when an investment is considered impaired, whether that impairment is other-than-temporary, and the measurement of an impairment loss and how that criteria should be applied to investments accounted for under SFAS No. 115, “ACCOUNTING IN CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES.” EITF 03-01 also included accounting considerations subsequent to the recognition of other-than-temporary impairment and requires certain disclosures about unrealized losses that have not been recognized as other-than-temporary impairments. Additionally, EITF 03-01 includes new disclosure requirements for investments that are deemed to be temporarily impaired. In September 2004, the Financial Accounting Standards Board (FASB) delayed the accounting provisions of EITF 03-01; however, the disclosure requirements remain effective for annual reports ending after June 15, 2004. The Company will evaluate the impact of EITF 03-01 once final guidance is issued.

In December 2004, the FASB issued FASB Statement No. 123R, "Share-Based Payment, an Amendment of FASB Statement No. 123" ("FAS No. 123R"). FAS No. 123R requires companies to recognize in the statement of operations the grant- date fair value of stock options and other equity-based compensation issued to employees. FAS No. 123R is effective beginning in the Company's second quarter of fiscal 2006. The Company is evaluating the effects adoption of SFAS 123R will have on its financial statements.

In December 2004, the FASB issued SFAS Statement No. 153, "Exchanges of Non-monetary Assets." The Statement is an amendment of APB Opinion No. 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. The Company believes that the adoption of this standard will have no material impact on its financial statements.

NOTE 4 - NET LOSS PER SHARE:

Net loss per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), “Earnings per share”. Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

 The following is a reconciliation of the numerators and denominators of the basic and diluted earnings per share computations:

For the three months ended March 31, 2005	Net Income	Shares	Per Share
Basic earnings per share:	$135,194	12,704,226	$0.01
Net income available to common shareholders
Effect of dilutive securities
Stock options		1,880,175
Warrants		1,058,029
Diluted earnings per share	$135,194	15,642,430	$0.01

For the nine months ended March 31, 2005	Net Income	Shares	Per Share
Basic earnings per share:	$429,218	10,937,910	$0.04
Net income available to common shareholders
Effect of dilutive securities
Stock options		1,981,309
Warrants		831,761
Diluted earnings per share	$429,218	13,750,980	$0.03

Weighted average number of shares used to compute basic and diluted loss per share is the same in the financial statements for the period ended March 31, 2004, since the effect of dilutive securities is anti-dilutive.

NOTE 5 - FOREIGN CURRENCY:

The accounts of NetSol Technologies UK, Ltd., and CQ Systems use the British Pound; NetSol Technologies, (PVT), Ltd, NetSol (Pvt), Limited, ,NetSol Connect PVT, Ltd., and NetSol-TiG use Pakistan Rupees; and NetSol Abraxas Australia Pty, Ltd. uses the Australian dollar as the functional currencies. NetSol Technologies, Inc., and subsidiary NetSol USA, Inc., use the U.S. dollars as the functional currencies. Assets and liabilities are translated at the exchange rate on the balance sheet date, and operating results are translated at the average exchange rate throughout the period. Accumulated translation losses of $334,871 at March 31, 2005 are classified as an item of accumulated other comprehensive loss in the stockholders’ equity section of the consolidated balance sheet. During the nine months ended March 31, 2005 and 2004, comprehensive loss in the consolidated statements of operation included translation loss of $184,661and $160,797, respectively.

NOTE 6 - OTHER CURRENT ASSETS

Other current assets consist of the following at March 31, 2005:

Prepaid Expenses	$673,888
Advance Income Tax	112,625
Employee Advances	72,497
Security Deposits	27,912
Other Receivables	320,094

Total	$1,207,016

In August 2004, the Company entered into a two-year consulting agreement with a non-related third party whereby the Company agreed to pay the consultant a total of 100,000 shares of its common stock valued at $111,920. This has been recorded as a prepaid expense and is being amortized over the life of the service agreement. During the nine months ended March 31, 2005, $34,975 was expensed.

NOTE 7 - DEBTS

NOTES PAYABLE

Notes payable as of March 31, 2005 consist of the following:

	Balance at	Current	Long-Term
Name	3/31/05	Maturities	Maturities
H. Smith Settlement	143,321	143,321	-
A. Zaman Settlement	16,300	16,300	-
First Funding	1,415	1,415	-
D&O Insurance	86,326	86,326	-
Noon Group	506,351	506,351	-
Gulf Crown	253,176	253,176	-
Dr. Omar Atiq	304,195	304,195	-
CQ Systems Shareholders	3,353,587	3,353,587	-
Subsidiary Capital Leases	149,792	149,792	-

	4,814,463	4,814,463	-

In November 2002, the Company signed a settlement agreement with Herbert Smith for £171,733 or approximately $248,871, including interest, which the Company has recorded as a note payable in the accompanying consolidated financial statements. The Company agreed to pay $10,000 upon signing of the agreement, $4,000 per month for twelve months, and then $6,000 per month until paid. The balance owing at June 30, 2004 was $199,321. During the nine months ended March 31, 2005, the Company paid $56,000. The balance owing at March 31, 2005 was $143,321. The entire balance has been classified as current and is included in “Current maturities of notes and obligations under capitalized leases” in the accompanying consolidated financial statements. In April 2005, an agreement was reached with Herbert Smith whereby they accepted $135,000 as payment in full, including the $25,000 paid in March 2005. The balance of $110,000 is due by May 2, 2005.

In June 2002, the Company signed a settlement agreement with a former employee for payment of past services rendered. The Company agreed to pay the employee a total of $75,000. The agreement calls for monthly payments of $1,500 per month until paid. The balance owing at June 30, 2004 was $26,300. During the nine months ended March 31, 2005, the Company paid $10,000. The entire balance has been classified as a current liability in the accompanying consolidated financials statements.

In January 2005, the Company renewed its director’s and officer liability insurance for which the annual premium is $138,050. In February 2005, the Company arranged financing with AFCO Credit Corporation with a down payment of $27,610 with the balance to be paid in monthly installments. The balance owing as of March 31, 2005 was $86,326.

In October 2004, the Company renewed its professional liability insurance for which the annual premium is $5,944. The Company has arranged for financing with the insurance company with a down payment of $1,853 and nine monthly payment of $480 each. During the six months ended March 31, 2005, the Company paid $4,529. The balance owing at March 31, 2005 was $1,415 and is classified as a current liability in the accompanying consolidated financials statements.

In February 2005, the Company received a loan from a current shareholder Sir Gulam Noon in the amount of $500,000. The note carries an interest rate of 9.75% per annum and is due in one year. The maturity date of the loan may be extended at the option of the holder for an additional year. During the three months ended March 31, 2005, $6,351 of accrued interest was recorded for this loan.

In February 2005, the Company received a loan from Gulf Crown Investments in the amount of $250,000. The note carries an interest rate of 9.75% per annum and is due in one year. The maturity date of the loan may be extended at the option of the holder for an additional year. During the three months ended March 31, 2005, $6,351 of accrued interest was recorded for this loan.

In February 2005, the Company received a loan from a current shareholder Dr. Omar Atiq in the amount of $300,000. The note carries an interest rate of 12% per annum and is due on April 4, 2005. The maturity date of the loan may be extended at the option of the holder. During the three months ended March 31, 2005, $4,195 of accrued interest was recorded for this loan.

In February 2005, in connection with the purchase of CQ Systems (see Note 15), the Company recorded a loan in the amount of £1,784,108 or $3,353,587 for the balance due to the shareholders of CQ Systems. The note doesn’t bear any interest.

In addition, the various subsidiaries had current maturities of capital leases of $149,792 as of March 31, 2005.

BANK NOTE

The Company’s Pakistan subsidiary, NetSol Technologies (Private) Ltd., has three loans with a bank, secured by the Company’s assets. These notes consist of the following as of March 31, 2005:

TYPE OF	MATURITY	INTEREST	BALANCE
LOAN	DATE	RATE	USD

Export Refinance	Every 6 months	4%	$243,697
Term Loan	April 20, 2005	10%	4,202
Line of Credit	On Demand	8%	215,342

Total			$463,241

NOTE 8 - STOCKHOLDERS’ EQUITY:

EQUITY TRANSACTIONS

Private Placements

In August 2004, the Company received $200,000 for the purchase of 190,476 shares of the Company’s common stock. In November 2004, the stock was issued to the purchasing parties.

During the quarter ended December 31, 2004, the Company sold 1,217,143 shares of its common stock for $1,268,000 in a private placement agreement.

In addition, the Company received $62,000 as payment on stock subscriptions receivable during the nine months ended March 31, 2005.

Services, Accrued Expenses and Payables

In August 2004, the Company entered into a two-year consulting agreement with a non-related third party whereby the Company issued 50,000 shares of its common stock valued at $55,960 for the first year of service and has agreed to issue an additional 50,000 shares at the beginning of the second year. The value of these shares of $55,960 is included in the “Stock to be Issued” on the accompanying consolidated financial statements.

In October 2004, the Company issued 5,000 shares for services rendered valued at $6,850. In addition, 1,339 shares were issued for accrued expenses valued at $3,000.

In November 2004, the Company entered into an agreement with a vendor whereby the Company issued the vendor 20,000 shares valued at $22,968 for the payment of outstanding invoices in the amount of $16,052. As a result, the Company recorded a beneficial conversion feature expense in the amount of $6,916.

During the quarter ended March 31, 2005, the Company issued 15,972 shares for services rendered valued at $22,240. In addition, 3,762 shares were issued for accrued expenses valued at $6,000.

Stock Options and Warrants Exercised

During the quarter ended December 31, 2004, the Company issued 742,777 shares of its common stock for the exercise of options, valued at $1,138,240. The Company received $343,900 in cash from the exercise of these options and recorded “Stock Subscription Receivable” in the amount of $795,083.

During the quarter ended March 31, 2005, the Company issued 230,000 shares of its common stock for the exercise of options valued at $317,500. The Company received $42,500 in cash from the exercise of these options and recorded “Stock Subscription Receivable” in the amount of $275,000.

During the quarter ended March 31, 2005, the Company issued 20,162 shares of its common stock for the exercise of warrants valued at $40,324.

Issuance of Shares for Conversion of Debt

During the quarter ended September 30, 2004, three of the convertible debenture holders elected to convert their notes into common stock. The total of the notes converted was $150,000 and the Company issued 80,646 shares of its common stock to the note holders.

During the quarter ended December 31, 2004, sixteen of the convertible debenture holders elected to convert their notes into common stock. The total of the notes converted was $900,000 and the Company issued 483,873 shares of its common stock to the note holders.

Issuance of Shares for Purchase of Subsidiary and Product License

In January 2005, certain milestones, set forth in the purchase and sale agreement by and between the Company and the former owners, were met in the development of the Pearl Treasury system acquired in October 2003. As such, the former owners of the product license were due an additional 40,000 shares of the Company’s common stock. 20,000 shares were issued valued at $45,800 and the remaining 20,000 shares were recorded as “Shares to be issued”. The Company recorded an addition to the product licenses in the amount of $91,600.

In February 2005, the Company completed the acquisition of CQ Systems, (See Note 15). As part of this agreement, the Company issued 681,965 shares of its common stock valued at $1,676,795 to the shareholders of CQ Systems.

STOCK SUBSCRIPTION RECEIVABLE

Stock subscription receivable represents stock options exercised and issued that the Company has not yet received the payment from the purchaser as they were in processing when the quarter ended.

During the quarter ended September 30, 2004, the Company received a payment of $20,000 on the receivable. In addition, $18,750 of accrued salaries for the CFO and Chairman was applied against the receivable. The balance at September 30, 2004 was $458,809.

During the quarter ended December 31, 2004, the Company recorded receivables from options exercises of $905,083 and received payments of $110,000. The Company also recorded receivables from purchase agreements $182,000 and received payments of $24,000. In addition, $6,250 of accrued salary of the CFO and Chairman was applied against the receivable. Also during the quarter, a purchaser (consultant) decided not to complete the agreed purchase and therefore 20,000 shares were cancelled and the related value of $30,000 was reversed from the receivable account. The balance at December 31, 2004 was $1,375,642.

During the quarter ended March 31, 2005, the Company recorded receivables from options exercises of $275,000 and received payments of $322,500. The balance at March 31, 2005 was $1,328,142.

Subsidiary Stock Issued on Foreign Exchange

During the quarter ended March 31, 2005, the Company’s wholly-owned subsidiary, NetSol Technologies (PVT), Ltd. (“PK Tech”) began the process of listing its stock in an Initial Public Offering (“IPO”) on the Karachi Stock Exchange in Pakistan. The process consisted of a private equity raise and will conclude with an offering to the public in Pakistan. As a result of the private equity raise, the Company has recorded as an additional paid-in capital of $1,589,974 the accompanying consolidated financial statements.

COMMON STOCK PURCHASE WARRANTS AND OPTIONS

From time to time, the Company issues options and warrants as incentives to employees, officers and directors, as well as to non-employees.

Common stock purchase options and warrants consisted of the following during the nine months ended March 31, 2005:

		Exercise		Exercise
	Options	Price	Warrants	Price
Outstanding and exercisable, June 30, 2004	1,862,277	$0.75 to $5.00	693,182	$0.50 to $5.00
Granted	714,000	$1.14 to $1.30	282,260	$3.30
Exercised	(972,277)	$0.75 to $2.21	(20,162)	-
Expired	(10,000)	$1.00	-
Outstanding and exercisable, March 31, 2005	1,594,000		955,280

There were no options granted or exercised during the quarter ended September 30, 2004 and March 31, 2005.

During the quarter ended December 31, 2004, 714,000 options were granted to employees of the company and are fully vested and expire ten years from the date of grant unless the employee terminates employment, in which case the options expire within 30 days of their termination. No expense was recorded for the granting of these options.

In compliance with FAS No. 148, the Company has elected to continue to follow the intrinsic value method in accounting for its stock-based employee compensation plan as defined by APB No. 25 and has made the applicable disclosures below.

Had the Company determined employee stock based compensation cost based on a fair value model at the grant date for its stock options under SFAS 123, the Company's net earnings per share would have been adjusted to the pro forma amounts for year ended March 31, 2005 as follows:

Net income - as reported	$429,218
Stock-based employee compensation expense, included in reported net loss, net of tax	-

Total stock-based employee compensation expense determined under fair-value-based method for all rewards, net of tax	(313,195)

Pro forma net gain	$116,023

Earnings per share:
Basic, as reported	0.04
Diluted, as reported	0.03

Basic, pro forma	0.01
Diluted, pro forma	0.01

During the quarter ended September 30, 2004, three debenture holders converted their notes into common stock. As part of the conversion, warrants to purchase a total of 40,323 common shares were issued to the note holders. The warrants expire in five years and have an exercise price of $3.30 per share. The warrants were valued using the fair value method at $28,024 or $0.69 per share and recorded the expense in the accompanying consolidated financial statements. The Black-Scholes option pricing model used the following assumptions:

Risk-free interest rate	3.25%
Expected life	5 years
Expected volatility	82%
Dividend yield	0%

During the quarter ended December 31, 2004, sixteen debenture holders converted their notes into common stock. As part of the conversion, warrants to purchase a total of 241,937 common shares were issued to the note holders. The warrants expire in five years and have an exercise price of $3.30 per share. The warrants were valued using the fair value method at $221,614 or $0.92 per share and recorded the expense in the accompanying consolidated financial statements. The Black-Scholes option pricing model used the following assumptions:

Risk-free interest rate	3.25%
Expected life	5 years
Expected volatility	82%
Dividend yield	0%

There were no conversions during the quarter ended March 31, 2005.

NOTE 9 - INTANGIBLE ASSETS:

Intangible assets consist of product licenses, renewals, enhancements, copyrights, trademarks, trade names, customer lists and goodwill. The Company evaluates intangible assets, goodwill and other long-lived assets for impairment, at least on an annual basis and whenever events or changes in circumstances indicate that the carrying value may not be recoverable from its estimated future cash flows. Recoverability of intangible assets, other long-lived assets and, goodwill is measured by comparing their net book value to the related projected undiscounted cash flows from these assets, considering a number of factors including past operating results, budgets, economic projections, market trends and product development cycles. If the net book value of the asset exceeds the related undiscounted cash flows, the asset is considered impaired, and a second test is performed to measure the amount of impairment loss. Potential impairment of goodwill after July 1, 2002 has been evaluated in accordance with SFAS No. 142. The SFAS No. 142 is applicable to the financial statements of the Company beginning July 1, 2002.

As part of intangible assets, the Company capitalizes certain computer software development costs in accordance with SFAS No. 86, “Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed.” Costs incurred internally to create a computer software product or to develop an enhancement to an existing product are charged to expense when incurred as research and development expense until technological feasibility for the respective product is established. Thereafter, all software development costs are capitalized and reported at the lower of unamortized cost or net realizable value. Capitalization ceases when the product or enhancement is available for general release to customers.

The Company makes on-going evaluations of the recoverability of its capitalized software projects by comparing the amount capitalized for each product to the estimated net realizable value of the product. If such evaluations indicate that the unamortized software development costs exceed the net realizable value, the Company writes off the amount by which the unamortized software development costs exceed net realizable value. Capitalized and purchased computer software development costs are being amortized ratably based on the projected revenue associated with the related software or on a straight-line basis over three years, whichever method results in a higher level of amortization.

Product licenses and customer lists were comprised of the following as of March 31, 2005:

	Product Licenses	Customer Lists	Total
Intangible asset - June 30, 2004	$5,450,357	$1,977,877	$7,428,234
Additions	2,779,835	1,316,880	4,096,715
Effect of translation adjustment	2,023		2,023
Accumulated amortization	(3,573,916)	(1,595,005)	(5,168,921)
Net balance - March 31, 2005	$4,658,299	$1,699,752	$6,358,051

Amortization expense:
Nine months ended March 31, 2005	$645,942	$258,696	$904,638
Nine months ended March 31, 2004	$588,174	$236,748	$824,922

The above amortization expense includes amounts in Cost of Goods Sold for capitalized software development costs.

Amortization expense of intangible assets over the next five years is as follows:

	FISCAL YEAR ENDING
Asset	6/30/05	6/30/06	6/30/07	6/30/08	6/30/09	TOTAL
Product Licences	$292,533	$1,170,134	$490,008	$490,008	$482,572	$2,925,255
Customer Lists	144,761	539,702	307,452	268,876	263,376	1,524,167

	$437,294	$1,709,836	$797,460	$758,884	$745,948	$4,449,422

There were no impairments of the goodwill asset in the nine months ended March 31, 2005 and 2004.

NOTE 10 - LITIGATION:

To the best knowledge of Company’s management and counsel, there is no material litigation pending or threatened against the Company.

NOTE 11 - SEGMENT INFORMATION

The following table presents a summary of operating information and certain year-end balance sheet information for the nine months ended March 31:

	2005	2004
Revenues from unaffiliated customers:		(restated)
North America	$295,725	$481,868
International	7,676,725	3,399,863
Consolidated	$7,972,450	$3,881,731

Operating income (loss):
North America	$(1,932,368)	$(2,249,802)
International	2,807,624	657,499
Consolidated	$875,256	$(1,592,303)

Identifiable assets:
North America	$8,830,897	$5,285,747
International	15,241,710	5,819,100
Consolidated	$24,072,607	$11,104,847

Depreciation and amortization:
North America	$860,330	$796,791
International	166,439	106,391
Consolidated	$1,026,769	$903,182

Capital expenditures:
North America	$-	$48,660
International	624,703	323,934
Consolidated	$624,703	$372,594

NOTE 12 - MINORITY INTEREST IN SUBSIDIARY

NetSol Connect:

In August 2003, the Company entered into an agreement with United Kingdom based Akhter Group PLC (“Akhter”). Under the terms of the agreement, Akhter Group acquired 49.9 percent of the Company’s subsidiary; Pakistan based NetSol Connect PVT Ltd. (“Connect”), an Internet service provider (“ISP”), in Pakistan through the issuance of additional Connect shares. As part of this Agreement, Connect changed its name to NetSol Akhter. The partnership with Akhter Computers is designed to rollout connectivity and wireless services to the Pakistani national market. On signing of this Agreement, the Shareholders agreed to make the following investment in the Company against issuance of shares of Connect.

Akhter	US$ 200,000
The Company	US$ 50,000

During the quarter ended September 30, 2003, the funds were received by Connect and a minority interest of $200,000 was recorded for Akhter’s portion of the subsidiary. During the quarter ended December 31, 2003, Akhter paid an additional $10,000 to the Company for this purchase. Per the agreement, it was envisaged that Connect would require a maximum $500,000 for expansion of its business from each partner. Akhter was to meet the initial financial requirements of the Connect until November 1, 2003. As of December 31, 2004, both NetSol and Akhter had injected the majority of their committed cash to meet the expansion requirement of the company. As of December 31, 2004, a total of $751,356 had been transferred to Connect.

For the nine months ended March 31, 2004, the subsidiary had net losses of $23,576, of which $11,764 was recorded against the minority interest. The balance of the minority interest at March 31, 2005 was $102,246.

NetSol-TiG:

In December 2004, NetSol forged a new and a strategic relationship with a UK based public company TIG Plc. A new Joint Venture was signed by the two companies to create a new company, TiG NetSol Pvt Ltd. (“NetSol-TiG”), with 50.1% ownership by NetSol Technologies, Inc. and 49.9% ownership by TiG. The agreement anticipates TiG’s technology business to be outsourced to NetSol’s offshore development facility. Both companies, according to this agreement, would invest a total of $1 million or $500,000 each in next few months for infrastructure, dedicated personnel and systems in the NetSol IT campus in Lahore.

During the quarter ended March 31, 2005, the Company invested $255,255 and TiG invested $250,006 and the new subsidiary began operations.

For the three months ended March 31, 2005, the subsidiary had net income of $55,110, of which $27,500 was recorded against the minority interest. The balance of the minority interest at March 31, 2005 was $277,506.

NOTE 13 - CONVERTIBLE DEBENTURE

On March 24, 2004, the Company entered into an agreement with several investors to acquire Series A Convertible Debentures (the “Bridge Loan”) whereby a total of $1,200,000 in debentures were procured through Maxim Group, LLC. The Company received a net of $1,049,946 after placement expenses. In addition, the beneficial conversion feature of the debenture was valued at $300,000. The Company has recorded this as a contra-account against the loan balance and is amortizing the beneficial conversion feature over the life of the loan. During the nine months ended March 31, 2005, the Company amortized $232,500. The unamortized balance at March 31, 2005was $30,000

During the nine months ended March 31, 2005, nineteen of the convertible debenture holders elected to convert their notes into common stock. The total of the notes converted was $1,050,000 and the Company issued 564,519 shares of its common stock to the note holders. The net balance at March 31, 2005, was $120,000.

Under the terms of the Bridge Loan agreements, and supplements thereto, the debentures bear interest at the rate of 10% per annum, payable on a quarterly basis in common stock or cash at the election of the Company. The maturity date is 24 months from the date of signing, or March 26, 2006. The debentures are to be converted at the rate of $1.86 and are automatically convertible as of August 6, 2004. The Company recorded interest expense on the debentures in the amount of $84,726.

In addition, each debenture holder is entitled to receive at the time of conversion warrants equal to one-half of the total number of shares issued. The total number of warrants that may be granted is 322,582. The warrants expire in five years and have an exercise price of $3.30 per share. The fair value of the warrants will be calculated and recorded using the Black-Scholes method at the time of granting, when the debenture is converted. During the nine months ended March 31, 2005, nineteen debenture holders converted their notes into common stock. As part of the conversion, warrants to purchase a total of 282,260 common shares were issued to the note holders. (See note 8) The warrants were valued using the fair value method at $249,638. The expense was recorded in the accompanying consolidated financial statements.

NOTE 14 - GAIN ON SETTLEMENT OF DEBT

In September 2004, the Company transferred 24,004 of its treasury shares valued at $45,965 to Brobeck Phleger & Harrison, Llp, in exchange of debt, as part of a settlement agreement. The Company recorded a gain of $8,285 on the settlement.

During the quarter ended September 30, 2004, the Company evaluated the liabilities of its discontinued operations and determined that $41,989 was no longer payable. The Company recorded a gain of $41,989 as a result of the write-off of these liabilities from its financial statements.

In October 2004, the Company reached an agreement with a vendor to settle the amounts owing. The vendor agreed to accept $29,642 as payment in full. As a result, the Company recorded a gain on forgiveness of debt of $11,029.

In December 2004, the Company reached an agreement with Cowler to pay the balance owing on the loan in one lump-sum payment (see Note 7). Cowler agreed to accept £52,000 or $103,371 as payment in full. As a result, the Company recorded a gain on forgiveness of debt of $21,148.

During the quarter ended December 31, 2004, a former officer of Abraxas, the Company’s Australian subsidiary, agreed to forgive amounts accrued to him for long-term service leave prior to the Company’s acquisition in 1999. The amounts accrued were during the period of 1984 to 1999. As a result, the Company recorded a gain on forgiveness of debt of $107,190.

In February 2005, the Company reached an agreement with a former vendor to settle amounts owing. The vendor agreed to accept $27,580 as payment in full. As a result, the Company recorded a gain on forgiveness of debt of $27,581.

During the quarter ended March 31, 2005, the Company wrote-off old invoices for services under the statute of limitations. The vendor has not contacted the Company in over four years and the original services were in dispute at the time they were rendered. As a result, the Company recorded a gain on forgiveness of debt of $22,562.

NOTE 15 - ACQUISITION OF CQ SYSTEMS

On January 19, 2005, the Company entered into an agreement to acquire 100% of the issued and outstanding shares of common stock of CQ Systems Ltd., a company organized under the laws of England and Wales. The acquisition closed on February 22, 2005.

According to the terms of the Share Purchase Agreement, the Company acquired 100% of the issued and outstanding shares of CQ from CQ’s current shareholders, whose identity is set forth in the Share Purchase Agreement (the “CQ Shareholders”) at the completion date in exchange for a purchase price consisting of: a) 50.1% of CQ’s total gross revenue for the twelve month period ending March 31, 2005 after an adjustment for any extraordinary revenue, i.e. non-trading revenue (“LTM Revenue”) multiplied by 1.3 payable: (i) 50% in shares of restricted common stock of the Company at a per share cost basis of $2.313 and as adjusted by the exchange rate of U.S. Dollar to British Pound (at the spot rate for the purchase of sterling with U.S. dollars certified by NatWest Bank plc as prevailing at or about 11:00 a.m.) on January 19, 2005 and, (ii) 50% in cash; and b) 49.9% of CQ’s LTM Revenue for the period ending March 31, 2006 multiplied by 1.3 payable, at the Company’s discretion: (i) wholly in cash; or (ii) on the same basis and on the same terms as the initial payment provided, however that the cost basis of the Company’s common stock shall be based on the 20 day volume weighted average of the Company’s shares of common stock as traded on NASDAQ 20 days prior to March 31, 2005 and, provided that under no circumstances shall the total number of shares of common stock issued to the CQ Shareholders exceed 19% of the issued and outstanding shares of common stock, less treasury shares, of the Company at January 19, 2005.

The initial purchase price was £3,576,335 or $6,730,382, of which one-half was due at closing payable in cash and stock and the other half is due in one-year. On the closing date, $1.7 million was paid and 681,965 shares were issued to the shareholders of CQ, valued at $1,676,795 at an average share price of $2.46 (see Note 8) and a note payable to the CQ Systems shareholders of $3,353,587 was recorded. The purchase price has been allocated as follows:

Product licenses	$2,190,807
Customer lists	1,316,880
Goodwill	2,238,275
Net tangible assets	984,420
$6,730,382

In addition, the agreement called for the accumulated retained earnings amounting to £423,711 or $801,915 of CQ Systems as of the closing date to be paid to the shareholders in cash and stock. In April 2005, the additional cash of £350,000 or $662,410 was paid and 77,503 shares of the Company’s common stock valued at $139,505 were issued.

NOTE 16 - RESTATEMENT

Subsequent to the issuance of the Company's financial statements for the nine months ended March 31, 2004, the Company determined that certain transactions and presentation in the financial statements had not been accounted for properly in the Company's financial statements. Specifically, the amount of impairment of goodwill was over-recorded and classified as amortization expense.

The Company has restated its financial statements for these adjustments as of March 31, 2004.

The effect of the correction of the error is as follows:

	AS
	PREVIOUSLY	AS
	REPORTED	RESTATED

BALANCE SHEET
	As of March 31, 2004
Assets:
Goodwill, net	$1,046,926	$1,166,612
Total intangibles	$4,037,658	$4,157,344
Total assets	$11,104,848	$11,224,534

Stockholder's Equity:
Additional paid-in capital	$43,350,274	$43,119,861
Accumulated deficit	$(31,296,539)	$(30,623,443)
Total stockholder's deficit	$10,594,331	$11,037,014

STATEMENT OF OPERATIONS:
	For the nine months ended March 31, 2004

Depreciation and amortization	$1,226,180	$903,182
Total operating expenses	$4,151,496	$3,828,498

Loss from operations	$(1,915,301)	$(1,592,303)
Net loss	$(1,838,075)	$(1,515,077)

Net loss per share:
Basic	$(0.22)	$(0.18)
Diluted	$(0.22)	$(0.18)

NOTE 17 - SUBSEQUENT EVENTS

In April 2005, the Company entered into a settlement agreement with Herbert Smith whereby they agreed to accept a total of $135,000 as payment in full on the loan outstanding. $25,000 of this amount was paid in March 2005 and the remaining balance of $110,000 was paid on May 2, 2005. The Company will record a gain on settlement of debt in the amount of $33,321.

In April 2005, the Company paid down 50% of $300,000 principal note balance to an investor, Dr. Omar Atiq. The Company paid $150,000 in cash to Dr. Atiq thereby reducing the principal note balance to $150,000 plus accrued interest.

In April 2005 the Company received payments from a few key customers for over $800,000 in accounts receivables and over $500,000 in early May 2005 respectively, thereby reducing accounts receivable balances.

In April 2005, and as part of the acquisition agreement with CQ Systems Ltd. (“CQ Systems”), the Company finalized the CQ Systems completion accounts as of the closing date. Finalization of the completion accounts required the Company to remit the net working capital (accumulated retained earnings) to the former CQ shareholders. The total net working capital was £423,711, of this £350,000 or $662,410 was paid in cash and 77,503 shares of restricted common stock of the Company, valued at $139,505 were issued.

CQ SYSTEMS LIMITED

COMPANY NUMBER: 1998080
(Registered in England)

FINANCIAL STATEMENTS

AND ADDITIONAL INFORMATION

YEAR ENDED 31 MARCH 2004

CQ SYSTEMS LIMITED

COMPANY INFORMATION
FOR THE YEAR ENDED 31 MARCH 2004

DIRECTORS:	P J Grace
G E Tarrant
I M Tarrant
A Elliott
J Halliday
J Manktelow
C S Taylor

SECRETARY:	P M Tarrant

REGISTERED OFFICE:	Planet House
North Heath Lane
Horsham
West Sussex
United Kingdom
RH12 5QE

REGISTERED NUMBER:	1998080 (England)

ACCOUNTANTS & AUDITORS:	CMB Partnership
Chartered Accountants and Registered Auditors
Chapel House
1 Chapel Street
Guildford
Surrey
United Kingdom
GU1 3UH

CQ SYSTEMS LIMITED
Important note

The consolidated US GAAP financial information contained in this report represents historical information, which previously was reported in accordance with United Kingdom GAAP and has been restated in accordance with US GAAP. The restatement to US GAAP has been performed at the request of the directors of the company.

The consolidated US GAAP financial information includes certain primary information (consolidated balance sheet, consolidated income statement, changes in shareholders equity, consolidated cash flow statement and certain explanatory notes.)

The original financial statements for the year ended 31 March 2004 prepared in accordance with United Kingdom GAAP were approved by the directors on 23 November 2004.

CQ SYSTEMS LIMITED

REPORT OF THE DIRECTORS
FOR THE YEAR ENDED 31 MARCH 2004

The directors present their report with the financial statements of the group for the year ended 31 March 2004.

PRINCIPAL ACTIVITY
The principal activity of the group in the year under review was that of the provision of computer software and services.

DIRECTORS
The directors during the year under review were:

P J Grace
G E Tarrant
I M Tarrant
A Elliott
J Halliday
J Manktelow
C S Taylor - appointed 05/02/04

The beneficial interests of the directors holding office on 31 March 2004 in the issued share capital of the company were as follows:

		01.04.03
		or date of
		appointment
	31.03.04	if later
Ordinary £0.20 shares

P J Grace	75,000	75,000
G E Tarrant	150,000	150,000
I M Tarrant	150,000	150,000
A Elliott	55,983	55,983
J Halliday	38,034	38,034
J Manktelow	30,983	30,983
C S Taylor	--	--

The directors’ interests above include shares held by connected persons.

STATEMENT OF DIRECTORS' RESPONSIBILITIES
Company law requires the directors to prepare financial statements for each financial year which give a true and fair view of the state of affairs of the company and of the profit or loss of the company for that period. In preparing those financial statements, the directors are required to

-	select suitable accounting policies and then apply them consistently;
-	make judgements and estimates that are reasonable and prudent;
-	prepare the financial statements on the going concern basis unless it is inappropriate to presume that the company will continue in business.

The directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the company. They are also responsible for safeguarding the assets of the company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

ON BEHALF OF THE BOARD:

Secretary: P. Tarrant
Date: 24th January 2005

CQ SYSTEMS LIMITED

Report by accountants

We have prepared the attached financial statements for the year ended 31 March 2004 in accordance with US GAAP. The details were extracted from the financial statements prepared under United Kingdom GAAP. The financial statements prepared under United Kingdom GAAP were audited by ourselves with an unqualified Audit Report issued.

/s/ CMB Partnership

CMB Partnership

Chapel House
1 Chapel Street
Guildford
Surrey
United Kingdom
GU1 3UH

Date: 24th January 2005

CQ SYSTEMS LIMITED

CONSOLIDATED BALANCE SHEET - ASSETS

		March 31
	Note	2004 £	2003 £
CURRENT ASSETS
Cash and cash equivalents		809,488	448,136
Accounts receivable (net of £5,000 bad debt provision)		400,280	435,806
Prepaid expenses and other receivables		60,501	47,216
TOTAL CURRENT ASSETS		1,270,269	931,158

AUTOMOBILES & EQUIPMENT	2
Automobiles		64,725	39,732
Furniture and equipment		172,841	155,093
Computer equipment		580,772	546,646
		818,338	741,471

Less accumulated depreciation		676,768	616,420
		141,570	125,051
		1,411,839	1,056,209

LIABILITIES AND SHAREHOLDERS’ EQUITY
		March 31
		2004 £	2003 £
CURRENT LIABILITIES
Accounts payable		16,682	21,365
Hire purchase liabilities		23,428	32,153
Payroll, Vat and corporation taxes payable		283,017	135,117
Dividends payable		53,062	30,000
Accrued liabilities		75,197	92,911
Deferred income		418,581	410,193
TOTAL CURRENT LIABILITIES		869,967	721,739
LONG TERM LIABILITIES AND PROVISIONS
Hire purchase liabilities		38,270	5,275
Deferred tax		2,916	1,198
TOTAL LIABILITIES		911,153	728,212
SHAREHOLDERS’ EQUITY	7
Ordinary Shares
1,000,000 shares authorised £0.20 par value
Issued and outstanding 500,000 shares		100,000	100,000
Retained earnings		400,686	227,997
		1,411,839	1,056,209

. . . . . .. . . . . . . . . . . . . . ..                            . . . . . . . . . . . . . . . . . . . .
Approved and signed on behalf of the board of directors on

See notes to financial statements.

CQ SYSTEMS LIMITED

CONSOLIDATED STATEMENTS OF INCOME AND RETAINED EARNINGS

	Note	Year ended March 31 2004 £	Year ended March 31 2003 £

NET REVENUE	1.b	2,739,303	2,471,477
COST OF REVENUE		1,082,577	1,069,974

GROSS PROFIT		1,656,726	1,401,503

OPERATING EXPENSES	1.e	1,119,171	1,302,176

INCOME FROM OPERATIONS		537,555	99,327

OTHER INCOME (EXPENSES)
Interest income		19,483	10,257
Interest payable		(5,238)	(3,530)

INCOME BEFORE CORPORATION AND DEFERRED TAXES		551,800	106,054

UK CORPORATION AND DEFERRED TAXES	3	(141,049)	(29,076)

NET INCOME		410,751	76,978

RETAINED EARNINGS
Beginning of year		227,997	181,019
Less: Dividends		(238,062)	(30,000)
End of year		400,686	227,997

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	Year ended March 31 2004 £	Year ended March 31 2003 £

NET INCOME	410,751	76,978

COMPREHENSIVE INCOME	410,751	76,978

See notes to financial statements.

CQ SYSTEMS LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended March 31 2004 £	Year ended March 31 2003 £

CASH FLOWS FROM OPERATING ACTIVITIES
Cash received from customers	2,761,544	2,343,179
Cash paid to suppliers and employees	(2,074,453)	(2,235,165)
Interest received	19,483	10,257
Interest paid	(5,238)	(3,530)
Corporation tax paid	(27,878)	(8,782)
Net cash provided by operating activities	673,458	105,959

CASH FLOWS FROM INVESTING ACTIVITIES
Net sales (purchases) of equipment	(97,106)	(27,462)

Net cash used by investing activities	(97,106)	(27,462)

CASH FLOWS FROM FINANCING ACTIVITIES
Dividends paid	(215,000)	--

Net cash used by financing activities	(215,000)	--

NET INCREASE IN CASH AND CASH EQUIVALENTS	361,352	78,497

CASH AND CASH EQUIVALENTS
Beginning of year	448,136	369,639
End of year	809,488	448,136

See notes to financial statements.

CQ SYSTEMS LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS - Continued

	Year ended March 31 2004 £	Year ended March 31 2003 £

RECONCILIATION OF NET INCOME TO CASH PROVIDED BY OPERATING ACTIVITIES
Net Income	410,751	76,978
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	80,587	111,390
Decrease/(increase) in accounts receivable and other debtors	22,241	(128,297)
Increase in accounts payable and other creditors	46,708	25,594
Increase in corporation taxes payable	111,453	19,096
Increase in deferred taxes	1,718	1,198
	262,707	28,981
	673,458	105,959

See notes to financial statements.

CQ SYSTEMS LIMITED

NOTES TO FINANCIAL STATEMENTS

1.	Summary of significant accounting policies

The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (US GAAP) and are stated in United Kingdom sterling.

In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated balance sheet and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

a.	Principles of consolidation

The consolidated financial statements include the financial statements of the company and its subsidiary. The group’s subsidiary is Custom Quest Limited, a dormant company that has not traded since 31 May 2001 in which the group has a 100% direct holding in the voting rights. The net assets of the subsidiary company since cessation of trade is £nil.

b.	Revenue

The group recognises its revenue in accordance with the Securities and Exchange Commissions (“SEC”) Staff Accounting Bulletin No 104 “Revenue recognition in Financial Statements”.

Licence revenue is recognised where orders have been signed and the product is delivered. In contracts with multiple elements revenues are allocated to each element based on the fair value on completion, delivery and acceptance by the customer. For other services related activity, revenue is recognised on a percentage of completion basis.

c.	Automobiles and equipment

Depreciation is provided at the following rates in order to write off each asset over its useful life;

Computer software                       50% straight line
Office furniture and fittings        15% straight line
Computer equipment                   33.33% straight line
Automobiles                                 25% straight line

The group evaluates tangible fixed assets for impairment losses at least annually and whenever events or changes in circumstances indicate that the carrying amount may not be recoverable or is greater than its fair value.

Long-lived assets

Effective January 1 2002, the group adopted Statement of Financial Accounting Standards No 144 “Accounting for the impairment or disposal of long-lived assets” (“SFAS 144”) which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. The group has evaluated the carrying value of long-lived assets held in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets when indicators of impairment are present where the carrying amount exceeds the fair value of the asset. Based on its review, the group believes that as of March 31 2004 and 2003, there were no significant impairments of its long-lived assets.

CQ SYSTEMS LIMITED

NOTES TO FINANCIAL STATEMENTS - Continued

d.	Deferred Tax

Deferred tax is recognised in respect of all timing differences that have originated but not reversed at the balance sheet date. These reflect the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities at the balance sheet date and their respective tax bases.

e.	Research and Development

Expenditure on research and development is written off in the year in which it is incurred. Development costs on computer software that is to be sold relates to bespoke work undertaken for particular customers as and when requested. Under these circumstances, these costs are written off as incurred rather than capitalised and amortised, as they relate solely to the individual customers specifications rather than being available for general release to customers.

f.	Advertising

The company expenses advertising costs as they are incurred.

g.	Hire Purchase and Leasing Commitments

Assets obtained under hire purchase contracts are capitalised in the balance sheet and are depreciated over their useful estimated lives.

The interest element of these obligations are charged to the statement of income and retained earnings over the lease term. The capital element of the future payments is treated as liability.

Rentals paid under operating leases are charged to the statement of income and retained earnings on a straight line basis.

h.	Pensions

The company operates a defined contribution pension scheme. Contributions payable for the year are charged in the statement of income and retained earnings.

i.	Cash and cash equivalents

Cash and cash equivalents consist of cash at bank and in hand.

j.	Foreign currency transactions

Accounting principles generally require that recognised revenue, expenses, gains and losses be included in net income. Certain statements however require entities to report specific changes in assets and liabilities, such as a gain or loss on a foreign currency translation, as a separate component of the equity section of the balance sheet. Such items, along with net income, are components of comprehensive income. Cumulative translation adjustments were insignificant in both the year and preceding year.

2.	SECURED CREDITORS

The amounts owed under hire purchase contracts totalling £61,698 (2003 - £37,428) are secured on the assets acquired.

CQ SYSTEMS LIMITED

NOTES TO FINANCIAL STATEMENTS - Continued

3.	CORPORATION AND DEFERRED TAXES

Provision is made for United Kingdom corporation tax payable on the group’s taxable net income. This is provided for at the rate of tax prevailing at that time. The current standard corporation tax rate in the United Kingdom is 30%. Deferred tax is provided using the standard rate.

The UK corporation and deferred tax charge is stated below:-

	Year Ended March 31 2004 £	Year Ended March 31 2003 £

Corporation tax	139,331	27,878
Deferred tax	1,718	1,198
	141,049	29,076

The corporation tax assessed for the year is set out below:-

	Year Ended March 31 2004 £	Year Ended March 31 2003 £

Net Income	551,800	106,064

Net income multiplied by standard rate of corporation tax of 30% (2003: small companies corporation tax rate of 19%)	165,540	20,150

Effects of:-
Excess of capital allowances over depreciation	(1,099)	6,950
Expenses not allowable for tax	977	778
Marginal relief	(26,087)	--
	139,331	27,878

4.	COMMITMENTS

The group is committed to making operating lease payments of £82,500 in the forthcoming year.

CQ SYSTEMS LIMITED

NOTES TO FINANCIAL STATEMENTS - Continued

5.	MAJOR CUSTOMERS

Revenue from customers accounting for more than 10% of the total net revenue for the year are as follows:

Singer & Friedlander Insurance Finance Limited                                                             £689,375
Cattles Commercial Leasing Limited and Cattles Commercial Finance Limited           £544,459

6.	DIVIDENDS

The shareholders of the company in their meeting dated 23 September 2003 approved a dividend of £185,000. A further dividend of £53,062 was approved at a meeting held on 26 February 2004.

7.	SHAREHOLDERS EQUITY

	March 31 2004 £	March 31 2003 £

Net income for year	410,751	76,978
Dividends	(238,062)	(30,000)
Net addition to shareholders equity	172,689	46,978
Opening Shareholders equity	327,997	281,019
Closing Shareholders equity	500,686	327,997

CQ SYSTEMS LIMITED

COMPANY BALANCE SHEET - ASSETS

		March 31
	Note	2004 £	2003 £
CURRENT ASSETS
Cash and cash equivalents		809,488	448,136
Accounts receivable (net of £5,000 bad debt provision)		400,280	435,806
Prepaid expenses and other debtors		60,501	47,216
TOTAL CURRENT ASSETS		1,270,269	931,158

EQUIPMENT	2
Automobiles		64,725	39,732
Furniture and equipment		172,841	155,093
Computer equipment		580,772	546,646
		818,338	741,471

Less accumulated depreciation		676,768	616,420
		141,570	125,051
		1,411,839	1,056,209

LIABILITIES AND SHAREHOLDERS’ EQUITY
	March 31
	2004 £	2003 £
CURRENT LIABILITIES
Accounts payable	16,682	21,365
Hire purchase liabilities	23,428	32,153
Payroll, Vat and corporation taxes payable	283,017	135,117
Dividends payable	53,062	30,000
Accrued liabilities	75,197	92,911
Deferred income	418,581	410,193
TOTAL CURRENT LIABILITIES	869,967	721,739
LONG TERM LIABILITIES AND PROVISIONS
Hire purchase liabilities	38,270	5,275
Deferred tax	2,916	1,198
TOTAL LIABILITIES	911,153	728,212
SHAREHOLDERS’ EQUITY
Ordinary Shares
1,000,000 shares authorised £0.20 par value
Issued 500,000 shares	100,000	100,000
Retained earnings	400,686	227,997
	1,411,839	1,056,209

. . . . . .. . . . . . . . . . . . . . ..                            . . . . . . . . . . . . . . . . . . . .
Approved and signed on behalf of the board of directors on

CQ SYSTEMS LIMITED

COMPANY NUMBER: 1998080
(Registered in England)

FINANCIAL STATEMENTS

AND ADDITIONAL INFORMATION

Unaudited 9 Months to December
2004

CQ SYSTEMS LIMITED

COMPANY INFORMATION
FOR THE YEAR ENDED 31 MARCH 2004

DIRECTORS:	P J Grace
G E Tarrant
I M Tarrant
A Elliott
J Halliday
J Manktelow
C S Taylor

SECRETARY:	P M Tarrant

REGISTERED OFFICE:	Planet House
North Heath Lane
Horsham
West Sussex
United Kingdom
RH12 5QE

REGISTERED NUMBER:	1998080 (England)

CQ SYSTEMS LIMITED

UNAUDITED CONSOLIDATED BALANCE SHEET - ASSETS

	Note	9 months to Dec 31 2004 £	9 months to Dec 31 2003 £
CURRENT ASSETS
Cash and cash equivalents		540,732	562,325
Accounts receivable (net of £5,000 bad debt provision)		451,509	595,340
Prepaid expenses and other receivables		66,748	80,317
TOTAL CURRENT ASSETS		1,058,989	1,237,982

AUTOMOBILES & EQUIPMENT	2
Automobiles		49,732	64,727
Fixtures & Fittings		185,790	172,841
Computer Software & Equipment		661,375	575,328
		896,897	812,896

Less accumulated depreciation		714,975	657,760
		181,922	155,136
		1,240,911	1,393,118

LIABILITIES AND SHAREHOLDERS’ EQUITY

		9 months to Dec 31 2004 £	9 months to Dec 31 2003 £
CURRENT LIABILITIES
Accounts payable		16,828	25,792
Hire purchase liabilities		44,962	28,710
Payroll, Vat and corporation taxes payable		176,180	174,356
Accrued liabilities		41,329	96,961
Deferred income		486,915	421,161
TOTAL CURRENT LIABILITIES		766,214	746,980
LONG TERM LIABILITIES AND PROVISIONS
Hire purchase liabilities		66,871	42,808
Deferred tax		2,916
TOTAL LIABILITIES		836,001	789,788
SHAREHOLDERS’ EQUITY	7
Ordinary Shares
1,000,000 shares authorised £0.20 par value
Issued and outstanding 500,000 shares		100,000	100,000
Retained earnings		304,910	503,330
		1,240,911	1,393,118

…………………….                                       ……………………..
Approved and signed on behalf of the board of directors on

See notes to financial statements.

CQ SYSTEMS LIMITED

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME AND RETAINED EARNINGS

	Note	9 months to Dec 31 2004 £	9 months to Dec 31 2003 £

NET REVENUE	1.b	1,813,546	2,014,630
COST OF REVENUE		99,572	954,969

GROSS PROFIT		1,713,974	1,059,661

OPERATING EXPENSES	1.e	1,675,748	605,361

INCOME FROM OPERATIONS		38,226	454,300

OTHER INCOME (EXPENSES)
Interest income		19,325	16,404
Interest payable		(4,498)	(6,824)

INCOME BEFORE CORPORATION AND DEFERRED TAXES		53,053	463,880

UK CORPORATION AND DEFERRED TAXES	3	(10,080)	(82,833)

NET INCOME		42,973	381,047

RETAINED EARNINGS
Beginning of year		400,686	227,997
Less: Dividends		(138,749)	(105,714)
End of year		304,910	503,330

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	9 months to Dec 31 2004 £	9 months to Dec 31 2003 £

NET INCOME	42,973	381,047

COMPREHENSIVE INCOME	42,973	381,047

See notes to financial statements.

CQ SYSTEMS LIMITED

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	9 months to Dec 31 2004 £	9 months to Dec 31 2003 £

CASH FLOWS FROM OPERATING ACTIVITIES
Cash received from customers	1,756,070	1,850,096
Cash paid to suppliers and employees	(1,616,573)	(1,540,468)
Interest received	19,325	16,405
Interest paid	(4,498)	(6,824)
Corporation tax paid	(139,331)	(27,878)
Net cash provided by operating activities	14,993	291,331

CASH FLOWS FROM INVESTING ACTIVITIES
Net sales (purchases) of equipment	(144,999)	(71,427)

Net cash used by investing activities	(144,999)	(71,427)

CASH FLOWS FROM FINANCING ACTIVITIES
Dividends paid	(138,750)	(105,714)

Net cash used by financing activities	(138,750)	(105,714)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(268,756)	114,190

CASH AND CASH EQUIVALENTS
Beginning of year	809,488	448,136
End of year	540,732	562,326

See notes to financial statements.

CQ SYSTEMS LIMITED

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS - Continued

	9 months to Dec 31 2004 £	9 months to Dec 31 2003 £

RECONCILIATION OF NET INCOME TO CASH PROVIDED BY OPERATING ACTIVITIES
Net Income	42,973	381,047
Adjustments to reconcile net income to net cash provided by operating activities:
Profit on sale of asset	(5,207)
Depreciation	49,868	61,582
Decrease/(increase) in accounts receivable and other debtors	(57,476)	(191,080)
Increase in accounts payable and other creditors	114,086	(43,051)
Increase (decrease) in corporation taxes payable	(129,251)	82,833
Increase in deferred taxes
	(38,060)	(89,716)
	14,993	291,331

See notes to financial statements.

CQ SYSTEMS LIMITED

NOTES TO FINANCIAL STATEMENTS

1.	Summary of significant accounting policies

The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (US GAAP) and are stated in United Kingdom sterling.

In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated balance sheet and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

a.	Principles of consolidation

The consolidated financial statements include the financial statements of the company and its subsidiary. The group’s subsidiary is Custom Quest Limited, a dormant company that has not traded since 31 May 2001 in which the group has a 100% direct holding in the voting rights. The net assets of the subsidiary company since cessation of trade is £nil.

b.	Revenue

The group recognises its revenue in accordance with the Securities and Exchange Commissions (“SEC”) Staff Accounting Bulletin No 104 “Revenue recognition in Financial Statements”.

Licence revenue is recognised where orders have been signed and the product is delivered. In contracts with multiple elements revenues are allocated to each element based on the fair value on completion, delivery and acceptance by the customer. For other services related activity, revenue is recognised when earned and billed using the time and material basis.

c.	Automobiles and equipment

Depreciation is provided at the following rates in order to write off each asset over its useful life;

Computer software                        50% straight line
Office furniture and fittings         15% straight line
Computer equipment                    33.33% straight line
Automobiles                                  25% straight line

The group evaluates tangible fixed assets for impairment losses at least annually and whenever events or changes in circumstances indicate that the carrying amount may not be recoverable or is greater than its fair value.

Long-lived assets

Effective January 1 2002, the group adopted Statement of Financial Accounting Standards No 144 “Accounting for the impairment or disposal of long-lived assets” (“SFAS 144”) which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. The group has evaluated the carrying value of long-lived assets held in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets when indicators of impairment are present where the carrying amount exceeds the fair value of the asset. Based on its review, the group believes that as of March 31 2004 and 2003, there were no significant impairments of its long-lived assets.

CQ SYSTEMS LIMITED

NOTES TO FINANCIAL STATEMENTS - Continued

d.	Deferred Tax

Deferred tax is recognised in respect of all timing differences that have originated but not reversed at the balance sheet date. These reflect the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities at the balance sheet date and their respective tax bases.

e.	Research and Development

Expenditure on research and development is written off in the year in which it is incurred. Development costs on computer software that is to be sold relates to bespoke work undertaken for particular customers as and when requested. Under these circumstances, these costs are written off as incurred rather than capitalised and amortised, as they relate solely to the individual customers specifications rather than being available for general release to customers.

f.	Advertising

The company expenses advertising costs as they are incurred.

g.	Hire Purchase and Leasing Commitments

Assets obtained under hire purchase contracts are capitalised in the balance sheet and are depreciated over their useful estimated lives.

The interest element of these obligations are charged to the statement of income and retained earnings over the lease term. The capital element of the future payments is treated as liability.

Rentals paid under operating leases are charged to the statement of income and retained earnings on a straight line basis.

h.	Pensions

The company operates a defined contribution pension scheme. Contributions payable for the year are charged in the statement of income and retained earnings.

i.	Cash and cash equivalents

Cash and cash equivalents consist of cash at bank and in hand.

j.	Foreign currency transactions

Accounting principles generally require that recognised revenue, expenses, gains and losses be included in net income. Certain statements however require entities to report specific changes in assets and liabilities, such as a gain or loss on a foreign currency translation, as a separate component of the equity section of the balance sheet. Such items, along with net income, are components of comprehensive income. Cumulative translation adjustments were insignificant in both the year and preceding year.

2.	SECURED CREDITORS

The amounts owed under hire purchase contracts totalling £111,833 (2003 - £61,698) are secured on the assets acquired.

CQ SYSTEMS LIMITED

NOTES TO FINANCIAL STATEMENTS - Continued

3.	CORPORATION TAX

Provision is made for United Kingdom corporation tax payable on the group’s taxable net income. This is provided for at the rate of tax prevailing at that time. The current standard corporation tax rate in the United Kingdom is 30%. Deferred tax is provided using the standard rate.

The UK corporation and deferred tax charge is stated below:-

	9 months to Dec 31 2004 £	9 months to Dec 31 2003 £

Corporation tax	10,080	82,833
	10,080	82,833

4.	COMMITMENTS

The group is committed to making operating lease payments of £82,500 in the forthcoming year.

5.	SHAREHOLDERS EQUITY

	Dec 31 2004 £	Dec 31 2004 £

Net income for year	42,973	381,047
Dividends	(138,749)	(105,714)
Net profit (loss) to shareholders equity	(95,776)	275,333
Opening Shareholders equity	400,686	227,997
Closing Shareholders equity	304,910	503,330

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers

We are required by our Bylaws and Certificate of Incorporation to indemnify, to the fullest extent permitted by law, each person that we are permitted to indemnify. Our Bylaws it to indemnify such parties to the fullest extent permitted by Nevada law.

Nevada corporation law permits us to indemnify our directors, officers, employees, or agents against expenses, including attorneys fees, judgments, fines and amounts paid in settlements actually and reasonably incurred in relation to any action, suit, or proceeding brought by third parties because they are or were directors, officers, employees, or agents of the corporation. In order to be eligible for such indemnification, however, our directors, officers, employees, or agents must have acted in good faith and in a manner they reasonably believed to be in, or not opposed to, our best interests. In addition, with respect to any criminal action or proceeding, the officer, director, employee, or agent must have had no reason to believe that the conduct in question was unlawful.

In derivative actions, we may only indemnify our officers, directors, employees, and agents against expenses actually and reasonably incurred in connection with the defense or settlement of a suit, and only if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, our best interests. Indemnification is not permitted in the event that the director, officer, employee, or agent is actually adjudged liable to the corporation unless, and only to the extent that, the court in which the action was brought so determines.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our controlling directors, officers, or persons pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Expenses of Issuance and Distribution

The following is an estimate of the expenses that we expect to incur in connection with this registration. We will pay all of these expenses, and the selling stockholders will not pay any of them.

SEC Registration fee	$444.60
Printing and engraving expenses	$300.00*
Legal fees and expenses	$1,500.00*
Accounting fees and expenses	$0.00*
Miscellaneous	$0.00*
Total	$2,244.60*

* Estimate, and subject to future contingencies.

Recent Sale of Unregistered Securities

In May 2003, Peter J. Jegou was granted warrants to acquire 20,000 shares of common stock of NetSol Technologies at the price of $1.75 per share until May 31, 2004 and warrants to acquire 20,000 shares of common stock at the exercise price of $3.75 per share until May 31, 2004. These warrants were granted to Mr. Jegou as compensation as compensation under the terms of a consulting agreement with NetSol. Mr. Jegou also holds 19,485 shares of common stock, which he acquired, in the July private placement of NetSol stock. NetSol relied on an exemption available under Regulation D of the Securities Act in providing him with these shares and warrants.

In August 2003 Mr. Hugh Duddy was issued options to acquire 160,000 shares of NetSol Technologies, Inc. stock through as compensation for consulting services provided by Mr. Duddy. Mr. Duddy’s options entitle him to acquire up to 40,000 shares of common stock at the exercise price of $1.00 per share; 40,000 shares of common stock at the exercise price of $2.50 per share; 40,000 shares at the exercise price of $3.75 per share; and 40,000 shares at the exercise price of $5.00 per share. Each option may be exercised from the date of grant until November 14, 2007 or as otherwise limited by NetSol’s nonstatutory stock option plan.

In February 2003, DCD Holdings Ltd., a UK investment company, signed an agreement to acquire 1,350,000 Rule 144 restricted shares of NetSol Technologies, Inc., in a private placement. The agreement also includes warrants for underlying shares of restricted Rule 144 stock totaling 2,750,000 with an average price of $0.625. NetSol immediately received approximately $260,000. The shares were issued in reliance on an exemption from registration available under Regulation S of the Securities Act of 1933.

In an offering closing prior to the reverse stock split in August 2003, we sold 809,999, post-reverse split, shares of restricted common stock to 12 accredited investors for total consideration of $1,215,000 in reliance on an exemption from registration available under Rule 506 of Regulation D of the Securities Act of 1933, as amended. This offering originally provided units consisting of shares of common stock and warrants to acquire common stock but was amended to adjust the number of shares consistent with NASDAQ compliance requirements. As part of the placement agent agreement with Maxim Group LLC, we issued warrants to purchase 81,000 shares of common stock to Maxim Partners, nominee of Maxim Group LLC.

On August 20, 2003, we entered into a loan agreement with an accredited non-U.S. investor. Under the terms of the loan, we borrowed $500,000 from the investor. The note has an interest rate of 8% per annum. The note is due on a date that is one hundred (120) days from the issuance date. In the event of default by us only, the note is convertible into shares of common stock at $1.75 per share, and 100,000 warrants at the exercise price of $3.25 which expire one year from the conversion date, and 100,000 warrants at an exercise price of $5.00 per share which expire two years from the conversion date. On the due date of the note, the note holder agreed to extend the term and compromise the debt with stock rather than a cash payment and the warrants were cancelled. The note was issued in reliance on an exemption available from registration under Regulation S of the Securities Act of 1933, as amended.

On October 14, 2003, we announced the execution of an agreement to acquire Pearl Treasury System Ltd, a United Kingdom company. This acquisition requires us to issue up to 60,000 shares of common stock to the shareholders of Pearl Treasury System, Ltd. The shares used to acquire this asset were issued in reliance on an exemption available from registration under Regulation S of the Securities Act of 1933, as amended.

On December 16, 2003, we issued 34,843 shares, valued at $100,000, to ACB, Ltd., formerly Arab Commerce Bank, as part of a settlement of an action instituted by ACB Ltd. against NetSol. The shares were issued in reliance on an exemption available from registration under Regulation S of the Securities Act of 1933, as amended.

On December 17, 2003, NetSol entered into a loan agreement with an accredited non-U.S. investor, Noon Group. Under the terms of the loan, NetSol borrowed $100,000 from the investor. The note has an interest rate of 6% per annum. The note is due on a date that is six months from the issuance date. In the event of default by NetSol only, the note is convertible into shares of common stock at $1.95 per share, and 51,282 warrants at the exercise price of $3.25 per share which expire one year from the conversion date. The note was issued in reliance on an exemption available from registration under Regulation S of the Securities Act of 1933, as amended. While the note was not automatically convertible except in the case of a default, the company elected, prior to default and, with the agreement of the note holder, to compromise the debt with stock rather than a cash payment. On March 24, 2004, the loan was converted into 51,282 shares of NetSol’s common stock.

On December 24, 2003, NetSol entered into a loan agreement with an accredited non-U.S. investor, Akhtar Group. Under the terms of the loan, NetSol borrowed $250,000 from the investor. The note has an interest rate of 6% per annum. The note is due on a date that is one hundred and twenty (120) days from the issuance date. In the event of default by NetSol only, the note is convertible into shares of common stock at $1.85 per share, and 135,135 warrants at the exercise price of $3.00 per share which expire six months from the conversion date. The note was issued in reliance on an exemption available from registration under Regulation S of the Securities Act of 1933, as amended. While the note was not automatically convertible except in the case of a default, the company elected, prior to default and, with the agreement of the note holder, to compromise the debt with stock rather than a cash payment. In addition, the detachable warrants were cancelled at this time. Effective March 8, 2004, the loan was converted into 135,135 shares of NetSol’s common stock.

On February 6, 2004, NetSol issued an additional 10,352 shares valued at $35,135 for interest to ACB (formerly Arab Commerce Bank) pursuant to the terms of the legal settlement dated November 3, 2003. These shares were issued as part of the settlement agreement with Arab Commerce Bank and NetSol and were issued in reliance on an exemption available from registration under Regulation S of the Securities Act of 1933, as amended.

On March 26, 2004, NetSol issued debentures to 23 accredited investors in a principal amount of one million two hundred thousand dollars ($1,200,000). The debentures mature two years from the date of the debenture, or March 26, 2006 and bear interest at the rate of 10% per annum payable in common stock or cash at NetSol’s option, on a quarterly basis. Pursuant to the terms of a supplement between NetSol and the debenture holders, the conversion rate was set at one share for each $1.86 of principal. As part of that amendment, each debenture holder is entitled to receive, only at conversion, warrants to purchase up to 50% of the shares issuable to the debenture holders at conversion at the exercise price of $3.30 per share. These warrants expire in June 2009. These debentures and warrants were issued in reliance on an exemption from registration available under Regulation D of the Securities Act of 1933, as amended.

On May 20, 2004, NetSol issued 386,362 shares of common stock and warrants to acquire up to 193,182 shares of common stock at the exercise price of $3.30 per share to 9 accredited investors. These shares and warrants were issued in reliance on an exemption from registration available under Regulation D of the Securities Act of 1933, as amended.

In June 2004, NetSol issued a total of 45,000 shares of common stock, valued at $39,240, to its directors as compensation for board service completed in January 2004. These shares were issued in reliance on an exemption from registration available under Regulation D and S of the Securities Act of 1933, as amended.

During the fiscal year ended June 30, 2004 and 2003, employees exercised options to acquire 1,067,309 and 954,983 shares of common stock in exchange for a total exercise price of $1,370,551 and $850,816, respectively.

Certain sales milestones were achieved for the NetSol Altvia subsidiary during the current year. NetSol issued 100,000 shares to Altvia as agreed in the acquisition agreement. These shares were issued in reliance on an exemption available under Regulation D of the Securities Act of 1933, as amended.

During the year, a total of 123,350 shares of NetSol’s common stock, valued at $209,200, were issued to three investors as reimbursement for debts of NetSol paid by the investors. These shares were issued in reliance on an exemption available under Regulation S of the Securities Act of 1933, as amended.

In August 2004, the Company issued 50,000 shares valued at $55,960 to Westrock Advisors for consulting services. These shares were issued in reliance on an exemption from registration available under Regulation D of the Securities Act of 1933, as amended.

In August and September 2004, three holders of $150,000 in convertible debentures converted their notes into 80,645 shares of the Company’s common stock.

In December 2004, 16 holders of $900,000 in convertible debentures converted their notes into 483,873 shares of the Company’s common stock.

In the quarter ended December 31, 2004, the Company sold 1,250,000 shares of common stock to 4 accredited non-U.S. investors. These shares were issued in reliance on an exemption from registration available under Regulation S of the Securities Act of 1933, as amended.

In the quarter ended March 31, 2005, 681,965 shares of the Company’s common stock valued at $1,676,795 was issued to ten individual United Kingdom based shareholders to acquire CQ Systems, a UK company. The shares were issued to the former CQ shareholders in reliance on an exemption from registration pursuant to Regulation S of the Securities Act of 1933, as amended.

During the quarter ended March 31, 2005, the Company issued 20,162 shares of its common stock for the exercise of warrants valued at $40,324. Such warrants were acquired as part of a private placement conducted in May 2004.

Exhibits and Financial Statement Schedules

(a)	Exhibits

3.1
Articles of Incorporation of Mirage Holdings, Inc., a Nevada corporation, dated March 18, 1997, incorporated by reference as Exhibit 3.1 to NetSol’s Registration Statement No. 333-28861 filed on Form SB-2 filed June 10. 1997

3.2
Amendment to Articles of Incorporation dated May 21, 1999, incorporated by reference as Exhibit 3.2 to NetSol’s Annual Report for the fiscal year ended June 30, 1999 on Form 10K-SB filed September 28, 1999.

3.3
Amendment to the Articles of Incorporation of NetSol International, Inc. dated March 20, 2002 incorporated by reference as Exhibit 3.3 to NetSol’s Annual Report on Form 10-KSB/A filed on February 2, 2001.

3.4	Amendment to the Articles of Incorporation of NetSol Technologies, Inc. dated August 20, 2003 incorporated by reference as Exhibit A to NetSol’s Definitive Proxy Statement filed June 27, 2003.

3.5	Amendment to the Articles of Incorporation of NetSol Technologies, Inc. dated March 14, 2005 incorporated by reference as Exhibit 3 to NetSol’s Interim Report on Form 10-QSB filed on May 10, 2005.

3.6
Bylaws of Mirage Holdings, Inc., as amended and restated as of November 28, 2000 incorporated by reference as Exhibit 3.3 to NetSol’s Annual Report for the fiscal year ending in June 30, 2000 on Form 10K-SB/A filed on February 2, 2001.

3.7	Amendment to the Bylaws of NetSol Technologies, Inc. dated February 16, 2002 incorporated by reference as Exhibit 3.5 to NetSol’s Registration Statement filed on Form S-8 filed on March 27, 2002.

4.1	Form of Common Stock Certificate.(1)

4.2	Form of Warrant.(1)

5.1	Opinion of Malea Farsai, counsel to NetSol, as to the legality of the securities being registered.(*)

10.1	Lease Agreement for Calabasas executive offices dated December 3, 2003 incorporated by reference as Exhibit 99.1 to NetSol’s Current Report filed on Form 8-K filed on December 24, 2003.

10.2	Company Stock Option Plan dated May 18, 1999 incorporated by reference as Exhibit 10.2 to the Company’s Annual Report for the Fiscal Year Ended June 30, 1999 on Form 10K-SB filed September 28, 1999.

10.3	Company Stock Option Plan dated April 1, 1997 incorporated by reference as Exhibit 10.5 to NetSol’s Registration Statement No. 333-28861 on Form SB-2 filed June 10, 1997.

10.4	Company 2003 Incentive and Nonstatutory incorporated by reference as Exhibit 99.1 to NetSol’s Definitive Proxy Statement filed February 6, 2004.

10.5
Employment Agreement, dated January 1, 2004, by and between NetSol Technologies, Inc. and Naeem Ghauri incorporated by reference as Exhibit 10.1 to NetSol’s Quarterly Report for the Quarter ended March 31, 2004 on Form 10Q-SB filed on May 12, 2004.

10.6
Employment Agreement, dated January 1, 2004, by and between NetSol Technologies, Inc. and Najeeb Ghauri incorporated by reference as Exhibit 10.2 to NetSol’s Quarterly Report for the Quarter ended March 31, 2004 on Form 10Q-SB filed on May 12, 2004.

10.7
Employment Agreement, dated January 1, 2004, by and between NetSol Technologies, Inc. and Salim Ghauri incorporated by reference as Exhibit 10.3 to NetSol’s Quarterly Report for the Quarter ended March 31, 2004 on Form 10Q-SB filed on May 12, 2004.

10.8	Company 2001 Stock Options Plan dated March 27, 2002 incorporated by reference as Exhibit 5.1 to NetSol’s Registration Statement on Form S-8 filed on March 27, 2002.

10.9
Consulting Contract, dated September 1, 1999 by and between Irfan Mustafa and NetSol International, Inc. incorporated by reference as Exhibit 10.10 to NetSol’s Annual Report for the Fiscal Year Ended June 30, 2000 on Form 10K-SB filed on October 15, 2000.

10.10
Sublease Agreement between RPMC, Inc. and NetSol Technologies, Inc. dated September 20, 2002 incorporated by reference as Exhibit 10.11 to NetSol’s Annual Report for the Fiscal Year Ended June 30, 2002 on Form 10K-SB filed on October 15, 2002.

10.11	Lease Agreement between Century National Insurance Company and NetSol Technologies, Inc. dated December 15, 2003 incorporated by reference as Exhibit 99.1 to Form 8-K filed on December 24, 2003.

10.12	Lease Agreement between Butera properties V, LLC and NetSol USA, Inc. dated June 2004(1)

10.13	Frame Agreement by and between DaimlerChrysler Services AG and NetSol Technologies dated June 4, 2004(1)

10.14	Promissory Notes executed by Najeeb Ghauri in favor of NetSol Technologies, Inc.(1)

10.15	Promissory Notes executed by Naeem Ghauri in favor of NetSol Technologies, Inc.(1)

10.16	Promissory Notes executed by Salim Ghauri in favor of NetSol Technologies, Inc.(1)

21.1	A list of all subsidiaries of NetSol (1)

23.1	Consent of Kabani & Company (*)

23.2	Consent of CMB Partnership (*)

23.3	Consent of Saeed Kamran Patel (*)

*	Filed Herewith
(1)	Previously filed

Undertakings

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

       (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.

       (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

       (iii) To include any additional or changed material information on the plan of distribution.

(2) For purposes of determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) To file a post-effective amendment to remove from registration any of the securities that remains unsold at the end of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Calabasas, State of California on May 27, 2005.

NETSOL TECHNOLOGIES, INC.

By:	/s/ Naeem Ghauri

Naeem Ghauri, Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Naeem Ghauri, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and on his behalf to sign, execute and file this registration statement and any or all amendments (including, without limitation, post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and any and all documents required to be filed with respect therewith, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Name and Signature	Title	Date

/s/ Naeem Ghauri	Director and Chief Executive Officer	May 27, 2005
Naeem Ghauri

/s/ Najeeb U. Ghauri	Director, Chairman, and Chief Financial Officer	May 27, 2005
Najeeb U. Ghauri

/s/ Derek Soper	Director	May 27, 2005
Derek Soper

/s/ Salim Ghauri	Director and President	May 27, 2005
Salim Ghauri

/s/ James Moody	Director	May 27, 2005
James Moody

/s/ Eugen Beckert	Director	May 27, 2005
Eugen Beckert

/s/ Shahid Javed Burki	Director	May 27, 2005
Shahid Javed Burki